UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
GENESEE & WYOMING INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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GENESEE & WYOMING INC.
April 9, 2018
Dear Fellow Stockholder:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Genesee & Wyoming Inc. to be held at 10:00 a.m., Eastern Daylight Time, on Wednesday, May 23, 2018 at the Sheraton Stamford Hotel, 700 East Main Street, Stamford, Connecticut 06901. The notice and proxy statement for the annual meeting are attached to this letter and describe the business to be conducted at the annual meeting.
At this year’s annual meeting, there are numerous matters under consideration. We encourage you to carefully review the proxy materials and to vote:
•FOR the election of the three directors listed in the proxy statement;
•FOR the approval of the adoption of the Fourth Amended and Restated 2004 Omnibus Incentive Plan;
•FOR the approval of a non-binding, advisory vote on the compensation paid to our named executive officers; and

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for our fiscal year ending December 31, 2018.
As explained in more detail in the proxy statement, our Board of Directors makes no recommendation with respect to voting on the non-binding stockholder proposal on greenhouse gas emissions. At the Annual Meeting, there will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.
In accordance with the rules of the Securities and Exchange Commission, we sent a Notice of Internet Availability of Proxy Materials on or about April 9, 2018 to our stockholders of record as of the close of business on March 29, 2018. We also provided access to our proxy materials over the Internet beginning on that date. If you received a Notice of Internet Availability of Proxy Materials by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included on page 5 of this proxy statement or in the Notice of Internet Availability of Proxy Materials.
To have your vote recorded, you should vote over the Internet or by telephone. In addition, if you have requested or received a paper copy of the proxy materials, you may vote by signing, dating and returning the proxy card sent to you in the envelope accompanying the proxy materials sent to you. We encourage you to vote by any of these methods even if you currently plan to attend the annual meeting. If you decide to attend, you can still vote your shares in person if you wish.
On behalf of the Board of Directors, I thank you for your cooperation and look forward to seeing you on May 23, 2018.

Very truly yours,

Allison M. Fergus
General Counsel and Secretary

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS OF GENESEE & WYOMING INC.
DATE AND TIME:	Wednesday, May 23, 2018 at 10:00 a.m., Eastern Daylight Time

PLACE:	Sheraton Stamford Hotel 700 E. Main Street Stamford, CT 06901

ITEMS OF BUSINESS:	The following matters of business are described in the accompanying proxy statement (the “Proxy Statement”):

1) Election of the three directors listed in the Proxy Statement;

2) Approval of the adoption of the Fourth Amended and Restated 2004 Omnibus Incentive Plan;

3) A non-binding, advisory vote on the compensation paid to our named executive officers as described in this proxy statement;

4) Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018;

5) A stockholder proposal seeking the adoption of time-bound, quantitative, company-wide goals for reducing greenhouse gas emissions; and

6) Such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a stockholder of record at the close of business on Thursday, March 29, 2018 (the “Record Date”).

INTERNET AVAILABILITY:
A Notice of Internet Availability of Proxy Materials (the “Notice”) was sent on or about April 9, 2018 to our stockholders of record. We also provided Internet access to our proxy materials beginning on that date. If you received the Notice by mail and did not receive, but would like to receive, a printed copy of our proxy materials, you should follow the instructions for requesting such materials included on page 5 of the Proxy Statement or in the Notice.

VOTING:
We urge you to participate in the annual meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Your vote is important and we urge you to vote.

2017 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 accompanies the Proxy Statement.

DISTRIBUTION:
This Notice of Annual Meeting of Stockholders and Proxy Statement, along with our Annual Report to stockholders, which includes our Form 10-K for our fiscal year ended December 31, 2017, and our related audited financial statements, are first being distributed or made available to stockholders, as the case may be, on or about April 9, 2018.

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus
April 9, 2018	General Counsel and Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 23, 2018. The following proxy materials are available for you to view online at www.proxyvote.com: (1) this proxy statement (including all attachments, if any); (2) our annual report for the year ended December 31, 2017 (which is not deemed to be part of the official proxy soliciting materials); and (3) any amendments to the foregoing materials that are required to be furnished to stockholders. In addition, if you have not received a copy of our proxy materials and would like one, you may download an electronic copy of our proxy materials or request a paper copy at www.proxyvote.com. You will also have the opportunity to request paper or email copies of our proxy materials for all future meetings.

GENESEE & WYOMING INC.
Principal Executive Offices:
20 West Avenue
Darien, Connecticut 06820
PROXY STATEMENT
Our Board of Directors, or the Board, is soliciting proxies to be voted at our annual meeting of stockholders to be held at the Sheraton Stamford Hotel, 700 East Main Street, Stamford, Connecticut 06901, on May 23, 2018, at 10:00 a.m., Eastern Daylight Time, or at any adjournments or postponements of the annual meeting.

QUESTIONS AND ANSWERS
ABOUT THE 2018 ANNUAL MEETING AND VOTING

WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?
We have made this proxy statement and our annual report for the fiscal year ended December 31, 2017 (the “Annual Report” and, collectively with this proxy statement, the “Proxy Materials”) available to you on the Internet or, upon your request, have delivered printed versions of these materials and the proxy card to you by mail in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at our annual meeting of stockholders. Directors, officers and other Company employees may also solicit proxies by telephone or otherwise. We will bear the cost of this solicitation.

Our Board has fixed the close of business on March 29, 2018 as the record date (“Record Date”) for our annual meeting. Only stockholders as of the Record Date are entitled to notice of and to vote at our annual meeting or at any adjournments or postponements thereof, in person or by proxy. The Proxy Materials are being made available to you because you owned shares of our common stock as of the close of business on the Record Date. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed voting decision.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide stockholders access to our Proxy Materials over the Internet. We believe that this e-proxy process will expedite our stockholders’ receipt of Proxy Materials, reduce the environmental impact of our annual meeting and lower the costs of printing and distributing our Proxy Materials. Accordingly, we expect to send a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 9, 2018 to stockholders entitled to vote at the annual meeting. If you receive the Notice by mail, you will not receive a printed copy of the Proxy Materials unless you specifically request a printed copy.
All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice, to download printable versions of the Proxy Materials from this website or to request and receive a printed copy of the Proxy Materials from us. Instructions on how to access the Proxy Materials over the Internet or to request a printed copy from us may be found in the Notice. If you receive paper copies of the Proxy Materials, a proxy card will also be enclosed.

WHAT WILL I BE VOTING ON?

•	The election of the three directors listed herein (see page 6);

•	The approval of the adoption of the Fourth Amended and Restated 2004 Omnibus Incentive Plan (see page 59);

•	A non-binding, advisory vote on the compensation paid to our named executive officers as described in this Proxy Statement (see page 68);

•	The ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for our fiscal year ending December 31, 2018 (see page 70);

•	A stockholder proposal seeking the adoption of time-bound, quantitative, company-wide goals for reducing greenhouse gas emissions (see page 71); and

•	Such other business as may properly come before our annual meeting or any adjournments or postponements of the meeting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
The holders of a majority of the voting power of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and Class B Common

Stock, par value $0.01 per share (“Class B Common Stock”) issued and outstanding, must be present in person or by proxy to hold our annual meeting.

HOW MANY SHARES ARE ENTITLED TO VOTE?
As of the close of business on March 29, 2018, there were 61,229,743 shares of our Class A Common Stock outstanding and entitled to vote and 701,138 shares of our Class B Common Stock outstanding and entitled to vote.

HOW MANY VOTES DO I HAVE?
If you are a holder of our Class A Common Stock, then you are entitled to one vote per share of Class A Common Stock that you held as of the close of business on March 29, 2018. If you are a holder of our Class B Common Stock, then you are entitled to ten votes per share of Class B Common Stock that you held as of the close of business on March 29, 2018. All matters expected to be voted on at our annual meeting will be voted on by the holders of our Class A Common Stock and Class B Common Stock, voting together as a single class.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?
Our Board recommends that you vote your shares:

•	“FOR” each of the three director nominees to the Board set forth in this proxy statement;

•	“FOR” the approval of the adoption of the Fourth Amended and Restated 2004 Omnibus Incentive Plan;

•	“FOR” the approval, in a non-binding, advisory vote, of the compensation paid to our named executive officers as described in this Proxy Statement; and

•	“FOR” the ratification of the selection of PwC as our independent registered public accounting firm for 2018;
Our Board makes no voting recommendation with respect to the stockholder proposal on greenhouse gas emissions, as described in more detail on page 71.
If you are a registered holder and you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendations set forth above. With respect to the stockholder proposal, if no instructions are provided, proxies which are signed and returned will be voted as abstentions.

HOW DO I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING AND WHAT IS THE VOTING DEADLINE?
By Internet: You may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 16-digit Control Number included on your Notice or your proxy card in order to vote by Internet.
By Telephone: You may submit your proxy by dialing (800) 690-6903. You will need the 16-digit Control Number included on your Notice or your proxy card in order to vote by telephone.
By Mail: If you have not already received a proxy card, you may request a hard copy of your Proxy Materials from us by following the instructions on your Notice. When you receive the proxy card, mark your selection on the proxy card, date and sign your name exactly as it appears on your proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. Mail the proxy card in the postage-paid envelope that will be provided to you.

If you hold your shares in “street name,” you may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail, as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.
Internet and telephone voting will close at 11:59 p.m. (Eastern Daylight Time) on May 22, 2018 for the voting of shares held by stockholders of record or held in “street name” and will close at 11:59 p.m. (Eastern Daylight Time) on May 21, 2018 for the voting of shares held by participants in our employee stock purchase plan.
Mailed proxy cards representing shares held by stockholders of record or held in “street name” must be received no later than May 22, 2018. Mailed proxy cards representing shares held by participants in our employee stock purchase plan must be received no later than May 21, 2018.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND IN “STREET NAME” AS A BENEFICIAL OWNER?
If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the “stockholder of record.” We have sent the Notice or, if requested, the Proxy Materials directly to you. If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The

Notice, or Proxy Materials, if you elected to receive a hard copy, have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting.

HOW DO I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
First, as described below, you must satisfy the requirements to attend the annual meeting. Then, if you are a stockholder of record, you must bring proof of identification along with your Notice or proof of ownership. If you hold shares in “street name,” you may vote them at the annual meeting only if you obtain a signed proxy from the record holder (the broker or other nominee) giving you the right to vote the shares. Shares held through our employee stock purchase plan cannot be voted in person at the annual meeting. Even if you plan to attend the annual meeting, we encourage you to vote in advance by Internet or telephone or by proxy card, if you elected to receive a hard copy of your Proxy Materials, so that your vote will be counted, even if you later decide not to attend the annual meeting.

WHAT DO I NEED TO DO IF I WANT TO ATTEND THE ANNUAL MEETING?
You do not need to make a reservation to attend the annual meeting. However, you will need to demonstrate that you were a stockholder on the Record Date to be admitted to the meeting. If your shares are held in the name of your bank, broker or through our employee stock purchase plan or other holder of record, you will need to bring evidence of your beneficial stock ownership. If you do not have proof that you owned our stock as of the Record Date, you may not be admitted to the meeting. Attendance at the annual meeting is limited to our stockholders of record, participants of our employee stock purchase plan and beneficial owners, in each case as of the Record Date, members of their immediate families or their named representatives, as well as other invitees of the Company. We reserve the right to limit the number of representatives and immediate family members who may attend the meeting. Directions to the meeting are set forth on our website at www.gwrr.com/annualmeeting.

CAN I CHANGE OR REVOKE MY VOTE?
Yes. If you are a stockholder of record or a participant in our employee stock purchase plan, you may revoke your proxy or change your vote at any time before your proxy is voted. The last vote cast is what counts. To revoke your proxy or change a vote previously submitted over the Internet, by telephone or by mail, you may simply vote again at a later time using any of the procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. If your shares are held in “street name,” please refer to the information forwarded to you by your bank, broker or other holder of record for procedures on revoking or changing your proxy vote. Please keep in mind the voting deadlines for your vote to count, which are presented on page 2.

HOW MANY VOTES ARE REQUIRED FOR THE PROPOSALS TO PASS?
Directors are elected by a plurality vote, which means that the three director nominees with the greatest number of affirmative votes cast, even if less than a majority, will be elected.
Under our by-laws, the proposal to adopt the Fourth Amended and Restated 2004 Omnibus Incentive Plan, the non-binding, advisory votes on the compensation paid to our named executive officers, the stockholder proposal on greenhouse gas emissions and the proposal to ratify the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018, each require the affirmative vote of a majority of the voting power of the shares of our common
stock present in person or represented by proxy and entitled to vote on the matter.
It is important to note that (i) the vote on the compensation paid to our named executive officers, (ii) the proposal to ratify the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, and (iii) the stockholder proposal on greenhouse gas emissions, are non-binding and advisory. Therefore, the Company and/or the Board may determine to act in a manner inconsistent with the outcome of such proposals.

WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?
Stockholders should specify their choice for each matter described in the Notice, or the proxy card, as the case may be. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of each of the director nominees listed herein, FOR the approval of the adoption of the Fourth Amended and Restated 2004 Omnibus Incentive Plan, FOR the advisory vote on the compensation paid to our named executive officers, FOR the proposal to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending December 31, 2018, ABSTAIN for the stockholder proposal on greenhouse gas emissions and in accordance with the discretion of the holders of the proxy with respect to all other matters that properly come before our annual meeting or any adjournment or postponement thereof.

HOW ARE VOTES COUNTED?
With respect to the election of directors, you may vote “FOR” all nominees for the Board, or you may “WITHHOLD” authority to vote for one or more nominees. A “WITHHOLD” vote will have the same effect as an abstention. Neither a “WITHHOLD” vote nor a broker non-vote will affect the outcome of the election because directors are elected by plurality voting, but each such vote will be counted for purposes of determining if a quorum is present at the annual meeting.
With respect to (i) the proposal to adopt the Fourth Amended and Restated 2004 Omnibus Incentive Plan, (ii) the non-binding advisory vote on the compensation paid to our named executive officers, and (iii) the stockholder proposal on greenhouse gas emissions, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Under our by-laws and the rules of the New York Stock Exchange (the “NYSE”), abstentions will count as an “AGAINST” vote and will count as shares present for determining if a quorum is present at the annual meeting. Broker non-votes on the aforementioned matters will have no effect in determining whether the proposals are approved because the shares subject to the “broker non-vote” will not be deemed entitled to vote on these matters or be deemed a vote cast, but will be counted solely for purposes of determining if a quorum is present at the annual meeting because brokers do not have discretion to vote on these matters.
With respect to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will count as an “AGAINST” vote and will count as shares present for determining if a quorum is present at the annual meeting. There are no broker non-votes for auditor ratification because brokers have discretion to vote on the ratification of the selection of the Company’s independent registered public accounting firm.

WHAT IF I DON’T VOTE MY SHARES BY PROXY AND DON’T ATTEND THE COMPANY’S ANNUAL MEETING?
If you are a “stockholder of record” (that is, your shares are registered in your own name with our transfer agent) or a participant in our employee stock purchase plan and you do not vote your shares, your shares will not be voted. If you are a “beneficial owner” of shares held in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, under the New York Stock Exchange (“NYSE”) rules, your bank, broker or other holder of record will be unable to exercise discretionary authority for you with regard to the election of director nominees listed herein, the proposal to adopt the Fourth Amended and Restated 2004 Omnibus Incentive Plan,

the non-binding, advisory vote on the compensation paid to our named executive officers and the consideration of the stockholder proposal on greenhouse gas emissions.
However, if you are a “beneficial owner” of shares held in “street name,” and you do not give your bank, broker or other holder of record specific voting instructions for your shares, your bank, broker or other holder of record will be able to exercise discretionary authority for you with regard to the ratification of the selection of PwC as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2018.

WILL ANYONE CONTACT ME REGARDING THIS VOTE?
No arrangements or contracts have been made with any proxy solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

WILL THE ANNUAL MEETING BE WEBCAST?
Our annual meeting will not be webcast.

HOW CAN I ACCESS ELECTRONICALLY OR RECEIVE A COPY OF THE COMPANY’S PROXY MATERIALS, INCLUDING THE ANNUAL REPORT?
This proxy statement, the proxy card and the Company’s Annual Report are being made available to the Company’s stockholders on the Internet at www.proxyvote.com through the notice and access process. The Annual Report includes our audited financial statements for our fiscal year ended December 31, 2017, along with other financial information about our Company, which we urge you to read carefully.
All stockholders will have the ability to access the Proxy Materials on the website referred to in the Notice of Internet Availability and to download printable versions of the Proxy Materials through this website or to request and receive a printed set of the Proxy Materials from us. If you own your shares of common stock of the Company in your name or participate in our employee stock purchase plan and wish to receive printed copies or stop receiving printed copies from us, you can make such a request by telephone at (800) 579-1639, by e-mail to sendmaterial@proxyvote.com or through the Internet at www.proxyvote.com. You will need your 16-digit Control Number located on your Notice to make such a request. If you hold your shares of common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to request printed copies of future Proxy Materials. Your choice will remain in effect unless you change your election. You will be provided with the opportunity to receive hard copies of the Proxy Materials in future mailings.

PROPOSAL ONE:
ELECTION OF DIRECTORS
Our by-laws allow us to set the size of our Board to be between three and 15 directors. Since the April 3, 2018 appointment of Mr. Bruce Carter and Ms. Cynthia Hostetler, there are 12 directors on our Board. Messrs. Allert and Norkus will not be standing for re-election at our 2018 annual meeting.
Our Restated Certificate of Incorporation provides for a classified Board, consisting of three classes of directors, with each class serving staggered three-year terms. As a result, only a portion of our Board is elected each year. The three directors identified below, Ms. Reese, Mr. Carter and Ms. Hostetler, are to be elected by our stockholders for a three-year term expiring in 2021 or, in each case, until their respective successors are duly elected and qualified.
The following information describes the offices held and other directorships of each nominee. The particular experiences, qualifications, attributes or skills of each nominee that the Governance Committee believes will advance the Company’s goals are included in the individual biographies below. The Governance Committee and the Board believe that each of the nominees for election at the 2018 annual meeting possesses a strong and unique set of attributes. The Governance Committee and the Board believe that as a group, these nominees provide the Board with an optimal balance of experience, leadership, competencies, qualifications and skills.
Beneficial ownership of equity securities of the nominees is described in “Security Ownership of Certain Beneficial Owners and Management” on page 56.
Our Board unanimously recommends that stockholders vote FOR the election of each of Ann N. Reese, Bruce J. Carter and Cynthia L. Hostetler
Proposed For Election as Director for a Three-Year Term Expiring in 2021

Name and Age on March 29, 2018	Principal Occupation, Business Experience and Other Directorships

ANN N. REESE Age 65 Director since 2012
Principal Occupation: Co-Executive Director and Co-Founder of the Center for Adoption Policy since 2001

Business Experience: Principal, Clayton, Dubilier & Rice from 1999 to 2000; Executive Vice President and Chief Financial Officer of ITT Corporation from 1995 to 1998; Treasurer of ITT Corporation from 1992 to 1995

Other Directorships: Depository Trust & Clearance Corporation - Audit Committee Member and Risk Committee Member

Xerox Corporation - Chairman of the Finance Committee and Corporate Governance Committee Member, and Audit Committee Member

Sears Holdings Corporation - Chairman of the Audit Committee and Compensation Committee Member

Committees: Ms. Reese currently serves as the Chairman of our Audit Committee and as a member of the Governance Committee of our Board.

In connection with her nomination to the Board, the Board recognized Ms. Reese’s extensive executive experience in corporate finance and financial reporting, as well as her knowledge, perspective and corporate governance expertise. The Board also considered that her expertise in financial and accounting matters, her prior experience as the chief financial officer and treasurer of a large public company and her service on other public company boards and committees would significantly benefit the Company. In addition, the Board also noted Ms. Reese’s significant involvement with the University of Pennsylvania as a Trustee as another means to enrich the diverse perspectives of the Board.

Name and Age on March 29, 2018	Principal Occupation, Business Experience and Other Directorships

BRUCE J. CARTER Age 59 Director since 2018
 Principal Occupation: Professional director of public and private companies in Australia, including as a member of the board of our Australian subsidiary, Genesee & Wyoming Australia Pty Ltd, since 2011

Business Experience: Founding Managing Partner of Ferrier Hodgson, Adelaide from 1992 to 2012. Partner of Ernst & Young, Adelaide from 1988 to 1992

Other Directorships: Australia Submarine Corporation and ASC Shipbuilding - Chairman of the Board of Directors

Bank of Queensland Ltd. - Chairman of Risk Committee and member of Audit Committee and Investment Committee

SkyCity Entertainment Group Limited - Deputy Chairman and Chairman of the Audit & Risk Committee and Chair of the Due Diligence Committee for capital raisings

Aventus Capital Limited - Chairman of the Board of Directors

Committees: Mr. Carter does not currently serve on any of the Committees of our Board.

In connection with his nomination to the Board, the Board considered that Mr. Carter has extensive public company board experience in Australia and has served as a government adviser for projects of industrial significance to the economies of Australia, South Australia and the Northern Territory. Mr. Carter also provided numerous contributions to the Company’s business as a director of our Australian subsidiary, Genesee & Wyoming Australia Pty Ltd since 2011, and has acted as an observer to the governing body of GW Australia Holdings, LP since the acquisition of Glencore Rail. Further, Mr. Carter’s experience as a chartered public accountant is also beneficial to the Board in its oversight of accounting matters.

CYNTHIA L. HOSTETLER Age 55 Director since 2018
 Principal Occupation: Professional director of public companies and investment funds in the United States

Business Experience: Head of Private Equity and Vice President of Investment Funds of Overseas Private Investment Corporation (“OPIC”) from 2001 to 2009; Board member and President of First Manhattan Bancorporation from 1991 to 2006 and Board member, President and General Counsel of First Savings Bank, its largest subsidiary; Attorney with Simpson Thacher & Bartlett from 1988 to 1990

Other Directorships: Invesco Funds - Board Trustee and Member of the Governance, Investments, and Audit Committees

Vulcan Materials Company - Board Director, Chairman of the Finance Committee and Member of the Executive and Audit Committees

TriLinc Global Impact Fund, LLC - Board Manager and Chairman of the Corporate Governance and Conflicts Committee

Aberdeen Asset Managers - Board Trustee until 2017

Edgen Group - Board Director until 2014

Committees: Ms. Hostetler does not currently serve on any Committees of our Board.

In connection with her nomination to the Board, the Board considered that Ms. Hostetler has broad investment, financial and risk management skills developed through her public company service and her experience with OPIC. Further, the Board also believes Ms. Hostetler’s diverse perspective gleaned from her investment advisory roles, as well as her business leadership, managerial and legal background, will also be invaluable.

Unless authority to vote for one or more of the nominees is specifically withheld or authority to vote against is given according to the instructions, proxies received will be voted FOR the election of Ann N. Reese, Bruce J. Carter and Cynthia L. Hostetler.
Our Board does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the proxy card reserve the right to vote for such substitute nominee or nominees as they, in their discretion, may determine. Therefore, if you vote by proxy, and if unforeseen circumstances make it necessary or desirable for our Board to substitute another person for a director nominee, the persons named in the proxy card will vote your shares for that person.

Directors Whose Terms Do Not Expire at the 2018 Annual Meeting
The following table sets forth certain information with respect to each of our directors whose term in office does not expire at the 2018 annual meeting.
Terms Expiring at Annual Meeting in 2019

Name and Age on March 29, 2018	Principal Occupation, Business Experience and Other Directorships

RICHARD H. BOTT Age 71 Director since 2012
Principal Occupation: Retired

Business Experience: Vice Chairman, Institutional Securities Group of Morgan Stanley & Co. Incorporated from 2003 to 2007; Vice Chairman, Investment Banking of Credit Suisse First Boston Corporation from 1998 to 2003; Managing Director, The First Boston Corporation and its successor companies, CS First Boston Corporation and Credit Suisse First Boston Corporation, from 1982 to 1998; Vice President, Assistant Vice President & Associate, The First Boston Corporation from 1972 to 1982

Other Directorships: Lear Corporation - Audit Committee Member

Committees: Mr. Bott currently serves as a member of the Audit and Compensation Committees of our Board.

In connection with his nomination to the Board, the Board considered that Mr. Bott has extensive finance, strategy and transactional experience with larger companies, both domestic and international, from his 35-year career as an investment banker.

ØIVIND LORENTZEN III Age 67 Director since 2006
Principal Occupation: Managing Director, Northern Navigation LLC since 2016

Business Experience: Chief Executive Officer of SEACOR Holdings Inc. from September 2010 to February 2015; Founded Northern Navigation International, Ltd. in 1990; Chairman of NFC Shipping Funds from 2001 to 2008; Founding Sponsor of Northern Shipping Funds from 2008 to 2010; President and Chief Executive Officer of Northern Navigation International, Ltd. from June 1990 to September 2010

Other Directorships: SEACOR Holdings Inc. - Non-Executive Vice Chairman of the Board of Directors

Dorian LPG

ERA Group Inc. until October 2014

Committees: Mr. Lorentzen currently serves as Chairman of the Governance Committee of our Board.

In connection with his nomination to the Board, the Board recognized Mr. Lorentzen's prior experience as the founder, President and Chief Executive Officer of an international shipping company, which provides the Board with valuable experience in evaluating international opportunities. Mr. Lorentzen's recent experience as the Chief Executive Officer of a public company also provides a valuable perspective to the Board.

MARK A. SCUDDER Age 55 Director since 2003
Principal Occupation: Chief Executive Officer and President of Scudder Law Firm, P.C., L.L.O. since January 2010; President of Scudder Law Firm from 2002 through 2009

Business Experience: Attorney with Scudder Law Firm since 1993, representing public and private companies in mergers and acquisitions, financing transactions and general corporate matters, with a particular focus on the U.S. trucking industry

Other Directorships: Mr. Scudder has not served on the Board of Directors of any other public companies in the last five years.

Committees: Mr. Scudder currently serves as Chairman of the Compensation Committee and as a member of the Audit Committee of our Board.

In connection with his nomination to the Board, the Board recognized Mr. Scudder’s background as an attorney, his expertise in advising public companies on mergers and acquisitions and governance matters, his extensive experience in the transportation industry, his extensive experience advising public companies on financial transactions and financial analysis, and his significant involvement with audit committee matters for other public companies, all of which provide a valuable perspective to the Board.

Term Expiring at Annual Meeting in 2020

Name and Age on March 29, 2018	Principal Occupation, Business Experience and Other Directorships

JOHN C. HELLMANN Age: 47 Director since 2006
Principal Occupation: Chairman of the Board since May 2017, Chief Executive Officer of Genesee & Wyoming Inc. since June 2007, President since 2005 and Chairman of the Board since 2017

Business Experience: Chief Financial Officer of Genesee & Wyoming Inc. from 2000 to 2005

Other Directorships: Association of American Railroads

Committees: Mr. Hellmann does not currently serve as a member of any of the Committees of our Board.

In connection with his nomination to the Board, the Board considered Mr. Hellmann’s extensive involvement in orchestrating the Company’s growth in his existing and previous managerial capacities, his in-depth knowledge of the Company’s operations, the leadership traits he has exhibited as Chief Executive Officer and his skill in developing effective strategies for the Company. Mr. Hellmann’s significant international business experience and his expertise in valuing and acquiring companies were also recognized when he was considered as a nominee.

ALBERT J. NEUPAVER Age 67 Director since 2015
Principal Occupation: Chairman of the Board of Directors, Westinghouse Air Brake Technologies Corporation since 2014

Business Experience: Chairman of the Board and Chief Executive Officer, Westinghouse Air Brake Technologies Corporation from 2013 to 2014; President, Chief Executive Officer and Director, Westinghouse Air Brake Technologies Corporation from 2006 to 2013; President of the Electromechanical Group of AMETEK, Inc. from 1998 to 2006; President of the Industrial Metals Group of AMETEK, Inc. from 1993 to 1998; Vice President and General Manager of the Specialty Metals Products Division of AMETEK, Inc. from 1988 to 1993

Other Directorships: Westinghouse Air Brake Technologies Corporation

Koppers Holdings Inc. - Audit Committee Member, Management Development and Compensation Committee Member and Chairman of the Strategy and Risk Committee

Committees: Mr. Neupaver currently serves as a member of the Audit Committee of our Board.

In connection with his nomination to the Board, the Board considered Mr. Neupaver’s international business experience and his technological focus, noting his perspective as a public company chief executive officer. The Board also noted when considering his nomination that Mr. Neupaver has significant experience in growth through acquisitions, integrating companies and managing a diverse international business.

JOSEPH H. PYNE Age 70 Director since 2015
Principal Occupation: Executive Chairman of Kirby Corporation since 2014

Business Experience: Chairman and Chief Executive Officer of Kirby Corporation from 2012 to 2014; President, Chief Executive Officer and Director, Kirby Corporation from 1995 to 2014; President of Dixie Carriers, Inc., a subsidiary of Kirby Corporation from 1984 to 1995; Executive Vice President, Vice President Administration, Assistant Vice President Operations, Director of Safety and Personnel and Project Manager of Dixie Carriers, Inc. from 1978 to 1984

Other Directorships: Kirby Corporation - Executive Committee Member and Governance Committee Member

 DHT Holdings, Inc. - Audit Committee and Compensation Committee Member

Committees: Mr. Pyne serves as a member of the Compensation Committee of our Board.

In connection with his nomination to the Board, the Board considered Mr. Pyne’s transportation industry expertise and his extensive management experience. The Board also noted the integral role Mr. Pyne played in the significant growth of Kirby Corporation through acquisitions when considering his nomination.

Name and Age on March 29, 2018	Principal Occupation, Business Experience and Other Directorships

HUNTER C. SMITH Age 50 Director since 2015
Principal Occupation: Chief Financial Officer, Rhythm Pharmaceuticals Inc. since 2017

Business Experience: Vice President, Finance, Inflammation and Immunology of Celgene Corporation from 2013 to 2017; Chief Financial Officer of Sugar & Bioenergy Segment, Bunge Limited from 2010 to 2013; Corporate Treasurer, Bunge Limited from 2007 to 2010; Chief Risk Officer, Bunge Limited from 2006 to 2007; Chief Financial Officer of Bunge Asia, Bunge Limited from 2003 to 2006; Director of Global Communications, Bunge Limited from 2001 to 2003; Assistant Treasurer, Bunge Limited from 1999 to 2001; Director of Commodities Finance, UBS AG from 1994 to 1999; Analyst, Commodities Finance, UBS AG from 1992 to 1994; Credit Analyst, Manufacturers Hanover Corporation from 1990 to 1992

Other Directorships: Mr. Smith does not currently serve on the board of directors of any other public companies.

Committees: Mr. Smith currently serves as a member of the Compensation Committee of our Board.

In connection with his nomination to the Board, the Board considered Mr. Smith’s expertise in accounting, finance and risk management. The Board believes that Mr. Smith brings to the Board extensive corporate finance and international business experience. The Board also noted Mr. Smith’s in-depth knowledge of the agribusiness industry when considering his nomination.

RELATED PERSON TRANSACTIONS
Class B Stockholders’ Agreement and Issuances of Class B Common Stock
The Company, John C. Hellmann, our Chairman of the Board, and our officers who are subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Section 16 Executive Officers”), and all holders of our Class B Common Stock are parties to a Class B Stockholders’ Agreement dated as of May 20, 1996 (the “Class B Stockholders’ Agreement”). Mortimer B. Fuller III, our former Chairman of the Board who retired on May 24, 2017, is also a party to the agreement. Under the agreement, if a party proposes to transfer shares of Class B Common Stock in a transaction that would result in the automatic conversion of those shares into shares of Class A Common Stock, the Section 16 Executive Officers have the right to purchase up to an aggregate of 50% of those shares, and Mr. Fuller has the right to purchase the balance, in each case at the then-current market price of the Class A Common Stock. If Mr. Fuller does not purchase the entire balance of the shares, the Section 16 Executive Officers have the right to purchase any shares that remain. In the event that the employment of any Section 16 Executive Officer terminates, these purchase rights also apply to any Class B Common Stock held by the Section 16 Executive Officer, if any. The effect of the Class B Stockholders’ Agreement is to concentrate ownership of the Class B Common Stock, which entitles the holders thereof to 10 times the voting power per share of the Class A Common Stock, in the hands of our management and Mr. Fuller. See “Security Ownership of Certain Beneficial Owners and Management” on page 56.
In 2012, our Corporate Governance Principles were amended to formalize the Company’s current policy on limiting additional issuances of Class B Common Stock. Generally, pursuant to the Corporate Governance Principles, the Board does not expect to approve any new issuances of Class B Common Stock other than (a) the transfer of outstanding Class B Common Stock: (1) by gift to a spouse, child or grandchild of a holder of record of any Class B Common Stock, or to a trust for the benefit thereof, (2) to a spouse, child or grandchild of a holder of record of any Class B Common Stock, or to a trust for the benefit thereof, which results, whether by bequest, operation of the laws of intestate succession or otherwise, from the death of such holder of record, or (3) to Mr. Fuller or any Section 16 Executive Officer, in accordance with the terms of the Class B Stockholders’ Agreement and (b) issuances in connection with the subdivision (whether in the form of a stock dividend or otherwise), consolidation, reclassification or other change in the Class B Common Stock, in each case in accordance with the conditions set forth in the Company’s Restated Certificate of Incorporation then in effect.
Former Chairman Employment Agreement
Pursuant to an employment agreement, dated as of May 30, 2007, with Mr. Fuller, who was previously Executive Chairman and our CEO, as amended and restated on December 30, 2009, Mr. Fuller, in addition to serving as Chairman of the Board, was engaged to provide consulting services to the Company as an independent contractor until December 31, 2017 (the “Transitional Period”). Mr. Fuller was entitled to receive a retainer during the Transitional Period of $10,000 per month to the extent that he provided consulting services. Beginning in 2014, Mr. Fuller’s monthly consulting payments were reduced by his contributions for medical insurance premiums. Mr. Fuller further agreed that during the Transitional Period and for a period of two years from the last day of the Transitional Period, he would not, directly or indirectly, compete with the business of, solicit employees of or induce business relations to cease doing business with the Company or its subsidiaries. Notwithstanding Mr. Fuller’s retirement from the Board on May 24, 2017, Mr. Fuller continued to provide services under the employment agreement until December 31, 2017 to wind-down and transition out of his role as an independent contractor.
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions
The Board has adopted a written Related Person Transaction Policy, which requires (1) the review and approval, or ratification, by the Governance Committee, or by a sub-committee of the Board composed solely of independent directors who are disinterested, of all related person transactions that would be required to be disclosed pursuant to the rules and regulations of the SEC and (2) that any employment relationship or employment transaction involving any of our officers with policy-making functions as set forth on page 24 (collectively, the “Executive Officers”) and any related compensation to such Executive Officer must be approved by the Compensation Committee of the Board or recommended by the Compensation Committee to the Board for its approval. In connection with the review and approval, or ratification, of related person transactions, management must disclose to the Governance Committee or the Compensation Committee, as applicable, the relevant facts and circumstances, including the material terms of the transaction, the approximate dollar value associated with the transaction, and the nature of the related person’s interest in the transaction, all of which will be considered by the Governance Committee or Compensation Committee. Information with respect to compliance with any applicable agreements and any disclosure obligations must also be provided for consideration. To the extent that the transaction involves an independent director, consideration must also be given, as applicable, to the NYSE listing standards, our categorical standards of independence included in our Corporate Governance Principles, the requirements of Section 162(m) of the Internal Revenue Code (“IRC”), if applicable, and other relevant rules under the Exchange Act related to independence.

BOARD OF DIRECTORS AND CERTAIN
CORPORATE GOVERNANCE MATTERS
Director Independence
General
Pursuant to the General Corporation Law of the State of Delaware, the state in which we are incorporated, and our by-laws, our business, property and affairs are managed by or under the direction of our Board. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer (“CEO”) and other officers, by reviewing materials provided to them by management, by participating in meetings of the Board and its committees and by visiting various facilities and operations. We currently have 12 Board members, including 11 independent non-management directors and one management director. As Messrs. Allert and Norkus are not standing for re-election, effective after the annual meeting we will have 10 Board members, with Mr. Hellmann serving as our non-independent Chairman. Mr. Lorentzen serves as our lead independent director.
Corporate Governance Principles and Categorical Independence Standards
In order to provide guidance on the composition and function of our governing body, our Board adopted our Corporate Governance Principles, which include, among other things, our categorical standards of director independence. These categorical independence standards are consistent with the NYSE standards regarding director independence and establish certain relationships that our Board, in its judgment, has deemed to be material or immaterial, as the case may be, for purposes of assessing a director’s independence. In the event that a director maintains any relationship with us that is not addressed in these standards and could reasonably be expected to impact a director’s independence, the independent members of our Board or the Governance Committee, as applicable, will make an affirmative determination as to whether such relationship is material and whether such relationship would compromise the director’s independence under our Corporate Governance Principles. You may find a link to our Corporate Governance Principles, which include our independence standards, on our website at http://ir.gwrr.com/governance.
Evaluations of Director Independence
The Governance Committee undertook its annual review of director independence in accordance with the independence standards set forth in our Corporate Governance Principles and the NYSE and SEC rules and reviewed with our Board its findings. During this review, our Board considers any transactions and relationships between each director (and members of their immediate families) and our Company, its subsidiaries and affiliates, including those reported under “Related Person Transactions— Non-Management Directors” above. Our Board also examined any transactions and relationships between directors, the nominees, and their affiliates and members of our senior management. The purpose of this review was to determine whether any such relationships or transactions compromised a director’s independence.
As a result of our 2018 review, our Board affirmatively determined that all of our directors and nominees for director are independent for purposes of Section 303A of the Listed Company Manual of the NYSE, with the exception of John C. Hellmann by virtue of Mr. Hellmann’s position as CEO. Our Board has also determined that all of the directors who serve on Board committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE (including for purposes of serving on the applicable committees) and under our Corporate Governance Principles and that all of the members of the Compensation Committee are also “outside directors” within the meaning of Section 162(m) of the IRC and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.
Board Leadership Structure
The Board believes that the decision to combine or separate the Chairman and CEO positions depends on the facts and circumstances facing the Company at a given time and could change over time. We do not have a formal policy regarding whether to separate the Chairman and CEO positions.
In May 2017, Mr. Hellmann was appointed as our Chairman. Mr. Hellmann also continues to serve as our CEO and President. In his role as Chairman of the Board and CEO and President, Mr. Hellmann, an experienced leader with extensive knowledge of the Company’s business, strategy and the rail industry, serves as a highly effective bridge between the Board and management and provides the vision and leadership to execute on the Company’s strategy and create shareholder value. As the Company continues to implement its ongoing business strategy, the independent directors believe that the Company is best served by having the leader and architect of that strategy as Chairman of the Board.

In light of the Company’s continued growth, diversification and increased complexity in our business, the Board appointed Mr. Lorentzen as our lead independent director in May 2017. Prior to May 2017, the functions of the lead independent director were informally handled by Mr. Lorentzen in his capacity as the Governance Committee chairman. Mr. Lorentzen worked with Mr. Fuller to optimize the Board’s processes and ensure that the Board was prioritizing the right matters. As the lead independent director, Mr. Lorentzen serves as liaison between the Chairman and CEO and the independent directors, approves meeting schedules and agendas to assure that there is sufficient time for discussion of all items, has the authority to call meetings of the independent directors, and if requested by major stockholders, ensures that he is available for consultation and direct communication. The Board believes this new role, combined with the leadership of Mr. Hellmann as Chairman and CEO, is in the best interests of the Company and its stockholders. As part of its most recent leadership assessment, the Board considered the strategic goals of the Company, its opportunities and challenges, the diverse capabilities of our directors, as well as best practices in the market, among other factors, in determining that this leadership structure will provide the right balance between effective independent oversight of the Company’s and the Board’s activities, consistent with strong corporate leadership. In addition, we believe that this leadership structure provides appropriate risk oversight of our activities.
The Board currently has 12 members and the following four standing committees: Audit, Compensation, Governance and Australia. Each of the four standing committees is comprised solely of independent directors, and, consequently, Mr. Hellmann does not serve on any of the standing committees. From time to time, the Board will also establish “ad hoc” committees relating to special transactions to be considered by the Board.
We believe that the number of independent, experienced directors that make up our Board, along with the independent leadership of each of our committees, benefits our Company and our stockholders. The following table shows the current membership of each of our Board’s standing committees and the number of meetings held by each of those committees during 2017:

Director	Audit Committee	Compensation Committee	Governance Committee	Australia Committee
Richard H. Allert(1)	X	—	X	Chair
Richard H. Bott	X	X	—	—
Bruce J. Carter(2)	—	—	—	—
John C. Hellmann	—	—	—	—
Cynthia L. Hostetler(3)	—	—	—	—
Øivind Lorentzen III	—	—	Chair	—
Albert J. Neupaver	X	—	—	—
Hans Michael Norkus(4)	—	X	X	—
Joseph H. Pyne	—	X	—	—
Ann N. Reese	Chair	—	X	—
Mark A. Scudder	X	Chair	—	—
Hunter C. Smith	—	X	—	—
2017 Meetings	10	6	4	12

(1)	Mr. Allert has also served as a director of our Australian subsidiary, Genesee & Wyoming Australia Pty Ltd, since 2008. Mr. Allert will not stand for reelection.

(2)
Mr. Carter joined our Board on April 3, 2018 and did not serve on any committee during 2017. Mr. Carter has also served as a director of our Australian subsidiary, Genesee & Wyoming Australia Pty Ltd, since 2011.

(3)	Ms. Hostetler joined our Board on April 3, 2018 and did not serve on any committee during 2017.

(4)	Mr. Norkus will not stand for reelection.
Committee Charters
Our Board has adopted a charter for each of the Audit, Compensation, Governance and Australia committees that addresses the composition and function of each committee. You may find links to current copies of our committee charters on our website at http://ir.gwrr.com/governance.

Audit Committee
The Audit Committee assists our Board in fulfilling its responsibility relating to the oversight of (1) the quality and integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence and (4) the performance of our internal audit function and independent registered public accounting firm. The Report of the Audit Committee relating to 2017 appears on page 75 of this proxy statement. Our Board has determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Ms. Reese qualifies as an “Audit Committee Financial Expert,” as defined by applicable SEC regulations. The Board reached its conclusion as to Ms. Reese’s qualification based on, among other things, her education, her business experience, most notably her service as the Chief Financial Officer of ITT Corporation from 1995 through 1998, and her experience as an audit committee chairman at another public company.
Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the (1) oversight of the Company’s compensation programs, which includes approval of the compensation paid to our Executive Officers and other key personnel and (2) evaluation of the CEO. In fulfilling its responsibilities, the Compensation Committee can delegate any or all of its responsibilities to a subcommittee of the Compensation Committee composed of two or more of its members. The Compensation Committee’s report relating to 2017 appears on page 41 of this proxy statement. The Compensation Committee also reports and makes recommendations to the Board regarding the Company’s compensation philosophy and new executive compensation policies and informs the other members of the Board about the Compensation Committee’s decisions regarding compensation for the Executive Officers.
Compensation Consultants
In accordance with the Compensation Committee Charter, the Compensation Committee also has the authority to retain outside consultants or advisors as it deems necessary or advisable. Prior to July 2015, the Compensation Committee employed Farient Advisors LLC (“Farient”) as its independent compensation consultant. In July 2015, the Compensation Committee retained Echelon Compensation Partners LLC (“Echelon”) as its new independent compensation consultant to conduct an annual review of the Company’s executive compensation program and to provide other general executive compensation consulting services. Echelon also advised our Governance Committee on the compensation paid to our non-management directors in 2017. Additional information with respect to the Compensation Committee’s retention of compensation consultants or other outside advisors and their roles is set forth under “Executive Compensation—Compensation Discussion and Analysis,” beginning on page 25 of this proxy statement.
Compensation Committee Processes and Procedures
In performing its duties, the Compensation Committee meets periodically with our CEO. Our CEO participates in discussions of the Compensation Committee and makes recommendations with respect to compensation decisions (other than with respect to himself), but he does not vote or otherwise participate in the Compensation Committee’s ultimate decisions, which are determined in executive session, or sessions without the presence of management directors. Our Board believes that it is prudent to have our CEO participate in these discussions because his evaluations and recommendations with respect to the compensation and benefits paid to Executive Officers, other than himself, are extremely valuable to the Compensation Committee.
Generally, the Compensation Committee considers the compensation of Executive Officers and other key employees at the first regularly scheduled Compensation Committee meeting of the year. At this meeting, each element of the compensation paid under the executive compensation program is reviewed, including annual incentive compensation earned for the prior year, as well as base salaries, annual performance targets, and long-term incentive compensation for the current year. In addition to determining any new performance-based compensation programs as described below under “Executive Compensation—Compensation Discussion and Analysis,” the fair value of the annual stock-based long-term incentive compensation awards to employees, including Executive Officers, is also reviewed at this meeting. Approval of the compensation matters generally occurs during the first quarter of each year. As a result of updates made by the Compensation Committee to the Company’s Stock-Based Awards Policy, effective February 2, 2016, stock-based long term incentive compensation awards are granted on February 28 each year (or if February 28 does not fall on a trading day of the NYSE, the preceding trading day).
Additional information regarding the participation of our CEO in matters that are the responsibility of the Compensation Committee and the criteria used by the Compensation Committee in making compensation decisions is set forth under “Executive Compensation—Compensation Discussion and Analysis,” beginning on page 25.

Governance Committee
The Governance Committee assists our Board in fulfilling its responsibility relating to corporate governance by (1) identifying qualified individuals to become directors, (2) selecting, or recommending that our Board select, particular candidates for any directorships to be filled by our Board or by the stockholders, (3) developing and recommending the content of our Corporate Governance Principles to our Board and (4) otherwise taking a leadership role in shaping our corporate governance. The process for identifying qualified director nominees entails the Governance Committee identifying potential new candidates through recommendations from its members, other Board members, management and stockholders. In evaluating candidates for directorships, our Board, with the help of the Governance Committee, takes into account a variety of factors it considers appropriate, which include certain minimum individual qualifications such as strength of character, mature judgment and an ability to work collegially with other members of the Board. Other factors considered in evaluating candidates include the following: leadership skills; industry knowledge or experience; general business acumen and experience; broad knowledge of the rail freight business or of other modes of transportation; knowledge of strategy, finance and international business experience; government affairs experience related to transportation; legal experience; experience with corporate governance; age; the number of other board seats held; and willingness to commit the necessary time to ensure an active Board whose members work well together and possess the collective knowledge and expertise required. Although the Governance Committee does not have a formal policy with respect to diversity, diversity is one of the factors considered when evaluating candidates for directorship. The Governance Committee is also tasked with, among other matters, enforcing the Company’s corporate governance policies associated with the issuances of new shares of Class B Common Stock, reviewing and recommending compensation of non-management directors to the Board and reviewing and recommending to the Board director and officer indemnification and insurance matters. Additional information with respect to non-management director compensation in 2017 is set forth under “Director Compensation,” beginning on page 18 of this proxy statement.
Australia Committee
The Australia Committee was formed in 2010 in light of the increase in the size and scope of the Company’s operations in Australia. Mr. Allert was appointed to the Australia Committee in April 2012 and served as a representative of the Board on the board of directors of the Company’s subsidiary, Genesee & Wyoming Australia Pty Ltd. (“GWA”), until the Company’s December 2016 acquisition of Glencore Rail (“GRail”) as further described under “Executive Compensation —Compensation Discussion and Analysis”. Following the GRail acquisition, oversight of the Company’s operations in Australia transitioned to the management committee of GW Australia Holdings, LP (“GWAH”). Mr. Allert currently serves as a Company representative on the GWAH management committee. As Mr. Allert is not standing for re-election at our 2018 Annual Meeting, Mr. Carter is expected to replace Mr. Allert as a Company representative on the GWAH management committee, effective as of May 23, 2018. Through participation in GWA’s board meetings, and following the GRail acquisition, participation in management committee meetings of GWAH, as well as interaction with the members of the Company’s management team in Australia, the Australia Committee provides regular updates to the Board on the Company’s business and affairs in Australia.
Board Evaluations
Each year, our Board evaluates its performance through a self-evaluation process developed by the Governance Committee. Each member of our Board provides specific feedback on various aspects of the Board’s role, organization and meetings, and the Chairman of our Governance Committee presents the findings of the self-evaluation process to our Board. As part of the evaluation, our Board develops, as appropriate, recommendations to enhance its effectiveness. In addition to this process, each committee of our Board conducts its own annual performance evaluation.
Stockholder Recommendations for Director Nominations
As noted above, the Governance Committee considers and establishes procedures regarding recommendations for nomination to our Board, which includes nominations submitted by stockholders. Such recommendations should be sent to our principal executive offices to the attention of our Secretary. Any recommendations submitted to the Secretary should be in writing and include any supporting material that the stockholder considers appropriate in support of that recommendation. In addition, it must include the information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a signed consent of the candidate to serve as one of our directors if elected. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in our by-laws. For an explanation of some of such requirements, see “How Can I Submit a Proposal for the 2019 Annual Meeting” on page 73 of this proxy statement.

The Governance Committee evaluates all potential candidates in the same manner, regardless of the source of the recommendation. Based on the information provided to the Governance Committee, it will make an initial determination whether to conduct a full evaluation of a candidate. As part of the full evaluation process, the Governance Committee may conduct interviews, obtain additional background information and conduct reference checks of candidates. The Governance Committee may also ask the candidate to meet with management and other members of our Board. When the Governance Committee reviews a potential candidate, the Governance Committee considers the candidate’s qualifications in light of the needs of the Board and the Company at that time given the current mix of director attributes. In evaluating a candidate, our Board, with the assistance of the Governance Committee, also takes into account a variety of additional factors as described in our Corporate Governance Principles.
Mr. Carter and Ms. Hostetler were elected to the Board on April 3, 2018. Mr. Carter was recommended by Messrs. Hellmann and Allert and was known by several members of the Board on account of his previous service as director of our Australian subsidiary, Genesee & Wyoming Australia Pty Ltd. since 2011. Ms. Hostetler was suggested as a potential candidate by Mr. Scudder. As is the case with all potential candidates, the recommendations were forwarded to Mr. Lorentzen as the Chair of the Governance Committee. Pursuant to our Governance Committee policies and procedures, Mr. Lorentzen contacted and interviewed Mr. Carter and Ms. Hostetler and arranged for each of them to be interviewed by certain of our other directors. The Governance Committee reviewed each of their qualifications and, after receiving positive feedback from other directors, recommended Mr. Carter and Ms. Hostetler to the Board for approval.
Meeting Attendance
During 2017, our Board held a total of 12 Board meetings, including eight in-person meetings and four telephonic meetings, and our Board’s standing committees held a total of 32 meetings. During 2017, each director attended more than 88% of the aggregate of (a) the total number of meetings of the Board held during the period for which he or she served as a director and (b) the total number of meetings held by all Board committees of which such director was a member during the period that he or she served. All directors who served on the Board as of last year’s annual meeting, which occurred on May 24, 2017, attended the annual meeting of stockholders. We encourage and expect all of the directors to attend each annual meeting of stockholders. To that end, and to the extent reasonably practicable, we regularly schedule a meeting of the Board on the day of or following the annual meeting of stockholders.
Independent Sessions
Our Corporate Governance Principles require our independent directors to have at least four regularly scheduled meetings per year without management present. Our independent directors met without management present at eight meetings during 2017. Following the May 2017 annual meeting, Mr. Lorentzen presided over these sessions in his capacity as the lead independent director. Previously, Mr. Lorentzen acted in a comparable capacity as the Chairman of the Governance Committee, unless a different director was chosen by the directors based upon the topics under consideration.
Hotline for Accounting or Auditing Matters
As part of the Audit Committee’s role to establish procedures for the receipt of complaints regarding accounting, internal accounting controls or auditing matters, we have established a hotline for the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters. Any matters reported through the hotline that involve accounting, internal controls over financial reporting or audit matters, or any fraud involving management or persons who have a significant role in our internal controls over financial reporting, will be reported to the Chairman of our Audit Committee. Our hotline numbers in the various countries in which we operate are as follows:

Country	Hotline Number
Australia	1800-141-924
Belgium	0800-746-72
Germany	855-846-6723
The Netherlands	0800-023-4013
Poland	0-0-800-151-0002
United Kingdom	0808-234-8815
United States and Canada	1-800-589-3280

Risk Management
The Board is actively involved, as a whole and through its committees, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. In addition, the Company’s Compensation Committee is responsible for overseeing the risks that could arise out of the Company’s compensation policies, practices, plans and arrangements. The Audit Committee oversees management of financial risks. The Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating particular types of risk and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.
In addition, the Company’s chief financial officer is responsible for the Company’s Enterprise Risk Management function and reports both to the CEO and to the Audit Committee in this capacity. In fulfilling his risk management responsibilities, the CFO works closely with other Executive Officers to keep the Audit Committee and the Board apprised of the Company’s ongoing Enterprise Risk Management efforts, which includes the Company's cybersecurity initiatives.
Code of Ethics and Conduct
We have a Code of Ethics and Conduct applicable to all employees of our Company, including our CEO, CFO, Chief Accounting Officer and Global Controller and to all members of our Board. You can find a link to our Code of Ethics and Conduct on our website at http://ir.gwrr.com/governance. To the extent required, we will post amendments to, and any waivers or implied waivers of, our Code of Ethics and Conduct at the same location on our website as our Code of Ethics and Conduct.

DIRECTOR COMPENSATION
Elements of Director Compensation
All of our directors receive compensation for their services, except for our CEO, who receives no additional compensation for his services as a director. From time to time, the Governance Committee engages a compensation consultant to review the Company’s non-management director compensation program in the context of the broader market and peer group medians and to recommend changes, if applicable. The Governance Committee engaged Echelon to conduct such a review in 2017, and the evaluation of the findings is underway. The results of a 2014 non-management directors Compensation Study performed by Farient Advisors LLC, our previous compensation consultant, formed the basis for director compensation paid in 2017. As summarized below, our director compensation program is composed of (1) an annual grant of restricted stock (or restricted stock unit) awards; and (2) cash compensation through an annual retainer fee, Board and committee meeting fees and a chair fee, if applicable. The directors are also subject to share ownership guidelines.
Our non-management directors can elect to defer their director compensation that would otherwise be payable in cash and receive payments for fees earned in the form of deferred stock units (“DSUs”) representing shares of our Class A Common Stock, with a value equal to 125% of the cash fees earned. In 2017, all of our non-management directors elected to defer all of the fees that they earned, except for Mr. Neupaver who elected to receive his payment of fees in the form of cash until June of 2017, at which time he also elected to defer payment of all fees. We also reimburse our non-management directors for travel expenses in connection with their attendance of Board and committee meetings and trips to our facilities and operations. During 2017, our non-management directors earned an aggregate of $1.9 million in compensation for service to the Company, inclusive of the 25% premium associated with the deferral of Board and committee meeting fees by all of our non-management directors except for Mr. Neupaver, who elected not to defer his fees.

Compensation Element	Director Compensation Program
Annual Equity Award (1)	$90,000 in the form of Restricted Stock (or Restricted Stock Unit) Awards
Annual Retainer (2)	$45,000
Committee Chair Retainer (2)	$15,000 for the Audit Committee
$15,000 for the Australia Committee
$15,000 for the Compensation Committee
$15,000 for the Governance Committee
Board Attendance Fees (3)	$2,000 for in-person meetings
$1,000 for telephonic meetings
Committee Attendance Fees	$1,500 for in-person meetings of Audit, Compensation and Governance Committees
$1,000 for telephonic meetings of Audit, Compensation and Governance Committees
$10,000 for in-person meetings of Australia Committee with overseas travel (4)
$1,000 for in-person meetings of Australia Committee with no overseas travel (4)
$1,000 for telephonic meetings of Australia Committee (4)
Share Ownership Guidelines (5)	Non-management directors must own Company shares in the amount of 10x the annual retainer of $45,000 within the first five years of being elected to the Board

(1)
Our non-management directors generally receive an annual equity award in the form of a grant of restricted stock or restricted stock units. The grants are made on the date of the annual meeting or the date on which a new non-management director joins the Board if the director joins the Board after the annual meeting. The number of shares to be granted is based on the closing stock price of our Class A Common Stock on the date of grant. If a new non-management director joins the Board after the annual meeting, the number of shares to be granted is pro-rated for the period until the Company’s next annual meeting of stockholders.

(2)
The annual retainer fee and any Chair fee, if applicable, are pro-rated on a quarterly basis, and these fees (along with any additional fees earned for meeting attendance) are paid quarterly. Mr. Allert did not receive the $15,000 Australia Committee Chair Retainer in 2017 (see Note 4 below).

(3)	No fees are paid for meetings that last less than 30 minutes.

(4)
Generally, Mr. Allert, an Australian resident, would be entitled to receive fees for serving on the Australia Committee. However, as Mr. Allert also serves as a member of the board of GWA, and the Australia Committee meetings and the GWA board meetings occur simultaneously, Mr. Allert does not receive compensation for attending the Australia Committee meetings so that he is not compensated twice for attending the same meeting. As a result, Mr. Allert did not receive any compensation for attending any Australia Committee meetings in 2017.

(5)	With the exception of Mr. Carter and Ms. Hostetler, each of whom joined the Board on April 3, 2018, all non-management directors have met these share ownership guidelines as of the Record Date.

2017 DIRECTORS COMPENSATION TABLE
The following table and footnotes provide information on the compensation of our directors other than our CEO, who receives no additional compensation as a director, and Mr. Carter and Ms. Hostetler, who joined the Board on April 3, 2018. Following the table and footnotes, we describe additional information on compensation arrangements for service on the Board and Board committees for the year ended December 31, 2017.

Name	Fees Earned or Paid in Cash (1)(2)	Stock Awards (3)	All Other Compensation (4)	Total Compensation
Richard H. Allert	$80,500	$110,178	$66,584	$257,262
Richard H. Bott	$82,000	$110,657	$5,000	$197,657
Mortimer B. Fuller III (5)	$20,926	$3,461	$53,714	$78,101
Øivind Lorentzen III	$84,500	$111,091	$5,000	$200,591
Albert J. Neupaver	$75,000	$104,690	$—	$179,690
Hans Michael Norkus	$77,500	$109,409	$—	$186,909
Joseph H. Pyne	$73,000	$108,334	$—	$181,334
Ann N. Reese	$95,500	$114,107	$5,000	$214,607
Mark A. Scudder	$98,000	$114,677	$—	$212,677
Hunter C. Smith	$67,000	$106,809	$—	$173,809

(1)
Reflects amounts earned during 2017. For 2017, all of the Company’s non-management directors elected to receive all of their payments in the form of DSUs, except for Mr. Neupaver who elected to receive his payments in the form of cash until June of 2017.

(2)	The fees forgone by all but one director in favor of the DSUs are included in the Fees Earned or Paid in Cash column. Details of DSUs received are set forth in the stock awards table below.

(3)
Reflects the aggregate grant date fair value of equity awards, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) Topic 718 “Compensation—Stock Compensation” (“ASC Topic 718”), that have been granted to our non-management directors under the Third Amended and Restated 2004 Omnibus Incentive Plan (the “Omnibus Plan”) in 2017. For a discussion of the assumptions made in the valuations, refer to Note 15 of our consolidated financial statements for the fiscal year ended December 31, 2017 contained in our Annual Report on Form 10-K. In addition to the grant date fair value of the annual equity awards, the Stock Awards column includes the grant date fair value with respect to the 25% premium associated with the DSU awards granted to all non-management directors (other than Mr. Neupaver, who elected to receive in payments in the form of cash until June of 2017) in lieu of cash payments for fees earned.

(4)
Mr. Allert’s all other compensation reflects $66,584 in fees paid for serving on the Board of Directors of the Company’s subsidiary, GWA, and tax return preparation fees paid by the Company related to non-domestic tax filings resulting solely from compensation paid by the Company. In addition to his compensation for his services as a director during 2017, Mr. Fuller (who previously served as our Executive Chairman and our Chief Executive Officer) received $53,714 in consulting fees, after reduction for his contributions for medical insurance premiums, in accordance with his employment agreement described in more detail above under “Related Person Transaction — Former Chairman Employment Agreement.” All other Director amounts reflect company contributions under the Directors’ Matching Gift Plan described in additional detail below.

(5)	Mr. Fuller retired from the Board effective May 24, 2017, after 44 years of service.

Directors’ Stock Awards
The following table details grants of stock awards to each of our non-management directors in 2017. With the exception of the annual equity award on May 24, 2017, the number of stock awards and grant date fair value shown in the table below reflect only the 25% premium associated with the DSUs representing shares of our Class A Common Stock (see, “—Deferral of Cash Compensation” described below) as well as the aggregate number of outstanding, unvested stock awards associated with annual equity awards and the deferral of cash compensation held by each of the non-management directors as of December 31, 2017:

Name	Grant Date (1)	Stock Awards (#)	Grant Date Fair Value (2)	Total Number of Outstanding, Unvested Stock Awards (#) (3)
Richard H. Allert	3/31/17	65	$4,411
	5/24/17	1,389	$90,007
	6/30/17	73	$4,992
	9/30/17	54	$3,997
	12/31/17	86	$6,771
				2,516
Richard H. Bott	3/31/17	69	$4,682
	5/24/17	1,389	$90,007
	6/30/17	73	$4,992
	9/30/17	60	$4,441
	12/31/17	83	$6,535
				2,446
Mortimer B. Fuller III (4)	3/31/17	51	$3,461
	5/24/17	—	$—
	6/30/17	—	$—
	9/30/17	—	$—
	12/31/17	—	$—
				—
Øivind Lorentzen III	3/31/2017	70	$4,750
	5/24/2017	1,389	$90,007
	6/30/2017	69	$4,719
	9/30/2017	58	$4,293
	12/31/2017	93	$7,322
				2,446
Albert J. Neupaver	3/31/17	—	$—
	5/24/17	1,389	$90,007
	6/30/17	63	$4,309
	9/30/17	54	$3,997
	12/31/17	81	$6,377
				1,389
Hans Michael Norkus	3/31/2017	65	$4,411
	5/24/2017	1,389	$90,007
	6/30/2017	65	$4,445
	9/30/2017	51	$3,775
	12/31/2017	86	$6,771
				2,516

Name	Grant Date (1)	Stock Awards (#)	Grant Date Fair Value (2)	Total Number of Outstanding, Unvested Stock Awards (#) (3)
Joseph H. Pyne	3/31/17	60	$4,072
	5/24/17	1,389	$90,007
	6/30/17	60	$4,103
	9/30/17	51	$3,775
	12/31/17	81	$6,377
				1,389
Ann N. Reese	3/31/2017	79	$5,361
	5/24/2017	1,389	$90,007
	6/30/2017	83	$5,676
	9/30/2017	68	$5,033
	12/31/2017	102	$8,030
				2,516
Mark A. Scudder	3/31/17	79	$5,361
	5/24/17	1,389	$90,007
	6/30/17	87	$5,950
	9/30/17	72	$5,329
	12/31/17	102	$8,030
				2,446
Hunter C. Smith	3/31/2017	53	$3,597
	5/24/2017	1,389	$90,007
	6/30/2017	55	$3,761
	9/30/2017	51	$3,775
	12/31/2017	72	$5,669
				1,389

(1)
The May 24, 2017 grants relate to the annual equity awards made to the non-management directors in the form of restricted stock, other than Mr. Allert who received restricted stock units, all of which are subject to vesting conditions. All other grants relate to the director’s election (other than Mr. Neupaver) to receive DSUs in lieu of cash payments for their annual retainer and Board and committee meeting fees. The number of DSUs shown as awarded and the grant date fair value thereof reflect only the 25% premium associated with the DSU awards. See “Deferral of Cash Compensation” below.

(2)	This column shows the grant date fair value of annual equity awards and the 25% premium associated with the DSU awards granted in 2017, computed in accordance with ASC Topic 718.

(3)
Notwithstanding any deferral elections by non-management directors, DSUs are deemed to be vested on the grant date and are, therefore, not included in outstanding unvested stock awards as of December 31, 2017.

(4)	Mr. Fuller retired from the Board effective May 24, 2017, after 44 years of service.

Directors’ Cash Compensation
Fees Paid or Earned in Cash
Each non-management director can elect to have all or a portion of his or her earned fees for service on our Board paid in DSUs representing shares of our Class A Common Stock. In 2017, all of our non-management directors elected to defer all of the fees that they earned, except for Mr. Neupaver who elected to receive his payments in the form of cash until June of 2017. The following table outlines the fees earned by each of our non-management directors in 2017 for service on our Board, which were paid to all non-management directors in full in DSUs (since June of 2017 for Mr. Neupaver), but excludes DSUs relating to the 25% premium associated with the deferral of fees discussed below. See “Deferral of Cash Compensation” below. In the event a director attends an in-person meeting telephonically, their compensation is reduced accordingly.

		Board Meeting Fees		Committee Meeting Fees
Name	Annual Retainer	In Person	Telephonic	In Person	Telephonic	Chair Fees	Total
Richard H. Allert	$45,000	$14,000	$5,000	$10,500	$6,000	$—	$80,500
Richard H. Bott	45,000	14,000	4,000	12,000	7,000	—	82,000
Mortimer B. Fuller III (1)	17,926	2,000	1,000	—	—	—	20,926
Øivind Lorentzen III	45,000	16,000	4,000	4,500	—	15,000	84,500
Albert J. Neupaver	45,000	14,000	5,000	6,000	5,000	—	75,000
Hans Michael Norkus	45,000	16,000	4,000	10,500	2,000	—	77,500
Joseph H. Pyne	45,000	16,000	4,000	6,000	2,000	—	73,000
Ann N. Reese	45,000	16,000	4,000	10,500	5,000	15,000	95,500
Mark A. Scudder	45,000	16,000	4,000	12,000	6,000	15,000	98,000
Hunter C. Smith	45,000	12,000	4,000	6,000	—	—	67,000
Total	$422,926	$136,000	$39,000	$78,000	$33,000	$45,000	$753,926

(1)	Mr. Fuller retired from the Board, effective May 24, 2017.
Deferral of Cash Compensation
Under the Omnibus Plan, each non-management director can elect to have all or a portion of his or her annual retainer, Board and committee meeting fees and chair fees, as applicable, paid in DSUs representing shares of our Class A Common Stock. If a director elects to defer all or a portion of these fees, the participating director’s account is credited on a quarterly basis with DSUs having a value equal to 125% of the cash compensation he or she elected to defer. Specifically, the number of DSUs credited to each participating director’s account is equal to the result obtained by dividing the dollar amount of the deferred compensation by the per share market price of the Class A Common Stock at the close of business on the second to last business day of the quarter in which such director would have otherwise been entitled to receive the cash compensation and multiplying that number by 1.25. DSUs are subject to customary anti-dilution adjustments. A non-management director is not entitled to vote or transfer the Class A Common Stock represented by the DSUs in his or her account until the shares represented by DSUs are issued to him or her. These shares will be issued to the participating director or his or her designated beneficiaries (1) on the deferred payment date or dates previously elected by him or her or (2) if earlier, upon his or her death, long-term disability or cessation of service as a director. DSUs are deemed to be vested on the grant date. In 2017, all of our non-management directors received additional deferred shares in the aggregate valued at $183,350 resulting from the 25% premium associated with the deferral of fees for service on our Board and committees.
Directors’ Annual Equity Award
Restricted Stock Grants
In 2017, each non-management director (other than Messrs. Allert and Fuller) received an annual equity award in the form of a grant of restricted stock with a value of $90,000 on May 24, 2017. Mr. Allert received his annual equity award in the form of a grant of restricted stock units with a value of $90,000 on May 24, 2017 and Mr. Fuller did not receive a 2017 annual equity award due to his retirement from the Board, effective May 24, 2017. The grant date fair values of these awards, computed in accordance with ASC Topic 718, are shown in the table on pages 20 to 21. The annual restricted stock (or unit) grant issued in the first year of a director’s three-year term vests in three equal installments on the dates of each of the next three annual meetings. The annual restricted stock (or unit) grant issued in the second year of a director’s term vests in two equal installments on the dates of each of the next two annual meetings. For the final year of the directors’ three-year term and for new non-management directors that have yet to be elected by our stockholders, the entire amount of the annual restricted stock (or unit) grant vests on the date of the following year’s annual meeting.

Directors’ Matching Gift Plan
Our Directors’ Matching Gift Plan is designed to provide an additional incentive for our non-management directors to contribute to educational, cultural, environmental and charitable organizations of their choice. We will match gifts up to a total of $5,000 per donor per year. Educational institutions can either be secondary schools, schools that offer two-year or four-year degrees above the high school level, graduate level schools or programs, accredited educational institutions or educational institutions that are tax-exempt under Section 501(c)(3) of the IRC. Non-educational recipient organizations must be tax-exempt under Section 501(c)(3) of the IRC and must not be a religious organization. In addition, arts or cultural organizations must be open to and operated for the benefit of the public; environmental conservation organizations must be affiliated with national, regional or state-level organizations, must provide public benefits beyond individual communities and must engage in conservation efforts related to land, air and water use; and charitable organizations must be affiliated with local, state-regional or state-level organizations. All charitable deductions made pursuant to this plan are taken solely by our Company, and our individual directors do not derive any personal financial benefit from the plan’s implementation.

EXECUTIVE OFFICERS
Set forth below is certain information regarding each of our current Executive Officers.
John C. Hellmann, age 47, has been our Chairman of the Board since May 2017, President since May 2005, a director since 2006 and our CEO since June 2007. Previously, Mr. Hellmann was our CFO from 2000 to May 2005. Prior to that, Mr. Hellmann was an investment banker at Lehman Brothers Inc. and Schroder & Co. Inc. in New York. Mr. Hellmann also worked for Weyerhaeuser Company in Tokyo, Japan and Beijing, China. Mr. Hellmann has an A.B. from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.A. in International Studies from the Johns Hopkins University School of Advanced International Studies (SAIS).
Timothy J. Gallagher, age 55, has been our CFO since May 2005. Prior to joining the Company in May 2005, Mr. Gallagher was Senior Vice President and Treasurer of Level 3 Communications. Prior to that, Mr. Gallagher held a number of financial positions during eight years at BP Amoco Corporation and nearly five years at WilTel Communications. Mr. Gallagher has a B.S.E. from Princeton University, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.S. in Financial Mathematics from the University of Chicago.
David A. Brown, age 59, has been our Chief Operating Officer (“COO”) since October 2012. Prior to joining the Company in June 2012, Mr. Brown was Executive Vice President and COO of CSX Transportation from 2010 to early 2012. He was Chief Transportation Officer for CSX from 2006 to 2010 and, prior to that, served 25 years with Norfolk Southern in roles ranging from strategic planning to the integration of the Conrail acquisition. Mr. Brown has a B.S. in Business Administration from the University of Tennessee and has an M.B.A. from the same institution. Mr. Brown also completed Harvard University’s Advanced Management Program.
Allison M. Fergus, age 44, has been our General Counsel and Secretary since October 2006. Ms. Fergus joined the Company as Senior Counsel in November 2005. Prior to joining the Company, Ms. Fergus was an associate at Shearman & Sterling LLP in New York where she practiced in the capital markets group from 2001 to 2005. Prior to her employment at Shearman & Sterling, Ms. Fergus worked in the treasury group of Omnicom Group Inc., an advertising and marketing communications services company, and at JPMorgan Chase, formerly Chase Manhattan Bank. Ms. Fergus has a B.S. in International Business from Georgetown University and a J.D. from Fordham University School of Law.
Matthew O. Walsh, age 43, joined the Company in 2001 and has been our Executive Vice President, Global Corporate Development since June 2015. Prior to that, Mr. Walsh served in various corporate development and finance roles at the Company, including Senior Vice President, Corporate Development and Treasurer. From 1996 to 2001, Mr. Walsh was an investment banker at Salomon Smith Barney and Schroder & Co. Inc. both in New York and London. Between April 2012 and August 2015, he served on the Executive Committee of the Board of Directors of the American Short Line and Regional Railroad Association. Until 2011, Mr. Walsh also served on the Board of the Railroad Clearinghouse, which was established to create the administrative systems and banking function for electronic settlement of all rail industry interline freight systems. Mr. Walsh has an A.B. from Princeton University.
The Executive Officers serve at the discretion of our Board without specified terms of office.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 Executive Officers, and any persons who beneficially own more than 10% of the Company’s stock, to file with the SEC initial reports of ownership and reports of changes in ownership in our stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company’s administrative staff assists the Company’s Section 16 Executive Officers and directors in preparing and filing these reports with the SEC.
To the Company’s knowledge, based solely on a review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, all Section 16(a) filing requirements were met during 2017, except that the following Form 4 filings filed on March 1, 2017 for each of Messrs. Brown, Gallagher, Hellmann, Liucci and Walsh and Ms. Fergus were filed late due to an administrative oversight in which the shares of Class A Common Stock of the Company underlying the 2016 performance-based restricted stock unit awards should have been determined on February 1, 2017, but were actually certified on March 1, 2017.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions as they related to our Executive Officers. The Company’s Executive Officers for the fiscal year ended December 31, 2017 were:

Name	Title
John C. Hellmann	Chairman, Chief Executive Officer and President
Timothy J. Gallagher	Chief Financial Officer
David A. Brown	Chief Operating Officer
Allison M. Fergus	General Counsel and Secretary
Matthew O. Walsh	Executive Vice President, Global Corporate Development
Executive Summary
The Compensation Committee oversees our executive compensation program and reviews and approves all compensation decisions relating to our Executive Officers. The Compensation Committee endeavors to provide a compensation program that attracts, motivates and retains our Executive Officers, is competitive within our industry and provides a substantial emphasis on Company performance and building value for our stakeholders.
Key Features of Our Executive Compensation Program
The following summary provides highlights of our executive compensation program:

	What We Do		What We Don’t Do
✓	Direct link between pay and performance using Genesee Value Added (“GVA”) methodology (as described below) that aligns business strategies with value creation;	✗	No employment contracts with executives;
✓	Multiple performance factors under GVA methodology discourage excessive risk-taking by removing any incentive to focus on a single performance goal;	✗	No gross-up payments to cover personal income taxes or U.S. excise taxes relating to severance benefits;
✓	Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results;	✗	No excessive perquisites for executives;
✓	Competitive executive compensation levels that have a significant emphasis on performance-based pay;	✗	No re-pricing or backdating of stock options;
✓	Multi-year time horizon for long-term incentives (options, restricted stock and performance-based restricted stock units) to align executive and stakeholder interests;	✗	No golden parachute severance payments; and
✓	Limit short- and long-term incentive payouts to 200% of target;	✗	No hedging or pledging of the number of shares of Class A Common Stock that are required to be held by our Executive Officers and directors to satisfy our share retention guidelines.
✓	Significant share ownership guidelines for senior executives;
✓	Robust clawback policy that provides for the recovery of incentive compensation in the event of a restatement of the Company’s consolidated audited financial statements due to a material error; and
✓	Independent compensation consultant is retained by the Compensation Committee to advise on executive compensation matters.

2017 Performance Highlights
The safety of our employees is our number one priority. During 2017, we continued to deliver exemplary safety results with a combined reportable injury-frequency rate of 0.83 per 200,000 man hours, approximately three times safer than the U.S. short line average. Our railroads and switching operations (i.e., not including U.K. container terminals and trucking) finished the year at 0.79, outperforming all of the Class I railroads for the ninth consecutive year. Our safety program also focuses on the safety and security of our train operations, and we monitor our reportable derailments worldwide in accordance with the guidelines established by the United States Federal Railroad Administration (“FRA”). During 2017, our operations achieved a consolidated reportable derailment frequency rate, defined as FRA reportable derailments per 200,000 man-hours worked, of 0.58. We are committed to continuous improvement in safety, and our goal is for every one of our subsidiaries to be injury-free, every day.
(a) Includes Freightliner Group Limited’s (“Freightliner”) 2015 safety performance, which is the year G&W acquired Freightliner.
(a) In 2015, FRA-reportable derailment performance for the Company’s consolidated operations, excluding U.K./Europe Operations, was 0.97 FRA-reportable derailments per 200,000 man-hours worked, which was used in calculating the 2015 cash bonuses under the GVA Methodology.

During 2017, we continued to execute on our growth strategy that includes the acquisition or long-term lease of existing railroads, as well as investment in rail equipment and/or track infrastructure to serve new and existing customers. Since 2000, we have acquired over 105 railroads. In May 2017, we consummated the acquisition of Pentalver Transport Limited (“Pentalver”), a U.K.-based maritime container terminal and transportation business.
For the one-year period ending December 31, 2017, the Company delivered strong returns to our stockholders. Total stockholder return (“TSR”) was up 13%, which ranked at the 59th percentile of companies in our compensation and performance peer group.
2017 Executive Compensation Highlights
At the beginning of 2017, the Compensation Committee approved a 3% increase in base salaries and subsequently adjusted Mr. Brown’s salary mid-year, as explained in more detail below. The Compensation Committee also approved financial and safety goals pertaining to the short- and long-term incentive plans. The Compensation Committee set GVA financial targets in the annual and long-term incentive plans at a level that would make it reasonably difficult to achieve when taking into account the business environment at the time the target was established. Safety targets pertaining only to the short-term incentive plan were also set to make it reasonably difficult to achieve when compared with the historical safety results of the Company and of Class I, Class II, and Class III railroads. In addition to financial and safety targets in the short-term incentive plan, our Executive Officers were also evaluated on the basis of individual performance and departmental or other goals.
In 2017, the Executive Officers realized 77% and 91% of their target annual financial and safety bonuses, respectively, and 100% of their target annual individual performance awards. This resulted in a combined executive award between 83% and 91% of target annual cash bonuses under the GVA methodology for 2017. Under our long-term incentive plan, executives realized 77% of the target performance-based restricted stock unit award granted in 2016 based on GVA financial performance. Any performance-based restricted stock units earned under this award are also subject to service requirements.
Participants in the Compensation Process
Role of the Compensation Committee
The Compensation Committee, which consists of five independent directors, is responsible for developing and administering our executive compensation program. The Compensation Committee works closely with its independent compensation consultant and meets regularly (six times in 2017) to make decisions on our executive compensation program and to discuss the compensation of our Executive Officers. The Compensation Committee reports its actions to the full Board at the Board meeting following each Compensation Committee meeting. A complete description of the Compensation Committee’s authority and responsibilities can be found in our Compensation Committee Charter. You may find links to current copies of our committee charters on our website at http://ir.gwrr.com/governance.
Role of the Independent Compensation Consultant
The Compensation Committee directly engages with Echelon as its independent compensation consultant and for support on ongoing executive compensation matters. During 2017, Echelon performed a variety of services, beginning with an in-depth review of our peer group to ensure each peer company’s continued suitability in terms of industry, size and operating complexity. Echelon also assessed the Company’s executive compensation levels and program design relative to our peer group and general practices for comparably sized organizations, conducted an annual assessment of risk in our executive compensation program, provided periodic updates and guidance on regulatory and governance trends impacting compensation, and reviewed compensation-related proxy disclosures. Echelon recommended certain changes to our executive compensation program and practices based on its analyses. Neither Echelon nor any of its affiliates maintain other direct or indirect business relationships with the Company or any of its affiliates other than the services provided to the Compensation Committee. Echelon’s services are provided under the direction and authority of the Compensation Committee, and all work performed by Echelon is pre-approved by the Chairman of the Compensation Committee. In February 2018, the Compensation Committee evaluated whether any work provided by Echelon raised any conflicts of interest and determined that it did not.

Role of the Chief Executive Officer
In performing its duties, the Compensation Committee meets periodically with the CEO to review compensation policies and specific levels of compensation paid to the Executive Officers and certain other key personnel. The CEO assists the Compensation Committee in evaluating the performance of the Executive Officers other than himself, establishing business performance targets and objectives and recommending salary levels and incentive awards. The CEO also works with the Chairman of the Compensation Committee to establish the agenda for the Compensation Committee meetings, and management then prepares the information required for the meetings. This information typically includes reports, data and analyses with respect to current and proposed compensation, answers to inquiries from members of the Compensation Committee and documents related to our compensation program. The Compensation Committee may also request information be provided to it by its compensation consultant to supplement management materials. As necessary, the Compensation Committee meets in executive session, without the presence of management.
Determination of Total Compensation
Compensation Philosophy
Consistent with the Company’s performance-based culture and desire to attract and retain outstanding executives, the Compensation Committee endeavors to align the Company’s executive compensation program to target total compensation that is competitive (based on the peer group identified in the most recent compensation study), with the opportunity for compensation to exceed the market median in the event of noteworthy performance as reflected in annual GVA cash bonus payments, through GVA-based performance equity awards, and through the impact of share price increases on other stock-based compensation. This approach seeks to more heavily weight executive compensation to reward the creation of long-term stockholder value, rather than toward short-term financial performance. Moreover, to encourage the stability of our leadership team, several elements of our executive compensation program include multi-year vesting provisions. In addition, our executive compensation program requires our Executive Officers to retain significant ownership of the Company’s stock to further align the interests of these individuals with the interests of our stockholders.
Compensation Peer Group and Benchmarking
The Compensation Committee periodically reviews the Company’s peer group to ensure the continued suitability of comparator companies for compensation and performance benchmarking purposes. The last such review was conducted by Echelon, in October 2015, which review set the basis for compensation paid to Executive Officers for fiscal year 2016 and thereafter, as it was concluded that the peer group did not need to be changed for 2017. The criteria for inclusion into the peer group included companies with:

•	Similar revenue and market capitalizations (with comparable valuations);

•	Financial performance and asset growth rates consistent with the Company’s recent performance;

•	International operations; and

•	Other relevant attributes such as companies in the transportation industry and companies that grow through acquisitions.
The peer group selected and adopted by the Compensation Committee consisted of the following 13 companies:

Atlas Air Worldwide Holdings, Inc.	Kansas City Southern
Buckeye Partners, L.P.	Kirby Corporation
Bristow Group Inc.	Magellan Midstream Partners LP
Canadian Pacific Railway Ltd.	Old Dominion Freight Line Inc.
GATX Corporation	Trinity Industries Inc.
Hornbeck Offshore Services, Inc.	Westinghouse Air Brake Technologies Corporation
JB Hunt Transport Services, Inc.
When the peer group was initially selected at the end of fiscal 2015, Echelon determined that the Company was positioned relative to the peer group as follows: at approximately the 15th percentile, 60th percentile and 40th percentile in terms of revenue, asset size and market capitalization, respectively; well above the 75th percentile in terms of three-year compound annual growth in revenue and assets; and at approximately the 25th percentile in terms of three-year compound annual growth in total stockholder return, based on publicly available data as of the end of the prior year.

The Compensation Committee also periodically reviews compensation benchmarking data to evaluate our Executive Officers’ compensation positioning versus the market median and to consider whether any changes in executive target compensation are warranted. The last such review was conducted at the end of fiscal 2015 which concluded that our Executive Officers’ target short-term compensation (“STC”; base salary plus target short-term incentives), target long-term incentives (“LTI”; time-vested and performance-based equity awards) and target total direct compensation (“TDC”; the sum of target short-term compensation and target long-term incentives) were all within 2% of the market median. In addition to the benchmark data comparison, the Compensation Committee also considered other factors, including, but not limited to, additional job responsibilities for each Executive Officer not necessarily represented in the peer group counterparts and relative internal pay equity among the senior executive team. Finally, the Compensation Committee obtained performance reviews of each of the Executive Officers (other than the CEO) from the CEO and also completed a formal review of the CEO’s performance (including input from the Board and selected members of management). As a result of this comprehensive analysis, the Compensation Committee elected to make no changes to the target TDC levels of our Executive Officers for fiscal 2016.
In February 2017, the Compensation Committee also elected to make no changes to the target TDC levels of our Executive Officers, other than to approve a 3% annual merit increase for each Executive Officer.
2017 Executive Compensation Overview
Key Components and Mix of Executive Compensation
In performing its duties with respect to the establishment of 2017 compensation for our Executive Officers, in late 2016 the Compensation Committee requested that Echelon perform an updated review of our executive compensation program design to ensure that it continued to align our Executive Officers’ compensation with the Company’s business objectives, with the goal of attracting, retaining and rewarding executives with the ability to contribute to the Company’s long-term success and increase stockholder returns. As part of its review of the compensation program, Echelon also conducted a quantitative and qualitative evaluation of the Company’s executive compensation program to determine if the program may contribute to excessive risk-taking. Echelon concluded that the compensation program’s long-term focus, balanced mix of performance metrics and aggressive yet reasonable goal-setting are consistent with sound practices and did not encourage undue risk-taking.
The following table illustrates the key elements of the Company’s 2017 executive compensation program:

Element	Form/Vehicle	Time Horizon	Primary Objectives & Link to Stockholder Value
Base Salary	Cash	Annual	Fixed and competitive cash component to attract and retain our Executive Officers
Short-Term Incentives	Cash Bonus under GVA methodology	Annual	Designed to focus and motivate our Executive Officers to meet and exceed their annual financial, safety and individual goals
Long-Term Incentives	Stock Options	3-year ratable vesting; 5-year option term	Provide incentive to increase the market value of our common stock
	Time-Vested Restricted Stock	3-year ratable vesting	Promote long-term retention and support stock ownership and alignment with stockholders
	Performance-Based Restricted Stock Units (PBRSUs)	3-year total vesting	Reward achievement of long-term GVA goals and creation of stockholder value
Deferred Compensation Plan	Cash	5-year vesting of contributions	Designed to provide a supplemental retirement benefit in lieu of a traditional pension plan to Executive Officers
Other Compensation	Other benefits	Not applicable	Limited personal benefits related to 401(k), auto, life insurance and long term disability insurance that are consistent with our peer companies

The following graphs illustrate the allocation of the key compensation elements for our CEO and for our other Executive Officers’ target compensation in 2017.
*Contributions to Defined Contribution Accounts under Deferred Compensation Plan
2017 Annual Base Salary
As discussed in the sections above, we provide base salaries to recognize the scope of responsibilities, skills, competencies, experience and individual performance of each Executive Officer. The base salary paid to each Executive Officer serves as the foundation of the overall compensation program for the executive officer, and the payouts under the annual incentive compensation plan and long-term incentive compensation programs are generally tied to, or expressed as a percentage of, base salary. The Compensation Committee reviews the base salaries of each Executive Officer on an annual basis.
When determining base salaries in February 2017, the Compensation Committee recognized that the base salaries for the Executive Officers had not been increased in 2016 based on the outcome of the Compensation Committee’s benchmarking analysis and in recognition of the challenging operating environment. The Compensation Committee acknowledged the Company’s long-term growth in revenues and earnings and the continued efforts and demands upon the Executive Officers and determined that it was appropriate to increase all 2017 Executive Officer salaries by 3% to address cost of living increases in 2017, noting that 3% was a typical salary increase in our industry (both for Class I railroads and the general railroad industry). This increase was also consistent with the increase provided to the Company’s general employee population.
Later in 2017, the Compensation Committee also recognized the additional responsibilities taken on by Mr. Brown during his nine-month assignment in Australia and determined to adjust his salary to $515,000, effective as of July 26, 2017, which resulted in an increase of 24% as compared with Mr. Brown’s 2016 base salary.
The base salaries for 2017, inclusive of the mid-year adjustment for Mr. Brown, are set forth in the following table:

Name	2017 Base Salary	2016 Base Salary	Percent Increase
John C. Hellmann	$875,243	$849,750	3%
Timothy J. Gallagher	$480,800	$466,796	3%
David A. Brown	$515,000	$414,812	24%
Allison M. Fergus	$450,883	$437,750	3%
Matthew O. Walsh	$515,000	$500,000	3%

2017 Annual Incentive Compensation Program
Cash Bonuses Under the GVA Methodology
We use our annual incentive compensation program as a tool to align our Executive Officers’ interests with stockholders’ interests and to support the Company’s strategic and operational objectives. In 2017, the Compensation Committee established cash bonuses targeted at 75% to 100% of Executive Officers’ annual base salary (the “total target annual cash bonus”), with such cash bonuses based upon several components, including Company-wide financial performance as measured under our GVA methodology, Company-wide safety performance and individual performance. Our annual incentive compensation program is designed so that when the Company performs well, based on financial or safety performance targets and/or the individual performance goals being met, as applicable, Executive Officers receive greater cash bonuses. Conversely, in the event that financial or safety performance falls below established targets, and/or individual performance goals are not met, as applicable the Executive Officers receive lower cash bonuses (or no cash bonus).
The financial performance targets for the Company are derived based on GVA. GVA is a measure of our after-tax operating profit less a capital charge. The capital charge is calculated by multiplying the Company’s assumed long-term weighted average cost of capital by the total capital invested in the business, a particularly relevant metric for our capital-intensive railroad operations. We believe evaluating financial performance based on GVA motivates our Executive Officers and other key employees to produce results that increase stockholder value and encourages individual and team behaviors that help the Company achieve both its short- and long-term corporate objectives. The financial performance component weight ranges from 35% to 70% of the total target annual cash bonus amount depending on the Executive Officer’s responsibility for the Company’s financial results.
The Company is committed to protecting the personal well-being of our employees and the communities in which we operate, and therefore safety performance is included as a component of our annual incentive compensation program with a component weight of 15% of the total target annual cash bonus amount. We believe safe operations make the Company a more attractive place to work, reduce employee turnover, minimize high-cost injuries and insurance-related expenses and translate into efficient and profitable railroads.
The safety performance targets for the Company have two components and are derived from the ratios of (1) the number of reportable injuries per 200,000 man-hours worked and (2) reportable derailments per 200,000 man-hours worked, in each case as defined by the FRA. FRA-reportable injuries represent a verifiable way of monitoring safety and benchmarking our safety results against other railroads. FRA-reportable derailments represent a meaningful way to track improvements in our derailment frequency year over year. Each metric is tracked separately and aggregated to arrive at the G&W Annual Safety Performance weighted by 80% of the FRA-reportable injury frequency ratio and 20% of the FRA-reportable derailment ratio frequency, with performance for each metric measured against a target level for the year.
Individual performance targets are also included in the calculation of the total target annual cash bonus to motivate the attainment of personal goals specific to their departmental functions and responsibilities. This individual component for our Executive Officers is weighted between 15% and 50% of each executive’s target annual incentive award value, and satisfaction of individual performance objectives is assessed by Mr. Hellmann. For our CEO, whose individual performance component was weighted at 15% in his calculation of total annual cash bonus, the Board assessed Mr. Hellmann’s individual performance targets in 2017 and determined that his individual component was fully satisfied.

The following table illustrates the total target annual cash bonus amounts as a percentage of base salary established on January 28, 2017 (for fiscal year 2017) for each of our Executive Officers, the weighting assigned to each component measure and the range for the annual potential cash bonuses as a percentage of the total target annual cash bonus and as a percentage of base salary. The range for potential cash bonuses as a percentage of base salary is calculated as the product of the total target bonus amount as a percentage of base salary multiplied by the annual potential cash bonus at both zero and maximum achievement. The total target annual cash bonuses as a percentage of base salary in 2017 for all Executive Officers were unchanged in 2017 and considered to be appropriate in order to deliver total target cash compensation at approximately the 50th percentile of the peer group.

Name	Total Target Annual Cash Bonus Amount as a % of Base Salary	Financial Performance Component Weight		Safety Performance Component Weight		Individual Performance Component Weight		Range of Annual Cash Bonus as a % of Bonus Target	Range of Annual Cash Bonus as a % of Base Salary
		% of Total Target Annual Cash Bonus	Max Achieve- ment as a % of Base Salary	% of Total Target Annual Cash Bonus	Max Achieve- ment as a % of Base Salary	% of Total Target Annual Cash Bonus	Max Achieve-ment as a % of Base Salary
John C. Hellmann	100%	70%	140%	15%	30%	15%	30%	0% - 200%	0% - 200%
Timothy J. Gallagher	75%	70%	105%	15%	23%	15%	23%	0% - 200%	0% - 150%
David A. Brown	75%	70%	105%	15%	23%	15%	23%	0% - 200%	0% - 150%
Allison M. Fergus	75%	35%	53%	15%	23%	50%	75%	0% - 200%	0% - 150%
Matthew O. Walsh	75%	70%	105%	15%	23%	15%	23%	0% - 200%	0% - 150%
The Company calculates the actual annual cash bonus earned independently for each of the financial, safety and individual performance components, with the amounts earned for each component added together. Effective February 3, 2016, the Compensation Committee terminated the carry-forward aspect of prior year bonuses, which previously had provided for positive and negative bonus amounts to be carried forward to subsequent years’ bonus calculations, and amortized over a three-year period. Safety and financial components are each capped at 200%, and individual components are capped at 100%. All components have a minimum of zero, and financial and safety bonus payouts are based on variance from GVA financial and safety target performance as set forth in the payout regime table below:
Payout Regime

Variance from GVA Target Performance	GVA Performance Factor
110% or greater	200%
Between 102.5% and 110%	interpolated
Between 100% and 102.5%	100%
100%	100%
Between 97.5% and 100%	100%
Between 80% and 97.5%	interpolated
80% and below	0%
For 2017, as was the case in the prior years, at the beginning of the year the Compensation Committee approved annual financial and safety performance targets.
The Compensation Committee set the GVA financial performance target at a level that would make it reasonably difficult to achieve when taking into account the business environment at the time the target was established. Under our GVA methodology, financial performance is assessed in relation to the Company’s annual operating budget and budgeted invested capital. In 2017, the Executive Officers realized 77% of their target bonus for financial performance.
The safety performance target was also set at a level that would make it reasonably difficult to achieve when compared with the historical safety results of Class I, Class II and Class III railroads and at a level that encourages year-over-year safety improvements, which reflects the Company’s commitment to continuous safety improvements.

For 2017, the corporate safety targets for Executive Officers were as follows:

•	FRA-reportable injury performance target for the Company’s consolidated operations, including U.K./Europe Operations, was set at 0.73 FRA reportable injuries per 200,000 man-hours worked; and

•	FRA-reportable derailments performance target was set at 0.70 FRA reportable derailments per 200,000 man-hours worked.
In 2017, the Company’s consolidated FRA reportable injury performance failed to meet our targets and resulted in a 73% payout for FRA reportable injuries for all Executive Officers. The consolidated North American Operations and Australian Operations reportable injury performance resulted in a 37% payout earned for FRA-reportable injuries per 200,000 man-hours worked. This payout recognizes that the Company’s consolidated operations, excluding U.K./European Operations, had disappointing safety performance in 2017. However, Freightliner’s exceptional improvement in safety performance resulted in a 145% payout for FRA reportable injuries for our U.K./European Operations and helped improve the Company’s consolidated results and supported the 73% payout.
In 2017, FRA-reportable derailments performance decreased slightly over 2016, but still significantly exceeded the targets and resulted in a 161% payout.
In the aggregate, in 2017, the Executive Officers realized 91% of their target bonus for safety performance based on the results for FRA reportable injuries (80% of the target safety bonus) and FRA reportable derailments (20% of the target safety bonus).
In 2017, the Executive Officers received 100% of their target individual performance bonus based on an assessment by the Board of Mr. Hellmann’s performance and Mr. Hellmann’s determination that the rest of the Executive Officers met their personal objectives.
For each fiscal year from 2006 through 2017, actual total annual bonus payouts to Executive Officers have ranged from 14% to 200% of the targeted bonuses (excluding the impact of positive carry-forward bonus amounts that were permitted under the prior program structure). Actual corporate financial performance payouts for each fiscal year from 2006 through 2017 (12 years) met or exceeded the established targets only five times. Actual corporate safety performance payouts for each fiscal year from 2006 through 2017 (12 years) met or exceeded the established target eight times. The combined results for 2017 yielded an average aggregate bonus payout of 83% of the 2017 total target cash bonus amount for each of the Executive Officers, except Ms. Fergus, whose average aggregate bonus payout was 91% of the 2017 total target cash bonus. The Company’s 2017 performance resulted in approximately $10.0 million of annual cash bonuses for all participants in the annual incentive compensation program, with $2.0 million of such cash bonuses paid to our Executive Officers. For additional information on actual amounts of annual incentive compensation paid to Executive Officers, see the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 42.
Special Bonuses
From time to time, the Compensation Committee also approves discretionary cash bonuses or equity awards to recognize extraordinary contributions by our Executive Officers or performance in a given year. In recognition of the additional responsibilities taken on by Mr. Brown during his nine-month assignment in Australia in 2017, the Compensation Committee approved a special, discretionary bonus for the Mr. Brown in a total amount of $490,000, as shown in the Bonus column of the “Summary Compensation Table” on page 42.
2017 Long-Term Incentive Compensation Program
We use our long-term incentive compensation program to provide equity awards that include a mix of performance-based and time-vested equity. The equity awards are delivered in the form of performance-based restricted stock units (“PBRSU”), stock options and restricted stock awards to our Executive Officers and other key personnel. Awards are granted to our Executive Officers at the discretion of the Compensation Committee and are based on each executive’s contribution and expected future contribution to our success, with input from the CEO with respect to Executive Officers other than himself.
Annual equity awards have provided an opportunity for Executive Officers to receive long-term incentive compensation valued at between 175% and 365% of annual base salary. These ranges were established to align long-term incentive compensation at or near the 50th percentile of the peer group. The actual amount of the annual equity award has been based on both individual and corporate financial performance as assessed by the CEO, with respect to Executive Officers other than himself, and based on guidance from the Compensation Committee’s independent compensation consultant. Additional considerations have included the amounts paid as annual incentive compensation, individual performance of the Executive Officers, share retention requirements and other factors that were deemed relevant by the Compensation Committee.

In accordance with the Company’s philosophy of aligning management and stockholder interests and considering the future contributions expected of our Executive Officers, the 2017 long-term incentive equity awards granted to our Executive Officers were unchanged in 2017 from 2016, excluding the impact of the special one-time, retention award granted in 2016 to all Executive Officers with the exception of the CEO, who received a special one-time retention award in 2017 as discussed further below.
The 2017 target long-term incentive program equity awards, excluding the special one-time retention award paid to the CEO and described below, for each Executive Officer as a percentage of base salary are as follows:

Name	2017 Equity Awards as a Percentage of Base Salary
John C. Hellmann	365%
Timothy J. Gallagher	180%
David A. Brown(1)	175%
Allison M. Fergus	175%
Matthew O. Walsh	175%

(1)	Mr. Brown’s 2017 equity awards as a percentage of base salary was established in February 2017, prior to his salary adjustment in July 2017.
For 2017, the total dollar value of annual long-term incentive compensation equity awards was approved by the Compensation Committee on February 1, 2017, and the total dollar value was delivered through a single grant on February 28, 2017, consistent with the Company’s Stock-Based Award Policy.
Performance-Based Equity Awards - PBRSUs
For fiscal 2016, the Compensation Committee approved a new PBRSU component under the Company’s Long-Term Incentive Compensation Program, which had historically been composed of 50% stock options and 50% time-vesting restricted stock. In recognition of the transition to the new form of PBRSUs, for 2016, the Compensation Committee allocated 16.7% of the total target long-term equity award opportunity to the Executive Officers to such PBRSUs. The PBRSUs were granted on February 26, 2016, and were subject to performance-based vesting through December 31, 2016. The Company determined the number of underlying shares of Class A Common Stock earned under the PBRSUs based upon the satisfaction of pre-determined financial performance targets established under the Company’s GVA methodology and determined in accordance with the payout regime described above under “— Cash Bonuses Under the GVA Methodology.” In 2016, the GVA performance factor for the PBRSUs was 100% based on the Company’s 2016 financial results over the performance period. The PBRSUs were also subject to time-based vesting, and vested on February 26, 2017.
In February 2017, the Compensation Committee renewed its approval of the PBRSU component under the Company’s Long-Term Incentive Compensation Program and allocated 25% of the Company’s total Long-Term Incentive Compensation equity award opportunity to the PBRSUs. In 2017, the GVA performance factor for the previously granted PBRSUs was 77% based on the Company’s 2017 financial results over the performance period. The PBRSUs vest one-third over a three-year period beginning February 28, 2018.
Time-Vested Equity Awards - Stock Options and Restricted Stock Awards
The Compensation Committee views stock options as an important component of overall executive compensation because stock options emphasize our objective of increasing stockholder value. The Compensation Committee views restricted stock awards as providing compensation that promotes retention value and a long-term financial interest in the Company. Consistent with this philosophy, for 2017, stock options comprised 50% of the total target long-term incentive award opportunity for our Executive Officers, while restricted stock awards comprised 25% of the total target long-term incentive award opportunity with the new PBRSU awards comprising the remaining 25%. Both stock options and restricted stock awards were eligible to vest in equal installments upon the anniversary of the grant, beginning with the first anniversary. Specifically, our 2017 time-vested stock option awards vest in three equal installments on the first, second and third anniversaries of the grant date. Our 2017 time-vested restricted stock awards vest in two equal installments on the second and third anniversaries of the grant date. Award values for options were calculated based on the fair value per share using the Black-Scholes valuation model on the day of grant and for restricted stock were based on the closing share price of our stock on the NYSE on the day of grant. As noted above under “—Performance-Based Equity Awards - PBRSUs”, the 2017 PBRSU awards were also subject to time-based vesting, and began vesting on February 28, 2018. For additional information on the value of the 2017 long-term equity incentive awards to our Executive Officers, see the Grant Date Fair Value of Stock and Option Awards column of the “2017 Grants of Plan-Based Awards” table on page 43.

The stock option awards, restricted stock awards and performance-based equity awards for our Executive Officers and other key personnel also include standard confidentiality and non-compete obligations, which if violated would result in a forfeiture of unexercised options and unvested restricted stock awards and disgorgement of any gains on option awards and restricted stock awards during the previous six months. The option awards, restricted stock awards and performance-based equity awards for our Executive Officers and other key personnel are also subject to acceleration of vesting upon a change of control, which the Compensation Committee believes allows our Executive Officers to focus on their responsibilities and provides security against unpredictable actions of successor corporations following a qualifying change of control of the Company. Beginning with the May 2014 equity grants, option awards and restricted stock awards are also subject to acceleration of vesting upon death or disability, in line with market practice.
2017 Retention Equity Awards
In 2017, the Compensation Committee granted a special retention award for Mr. Hellmann valued at $2,625,742, which was equivalent to approximately three times his 2017 base salary. The special retention award was granted in the form of restricted stock, vesting in one-third increments on each of the third, fourth and fifth anniversaries of the grant date. In connection with the retention award, the Compensation Committee noted the 29% appreciation of the Company’s Class A Common Stock price during the year ended December 31, 2016, continued exceptional leadership, a strong 2016 CEO performance review, as well as the appointment of Mr. Hellmann as Chairman of the Board following the retirement of Mr. Fuller in May 2017.
Performance-Based Equity Awards Outstanding from Prior Years - TSR RSU Awards
In 2014 and 2015, the Compensation Committee approved annual Total Shareholder Return Restricted Stock Units (“TSR RSUs”) awards under the TSR RSU Program. For the TSR RSU awards, participants had the opportunity to earn up to the maximum number of TSR RSUs at the end of a three-year performance period ending on February 1, 2017 and February 1, 2018, respectively, based upon the Company’s relative TSR against two pre-established benchmarks: the peer group and the S&P 500. The TSR RSU Program provided that participants would earn specified percentages of restricted stock units based upon the Company’s relative percentile achievement of TSR over the Performance Period. The threshold performance for any payout under the TSR RSU program was not attained, and based on the market criteria, no shares were paid out under this program.
As a result of the Compensation Committee’s 2016 modifications to the Long-Term Incentive Compensation Program, including the adoption of the new PBRSUs, effective February 3, 2016, the TSR RSU Program was discontinued, and no future awards will be granted under this program.
Deferred Compensation Plan
Starting in 2004, we began offering a deferred compensation plan (the “DCP”). The DCP allows senior employees, including our Executive Officers, to defer receipt of their salary and/or bonus payments into accounts that mirror the gains and/or losses of several different investment funds we have selected. The Company does not offer a traditional pension plan to our Executive Officers. However, the Company has established a supplemental executive retirement benefit in the form of a Defined Contribution Account under the DCP for certain Executive Officers who do not otherwise have a pension associated with prior employment. The Compensation Committee believes supplemental executive retirement plans such as the Defined Contribution Accounts are an important part of executive compensation and are utilized by many companies that compete with the Company for executive talent, and, depending on the circumstances, may be necessary to attract or retain talented executives. Absent other retirement income, retirement benefits can be an important factor in an executive’s decision to accept or reject a new position. Annual Company contributions to the Executive Officer’s account vest at the rate of 20% per year, subject to acceleration of vesting in the event of a change of control, death or disability, each as defined under the DCP. The Company reserves the right to change the annual Company contributions made to an Executive Officer’s account from time to time, in such amount as it may determine, as a result of changes in specified assumptions.

In 2017, the Company continued to make annual contributions to the Executive Officers’ Defined Contribution Accounts, other than for Mr. Brown, who has legacy pension entitlements from a prior employer. The amount of the annual Company contributions for 2017, as set forth in the table below, was unchanged from the 2016 annual contributions.

Name	2017 Defined Contribution Account Contributions
John C. Hellmann	$136,573
Timothy J. Gallagher	$83,945
David A. Brown	$—
Allison M. Fergus	$44,574
Matthew O. Walsh	$40,118
Additional information regarding the Deferred Contribution Accounts is set forth in “2017 Nonqualified Deferred Compensation” below.
Other Compensation Policies, Plans and Features
Share Retention Guidelines
The Compensation Committee first adopted share retention guidelines for the Executive Officers and other key personnel in 2005 to further align the interests of these individuals with the interests of our stockholders. Under the guidelines, the Executive Officers are expected to maintain a significant ownership position in our Class A Common Stock. Historically, the guidelines were based on a multiple of such executive’s then-current base salary and the then-current share price on the date of adoption or revision of the guidelines, but expressed as a number of shares. Based upon guidance provided by our then- independent compensation consultant, and consistent with our peer group company practices, in April 2014 the Compensation Committee approved modifications to express the share retention guidelines as a multiple of base salary, rather than fixed share amounts. The current guidelines are set forth below:

Name	Share Guideline Amount
John C. Hellmann	10x Base Salary
Timothy J. Gallagher	5x Base Salary
David A. Brown	5x Base Salary
Allison M. Fergus	5x Base Salary
Matthew O. Walsh	5x Base Salary
Notwithstanding the guidelines, Executives Officers are permitted to sell shares to finance the exercise price of a stock option, if applicable, and to settle any tax obligations in connection with the exercise or a stock option or vesting of a Company equity award. Although the share ownership guideline amount is not required to be satisfied in any particular period of time, Executive Officers are required to retain 50% of any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock awards until the share guideline is satisfied. Waivers of the guidelines can be granted by the CEO for Executive Officers (other than himself) and key employees and by the Compensation Committee for the CEO. Waivers are generally granted only for serious and unforeseen hardship circumstances. In determining whether our share retention guidelines have been met, restricted stock, shares held by a spouse or minor child who resides with the Executive Officer or key employee and shares held by a trust established for estate or tax planning purposes that is revocable by the Executive Officer, key employee or his or her spouse are considered owned. With the exception of the COO, who joined the Company in 2012, all Executive Officers currently meet the share retention guideline amounts.

Hedging/Pledging Policy
In April 2014, the Compensation Committee adopted a Hedging/Pledging Policy that is incorporated into the share retention guidelines. Our Hedging/Pledging Policy precludes Executive Officers, other key personnel and members of the Board from hedging or pledging that number of shares of Class A Common Stock that are held to satisfy the share retention guidelines. Shares of Class A Common Stock held by Executive Officers, other key personnel and directors in excess of the amount required to satisfy the share retention guidelines can be hedged or pledged. Any of the shares of Class A Common Stock that are hedged or pledged will not count towards the number of shares held to satisfy the share retention guidelines. The Hedging/Pledging Policy provides for a five-year phase in period to allow those Executive Officers, key employees or directors who currently hedge or pledge shares of Class A Common Stock to comply with the policy. Our CEO complied with the new Hedging/Pledging Policy immediately following its adoption.
Compensation Clawback Policy
In 2016, the Company adopted a clawback policy which enables us, if there is an accounting restatement of the Company’s financial statements after the adoption of the policy due to an error deemed material to the previously issued financial statements, to recover from the Executive Officers and certain other key employees that portion of the performance-based equity awards and annual cash bonuses under the financial component of the GVA methodology (“incentive-based compensation”) that should not have been paid following the recalculation of awards after taking into account the restatement. Further, in the case of fraud or other misconduct by the Executive Officers or other key employees subject to the policy, the Company can recover up to 100% of any incentive based compensation under the policy.
Other Compensation Plans & Benefits
401(k) Plan
Executive Officers and other employees are entitled to participate in our 401(k) plan, which provides retirement benefits to employees and provides for employer and employee contributions. For 2017, the Company matched 100% of employee contributions to the 401(k) plan, up to the lesser of 4% of the employee’s salary and $10,800.
Stock Purchase Plan
Executive Officers and other employees who have been employed for more than one year and customarily work more than 20 hours per week are entitled to participate in our Stock Purchase Plan. Our Stock Purchase Plan permits participants to purchase our Class A Common Stock at approximately 90% of the lower of the closing price of our Class A Common Stock on the first business day of the month and the closing price on the second-to-last business day of the month. Participants in the Stock Purchase Plan may not purchase stock with an aggregate fair market value in excess of $25,000 during any calendar year or make purchases that would cause such participant to own 5% or more of the Company’s then-outstanding shares of Class A Common Stock. Stock purchases under the Stock Purchase Plan are funded through payroll deductions of up to 10% of a participant’s regular earnings. The Stock Purchase Plan is intended to encourage ownership of our Class A Common Stock by our employees at all levels of employment and thereby provide them with the incentive created by stock ownership. The Stock Purchase Plan is also intended to provide a more efficient mechanism for our employees to acquire stock ownership.
Long-Term Disability Insurance
Executive Officers and certain other employees receive coverage under our long term-disability insurance program, which provides a monthly income in the event of the executive’s disability. The Compensation Committee believes that this benefit is a normal component of a competitive executive compensation program and that it is useful to the retention of talented executives. For 2017, this coverage provided a monthly benefit of 60% of the Executive Officer’s base salary and annual incentive compensation, up to a maximum payment of $15,000 per month.
Perquisites
We provide certain of our Executive Officers with limited perquisites and other personal benefits. The Compensation Committee has reviewed and approved each of the perquisites provided to Executive Officers. While the Compensation Committee does not consider these perquisites to be a significant component of executive compensation, it recognizes that such perquisites are a factor in attracting and retaining talented executives. In 2017, we provided Mr. Walsh with payments for rent expense, tax equalization payments, children’s tuition reimbursement, relocation and certain personal travel expenses in connection with his temporary overseas assignment, together with tax gross-up payments on these items. In addition, we provided Mr. Brown with payments for rent expense and certain personal travel expenses in connection with his temporary overseas assignment, together with tax gross-up payments on these items. The Compensation Committee considered such payments to be fair and equitable under the circumstances, as well as customary market practice. Additional information with respect to the perquisites paid to our Executive Officers is set forth in the “Summary Compensation Table” below.

Continuity and Employment Agreements
The Compensation Committee believes that continuity agreements, or change of control arrangements, are necessary to attract and retain the talent necessary for our long-term success. However, the Compensation Committee does not view the potential payments payable to our Executive Officers under the applicable continuity agreements as an additional element of compensation. Rather, the Compensation Committee believes that these commitments by the Company provide security to our executives should their employment be terminated following a qualifying change of control through no fault of their own, thus allowing our executives to focus on their responsibilities to the Company.
Currently, all of our Executive Officers are parties to continuity agreements with the Company. These agreements require the Company to provide compensation to the Executive Officers as described below under “Potential Payments Upon Termination, Change of Control and Other Events” in the event of a qualifying change of control of the Company followed by either termination of the executive without cause or resignation by the executive for good reason, each as defined in the agreements, within two years following a change in control. This double trigger approach results in payment under our change of control provisions only if the Executive Officer is terminated. The Company has no continuity agreements that provide for the payment of any excise taxes due under the IRC or any other comparable taxes or that provide any gross-up payments for any taxes payable by the executives in connection with a change of control. In consideration for the payments under the continuity agreements, each executive has agreed to restrictions on his or her ability to compete for a period of 12 months following termination.
We believe our continuity agreements are generally consistent with those in our prevailing marketplace and are important for attracting and retaining executives whose leadership is critical to our long-term success and competitiveness. The components of our continuity agreements recognize that a significant portion of participating executives’ total compensation may at any point in time consist of unvested stock options or restricted stock holdings and that some measure of protection against possible but unpredictable actions of successor corporations is desirable for both the executive and the Company. Additionally, the structures of our continuity agreements help ensure management retention during any change of control. The amount of compensation payable to each Executive Officer under the continuity and employment agreements is set forth under “Potential Payments upon Termination, Change of Control and Other Events.”
The Company has not entered into agreements with Executive Officers that provide for severance payments related to voluntary termination, involuntary, not for cause termination unrelated to a change of control, or termination for cause.
Deductibility of Compensation
Section 162(m) of the IRC generally disallows public companies from claiming a tax deduction for compensation in excess of $1 million paid to their named executive officers. For compensation paid prior to 2018 and certain “grandfathered” arrangements in place prior to November 2, 2017, the statute exempts qualifying performance-based compensation from the $1 million limitation if specified requirements are met. However, the performance-based compensation exemption has been repealed, effective for taxable years beginning after December 31, 2017, such that future compensation paid to our Executive Officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The tax impact of any compensation arrangement is one factor considered by the Compensation Committee in light of the Company's overall compensation philosophy and objectives, along with competitive and market factors. The Company expects that at least a portion of the compensation paid to its Executive Officers in excess of $1 million per officer will be non-deductible.
Policy on Non-Public Information and Trading in Company Stock
The Company’s Non-Public Information and Company Stock Trading Policy permits directors, Executive Officers and other key employees to trade Company securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with our legal department or pursuant to a Rule 10b5-1 plan entered into and pre-cleared during a window period.

Elements of Total Compensation - Risks and Mitigating Factors
The Compensation Committee believes that the structure of the executive compensation program provides a mix of cash and equity compensation that balances short- and long-term incentives. We believe that the different time horizons and metrics used in the annual and long-term elements of compensation provide incentives to build the Company’s business prudently and profitably over time, while encouraging retention of our top talent. In addition, each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company. The result is a program that the Compensation Committee believes mitigates inappropriate risk taking and aligns the interests of Executive Officers with those of the Company’s stockholders. Moreover, the Compensation Committee has determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.
Say-on-Pay
In 2017, stockholders supported our executive compensation programs, with approximately 85% of the votes cast for the approval of the non-binding, advisory vote on executive compensation “say-on-pay” proposal at our 2017 annual meeting of stockholders. The Compensation Committee believes this advisory vote affirms our stockholders’ continued support of the Company’s approach to executive compensation and did not make any specific changes to the program in light of the results.
2018 Compensation Program Updates
During 2017, the Compensation Committee requested that Echelon perform a review of the Company’s executive compensation program to ensure that it is aligned with our objectives to attract, retain and reward executives who can contribute to the Company’s long-term success, and remains consistent with general market best practices. This review included an in-depth assessment of our compensation peer group to be used for fiscal 2018 compensation and performance benchmarking purposes, and a competitive evaluation of our Executive Officers’ target total direct compensation versus the market median.
To assess the continued comparability of companies within our compensation peer group, and to evaluate potential new additions to the peer group, the Compensation Committee considered companies with:

•	Similar revenue and market capitalizations (with comparable valuations);

•	Financial performance and asset growth rates consistent with the Company’s recent performance;

•	International operations; and

•	Other relevant attributes such as companies in the transportation industry and companies that grow through acquisitions.

As a result of the this assessment, and after considering Echelon's recommendations, the Compensation Committee approved the removal of two companies (Bristow Group, Inc. and Hornbeck Offshore Services, Inc.) due to their failure to satisfy our predetermined financial and strategic screening criteria, most notably revenue and asset growth, a comparable market valuation, and a focus on growth through acquisitions. At the same time, the Compensation Committee approved the addition of one company (Martin Marietta Materials, Inc.) due to its high revenue and asset growth rates, comparable market valuation and acquisitive growth strategy. Following these changes, the peer group consists of the 12 companies below for 2018:

Atlas Air Worldwide Holdings, Inc.	Kirby Corporation
Buckeye Partners, L.P.	Magellan Midstream Partners LP
Canadian Pacific Railway Ltd.	Martin Marietta Materials, Inc.
GATX Corporation	Old Dominion Freight Line Inc.
JB Hunt Transport Services, Inc.	Trinity Industries Inc.
Kansas City Southern	Westinghouse Air Brake Technologies Corporation
In its assessment, Echelon also determined that the Company was positioned relative to the peer group as follows: at approximately the 22nd percentile, 66th percentile and 28th percentile in terms of revenue, asset size and market capitalization, respectively; and well above the 75th percentile in terms of three-year compound annual growth in revenue and assets, based on publicly available data as of the end of the 2016.

In July 2017, the Compensation Committee commenced their review of the compensation benchmark data obtained from our updated peer group to evaluate our Executive Officers’ positioning versus the market median and to consider whether any changes in executive target compensation are warranted for fiscal 2018. The Compensation Committee concluded that the analysis indicated that, as a group, our Executive Officers’ target total direct compensation (“TDC”; the sum of base salary, target short-term incentives and target long-term incentives) was approximately 12% below the market median, driven primarily by below median short- and long-term incentives. In addition to the peer group comparison, the Compensation Committee also considered other factors, including, but not limited to, additional job responsibilities for each Executive Officer not necessarily represented in the peer group counterparts and relative internal pay equity among the senior executive team. Finally, the Compensation Committee obtained performance reviews of each of the Executive Officers (other than the CEO) from the CEO, and also completed a formal review of the CEO’s performance (including input from the Board and selected members of management). As a result of our below median target TDC pay positioning, our relatively strong performance versus peer companies during 2017 and in consideration of the fact that our Executive Officers did not receive an increase in short- or long-term target incentive opportunity for 2017, on February 1, 2018, the Compensation Committee approved increases in the target cash bonuses under the GVA methodology from 75% to 80% of annual base salary for Messrs. Brown, Gallagher and Walsh. The Compensation Committee also approved increases in the target long-term incentive program equity awards to 400% of annual base salary for Mr. Hellmann and to 200% of annual base salary for Messrs. Gallagher, Brown and Walsh.
In addition to the above and in conjunction with the establishment of 2018 compensation, the Compensation Committee also reviewed the Defined Contribution Accounts under the Deferred Compensation Plan, or DCP, and approved enhancements to the contributions whereby:

•	the annual contributions are based on 38% of base salary and target cash bonus;

•	contributions will extend from age 60 to age 65; and

•	the assumed earnings rate was decreased from 9% to a long-term market rate of 6%.
As a result, the Company’s annual contributions to the DCP for Executive Officers increased by approximately $357,000.
These changes to the compensation program are intended to (1) recalibrate the executive compensation program to the peer group market median, (2) enhance the retention features of the Company’s compensation program for a management team that the Board wishes to retain and motivate and (3) incorporate additional best practices into the Company’s compensation program.
The Compensation Committee also approved an increase in the term of the stock options granted under the Omnibus Plan from five years to seven years.

COMPENSATION COMMITTEE REPORT
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
Compensation Committee
Mark A. Scudder, Chairman
Richard H. Bott
Hans Michael Norkus
Joseph H. Pyne
Hunter C. Smith

SUMMARY COMPENSATION TABLE
The following table and footnotes set forth information for the years ended December 31, 2017, 2016 and 2015 concerning compensation awarded to, earned by or paid to our Executive Officers.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total Compensation
John C. Hellmann	2017	$875,243	$—	$4,039,369	$1,597,294	$724,324	$167,873	$7,404,103
Chairman, President and Chief Executive Officer	2016	$849,750	$—	$1,550,865	$1,550,892	$974,880	$168,630	$5,095,017
	2015	$849,750	$—	$1,727,516	$1,551,042	$121,344	$164,848	$4,414,500
Timothy J. Gallagher	2017	$480,800	$—	$383,008	$432,706	$298,421	$119,294	$1,714,229
Chief Financial Officer	2016	$466,796	$125,000	$887,131	$420,137	$401,650	$119,230	$2,419,944
	2015	$466,796	$—	$478,351	$420,188	$49,994	$117,483	$1,532,812
David A. Brown	2017	$515,000	$490,000	$330,887	$373,843	$319,649	$70,816	$2,100,195
Chief Operating Officer	2016	$414,812	$50,000	$777,975	$362,987	$356,921	$40,972	$2,003,667
	2015	$414,812	$—	$414,714	$363,015	$59,235	$24,166	$1,275,942
Allison M. Fergus	2017	$450,883	$—	$349,200	$394,507	$306,673	$73,292	$1,574,555
General Counsel and Secretary	2016	$437,750	$50,000	$821,043	$383,050	$376,658	$68,598	$2,137,099
	2015	$437,750	$—	$437,609	$383,083	$211,039	$66,623	$1,536,104
Matthew O. Walsh	2017	$515,000	$—	$398,873	$450,610	$319,649	$520,860	$2,204,992
Executive Vice President, Global Corporate Development	2016	$500,000	$250,000	$937,567	$437,526	$430,220	$889,611	$3,444,924
	2015	$500,000	$—	$501,278	$410,343	$53,550	$571,547	$2,036,718

(1)
Salary and bonuses are reported in the year in which the service being compensated was performed even if we paid the compensation in a subsequent year or if the executive elected to defer a portion of such compensation.

(2)
Amounts reflect the discretionary bonuses paid to Mr. Brown in 2017 in recognition of the additional responsibilities taken on by Mr. Brown during his nine-month assignment in Australia in 2017 and for the Executive Officers, other than Mr. Hellmann, for their significant efforts in 2016 associated with the acquisitions of Providence and Worcester Railroad Company and GRail, as well as the associated public equity offering.

(3)
The amounts in the Stock Awards column reflect the aggregate grant date fair value for the PBRSUs and the aggregate grant date fair value for restricted stock granted by us in 2017, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. For discussion of the assumptions made in the valuation of these awards, refer to Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. With respect to the PBRSUs, the actual shares earned at December 31, 2017 were based upon the satisfaction of certain financial performance criteria using the GVA methodology, with a payout performance multiplier of 77%.

(4)
The amounts included in the Option Awards column reflect the aggregate grant date fair value for stock options granted by us in 2017, computed in accordance with ASC Topic 718, without taking into account estimated forfeitures. For discussion of the assumptions made in the valuation of these options, refer to Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(5)
The amounts reflect the cash bonuses earned under the annual incentive compensation program based on targets that were established in early 2017, by the Compensation Committee and paid in February 2018. For a discussion of the annual incentive compensation program, see “Executive Compensation—Compensation Discussion and Analysis—2017 Annual Incentive Compensation Program–Cash Bonuses Under the GVA Methodology.”

(6)	The following table details each item of compensation of our Executive Officers for 2017 required to be included in the All Other Compensation column:

Name	Tax Gross Up (a)	Company Contributions to Defined Contribution Accounts	Company Contributions to 401(k) Plan (b)	Auto (c)	Other (d)	Total
John C. Hellmann	$—	$136,573	$10,800	$15,689	$4,811	$167,873
Timothy J. Gallagher	$—	$83,945	$10,800	$15,023	$9,526	$119,294
David A. Brown	$7,306	$—	$10,800	$10,309	$42,401	$70,816
Allison M. Fergus	$—	$44,574	$10,800	$13,077	$4,841	$73,292
Matthew O. Walsh	$224,233	$40,118	$10,800	$14,967	$230,742	$520,860

(a)
Amount reflects the tax gross up on Mr. Brown’s personal travel expenses, rent expense and vehicle expense and Mr. Walsh’s rent expense, children’s tuition reimbursement and personal travel expenses related to his temporary overseas assignment.

(b)	Amounts reflect the Company’s matching contributions to the 401(k) Plan.

(c)
Amounts reflect cash payments for all annual automobile expenses, whether personal or business related. Amounts for Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus reflect car leases, fuel, insurance and repairs paid on their behalf. Mr. Brown receives a monthly cash car allowance.

(d)
The amount for Mr. Hellmann represents premiums with respect to excess group life insurance, an additional term life policy and long-term disability insurance, personal use of the corporate plane and personal travel expenses. The amount for Mr. Gallagher represents the premiums with respect to excess group life insurance, an additional term life policy and long-term disability insurance and club dues. The amount for Mr. Brown represents rent expense, other living expenses and personal travel expenses related to his temporary overseas assignment, as well as the premiums with respect to excess group life insurance and long-term disability insurance. The amount for Ms. Fergus represents the premiums with respect to excess group life insurance, long-term disability insurance and company contributions under the executive matching gift plan. The amount for Mr. Walsh represents $108,930 of rent expense, $49,633 of school tuition reimbursement for his children, $32,199 of relocation expenses and $28,425 of tax preparation and professional services fees all related to his temporary overseas assignment, as well as the premiums with respect to excess group life insurance and long-term disability insurance, personal travel expenses, and company contributions under the executive matching gift plan.

2017 GRANTS OF PLAN-BASED AWARDS
The following table provides information relating to estimated future payouts under non-equity incentive plan awards and grants of stock-based awards during the year ended December 31, 2017.

Name	Grant Date			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underly-ing Options (#) (4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
			Date of Committee Action	Thres-hold ($)	Target ($)	Maximum ($)	Thres-hold (#)	Target (#)	Maximum (#)
John C. Hellmann				$0	$875,243	$1,750,486
	2/28/17		2/1/17				0	10,773	21,546				$798,710
	2/28/17		2/1/17							10,772			$798,636
	2/28/17		2/1/17								82,167	$74.14	$1,597,294
	2/28/17	*	2/1/17							35,416			$2,625,742
Timothy J. Gallagher				$0	$360,600	$721,200
	2/28/17		2/1/17				0	2,919	5,838				$216,415
	2/28/17		2/1/17							2,918			$216,341
	2/28/17		2/1/17								22,259	$74.14	$432,706
David A. Brown				$0	$386,250	$772,500
	2/28/17		2/1/17				0	2,522	5,044				$186,981
	2/28/17		2/1/17							2,521			$186,907
	2/28/17		2/1/17								19,231	$74.14	$373,843
Allison M. Fergus	2/28/17			$0	$338,162	$676,324
	2/28/17		2/1/17				0	2,661	5,322				$197,286
	2/28/17		2/1/17							2,661			$197,287
	2/28/17		2/1/17								20,294	$74.14	$394,507
Matthew O. Walsh				$0	$386,250	$772,500
	2/28/17		2/1/17				0	3,040	6,080				$225,386
	2/28/17		2/1/17							3,039			$225,311
	2/28/17		2/1/17								23,180	$74.14	$450,610

(1)
The threshold, target and maximum amounts are established under our annual incentive compensation plan. For additional information, see “Annual Incentive Compensation Program—Cash Bonuses Under the GVA Methodology.”

(2)
Represents PBRSUs granted in 2017 under our long-term incentive program as described above in “2017 Long-Term Incentive Compensation Program.” All PBRSU awards were granted under the Company’s Omnibus Plan.

(3)	Represents restricted stock granted in 2017 under the Omnibus Plan.

(4)	Represents stock options granted in 2017 under the Omnibus Plan.

(5)
This column represents the grant date fair value of the PBRSU awards, restricted stock awards and stock option awards granted in 2017 measured in accordance with ASC Topic 718, without taking into account estimated forfeitures. For discussion of the assumptions made in the valuation of these awards, refer to Note 15 to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The grant date fair value is the amount that we expect to expense in our financial statements over the awards’ required period of service as required under ASC Topic 718. With respect to the PBRSU awards, the estimate of the grant date fair value determined in accordance with ASC Topic 718 assumes the vesting of 100% of the PBRSUs awarded.

*	Represents a special one-time equity retention award of time-vesting restricted stock, which was approved by the Compensation Committee on February 1, 2017.

Narrative Disclosure to the Summary Compensation Table and the 2017 Grants of Plan-Based Awards Table
Terms of Stock-Based Awards
Grant Date and Vesting Schedule
Prior to February 2, 2016, option and restricted stock awards granted to our Executive Officers were delivered in four equal quarterly grants during the year and generally vested in three equal installments on the anniversary of the first quarterly grant of the year. As a result of the 2016 modifications to the Company’s Stock-Based Awards Policy, effective February 2, 2016, option, restricted stock and restricted stock unit awards are delivered in one annual grant on February 28th (or, if February 28th does not fall on a trading day of the NYSE, the preceding trading day). These option, restricted stock and restricted stock unit awards will generally vest in three equal installments on the anniversary of the grant date. However, performance based equity grants and any special one-time equity grants may have a different vesting schedule. For certain of our employees, including each of the Executive Officers, the awards also accelerate upon a change of control or upon death or disability. Each quarterly or annual grant of stock options, as the case may be, has a five-year term. All grants of stock options following February 2018 have a seven-year term.
Performance-based TSR RSU awards issued under our former TSR RSU Program (that was discontinued in 2016), vest upon achievement of market performance criteria and continued service during a three-year performance period. Performance-based PBRSUs that were granted on February 26, 2016 vested on the first anniversary of the grant date with the payout performance multiplier (ranging from 0% to 200%) determined in accordance with the Company’s attainment of pre-determined financial performance targets established under the GVA methodology. Performance-based PBRSUs that were granted on February 28, 2017 settle based upon GVA performance criteria during a one-year performance period that expired on December 31, 2017 and one-third vests each year for three years beginning with the first anniversary of the grant date. In addition, pursuant to our performance-based TSR RSU and PBRSU award agreements, these awards accelerate upon a change of control (subject to attainment of the performance criteria) and in the event of involuntary termination as a result of death or disability, the service-based vesting will fully accelerate although the performance-based conditions will continue to apply.
Acceleration and Forfeiture
In April 2014, the Compensation Committee approved changes to all option, restricted stock and restricted stock unit awards granted after April 2014 to include provisions for the accelerated vesting of any unvested options or unvested restricted stock and restricted stock unit awards in the event of death or disability, subject to compliance with other applicable award terms. All unvested option awards are forfeited at the time of termination of employment and vested option awards are forfeited if they are not exercised within a 90-day post-termination exercise period. With respect to restricted stock, restricted stock unit and performance-based TSR RSU and PBRSU awards, in the event of termination, the unvested or unearned portion of any award is forfeited. For option, restricted stock and restricted stock unit awards granted prior to April 2014, the Compensation Committee agreed to exercise positive discretion with respect to the acceleration of these unvested awards in the event of death and disability.
The Company has entered into continuity agreements with key employees, including each of the Executive Officers, which provide for the vesting of otherwise unvested option, restricted stock and performance-based TSR RSU and PBRSU awards in the change of control circumstances described under “Potential Payments Upon Termination, Change of Control and Other Events.”
Covenants
Option, restricted stock and performance-based TSR RSU and PBRSU awards for Executive Officers and other key employees include confidentiality and non-compete obligations, which if violated would result in a forfeiture of unexercised options and unvested restricted stock and performance-based TSR RSU and PBRSU awards and disgorgement of any gains on option awards, restricted stock awards and performance-based TSR RSU and PBRSU awards during the previous six months, or in the case of our CEO, during the previous 12 months.
Clawback Policy
Under the Company’s Clawback Policy, the Company can recover that portion of our incentive-based compensation, including the portion of the TSR RSUs or PBRSUs that should not have been paid following the recalculation of awards after taking into account the restatement. Further, in the case of fraud or other misconduct by the Executive Officers or other key employees subject to the policy, the Company can recover up to 100% of any incentive based compensation under the policy.

Other
Option awards granted under the Omnibus Plan have an exercise price equal to the closing share price of the underlying shares on the NYSE on the date of grant. In the case of Option awards and performance-based TSR RSU and PBRSU awards, holders of such awards do not have any rights as stockholders with respect to such options or units, including but not limited to the right to receive cash dividends, if any, and the right to vote the common shares underlying such award at any meeting of our stockholders, until the holders become the holder of record of such shares through the exercise of such options or vesting of such units, as the case may be. In the case of our restricted stock awards, prior to the vesting of such awards, holders have all other rights of a stockholder with respect to the shares underlying the award, including, but not limited to, the right to receive cash dividends, if any, and the right to vote the common shares underlying the award at any meeting of our stockholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2017
The following table provides information regarding outstanding equity awards held by our Executive Officers at December 31, 2017.

Name			Option Awards				Stock Awards
	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested (2)
John C. Hellmann	2/28/13		11,649	—	$89.52	2/27/18	—	$—	—	$—
	5/31/13		10,866	—	$89.05	5/30/18	—	—	—	—
	8/30/13		11,551	—	$86.58	8/29/18	—	—	—	—
	11/29/13		10,560	—	$96.20	11/29/18	—	—	—	—
	2/28/14		19,738	—	$98.92	2/27/19	—	—	—	—
	5/30/14		22,631	—	$97.35	5/29/19	—	—	—	—
	8/29/14		24,995	—	$98.33	8/28/19	—	—	—	—
	11/28/14		23,234	—	$98.59	11/27/19	—	—	—	—
	2/27/15		11,905	5,953	$103.10	2/26/20	1,253	98,649	—	—
	2/27/15	(a)	—	—	$—	—	—	—	0	0
	5/29/15		14,439	7,220	$82.34	5/28/20	1,570	123,606	—	—
	8/31/15		14,343	7,172	$68.38	8/30/20	1,890	148,800	—	—
	11/30/15		15,321	7,661	$69.27	11/29/20	1,866	146,910	—	—
	2/26/16		29,760	59,520	$57.12	2/25/21	18,082	1,423,596	—	—
	2/28/17		—	82,167	$74.14	2/27/22	10,772	848,080	—	—
	2/28/17	(c)	—	—	$—	—	35,416	2,788,302	—	—
	2/28/17	(4)	—	—	$—	—	—	—	8,295	653,065
			220,992	169,693			70,849	$5,577,942	8,295	$653,065

Name			Option Awards				Stock Awards
	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested (2)
Timothy J. Gallagher	2/28/13		4,151	—	$89.52	2/27/18	—	$—	—	$—
	5/31/13		3,872	—	$89.05	5/30/18	—	—	—	—
	8/30/13		4,116	—	$86.58	8/29/18	—	—	—	—
	11/29/13		3,762	—	$96.20	11/29/18	—	—	—	—
	2/28/14		5,347	—	$98.92	2/27/19	—	—	—	—
	5/30/14		5,184	—	$97.35	5/29/19	—	—	—	—
	8/29/14		5,725	—	$98.33	8/28/19	—	—	—	—
	11/28/14		5,323	—	$98.59	11/27/19	—	—	—	—
	2/27/15		3,225	1,613	$103.10	2/26/20	340	26,768	—	—
	2/27/15	(a)	—	—	$—	—	—	—	0	0
	5/29/15		3,912	1,956	$82.34	5/28/20	425	33,460	—	—
	8/31/15		3,885	1,943	$68.38	8/30/20	512	40,310	—	—
	11/30/15		4,151	2,075	$69.27	11/29/20	505	39,759	—	—
	2/26/16		8,062	16,124	$57.12	2/25/21	4,898	385,620	—	—
	2/26/16	(b)	—	—	$—	—	8,176	643,696	—	—
	2/28/17		—	22,259	$74.14	2/27/22	2,918	229,734	—	—
	2/28/17	(4)	—	—	$—	—	—	—	2,248	176,985
			60,715	45,970			17,774	$1,399,347	2,248	$176,985
David A. Brown	2/28/13		6,760	—	$89.52	2/27/18	—	$—	—	$—
	5/31/13		6,306	—	$89.05	5/30/18	—	—	—	—
	8/30/13		3,429	—	$86.58	8/29/18	—	—	—	—
	11/29/13		3,137	—	$96.20	11/29/18	—	—	—	—
	2/28/14		4,620	—	$98.92	2/27/19	—	—	—	—
	5/30/14		4,479	—	$97.35	5/29/19	—	—	—	—
	8/29/14		4,947	—	$98.33	8/28/19	—	—	—	—
	11/28/14		4,597	—	$98.59	11/27/19	—	—	—	—
	2/27/15		2,787	1,393	$103.10	2/26/20	293	23,068	—	—
	2/27/15	(a)	—	—	$—	—	—	—	0	0
	5/29/15		3,379	1,690	$82.34	5/28/20	367	28,894	—	—
	8/31/15		3,357	1,679	$68.38	8/30/20	442	34,799	—	—
	11/30/15		3,585	1,793	$69.27	11/29/20	437	34,405	—	—
	2/26/16		6,966	13,930	$57.12	2/25/21	4,232	333,185	—	—
	2/26/16	(b)	—	—	$—	—	7,265	571,973	—	—
	2/28/17		—	19,231	$74.14	2/27/22	2,521	198,478	—	—
	2/28/17	(4)	—	—	$—	—	—	—	1,942	152,894
			58,349	39,716			15,557	$1,224,803	1,942	$152,894

Name			Option Awards					Stock Awards
	Grant Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Yet Vested (2)
Allison M. Fergus	2/28/13		2,124	—	$89.52		2/27/18	—	$—	—	$—
	5/31/13		1,981	—	$89.05		5/30/18	—	—	—	—
	8/30/13		2,106	—	$86.58		8/29/18	—	—	—	—
	11/29/13		1,925	—	$96.20		11/29/18	—	—	—	—
	2/28/14		4,875	—	$98.92		2/27/19	—	—	—	—
	5/30/14		4,726	—	$97.35		5/29/19	—	—	—	—
	8/29/14		5,220	—	$98.33		8/28/19	—	—	—	—
	11/28/14		4,853	—	$98.59		11/27/19	—	—	—	—
	2/27/15		2,941	1,470	$103.10		2/26/20	310	24,406	—	—
	2/27/15	(a)	—	—	$—		—	—	—	0	0
	5/29/15		3,567	1,783	$82.34		5/28/20	388	30,547	—	—
	8/31/15		3,543	1,771	$68.38		8/30/20	467	36,767	—	—
	11/30/15		3,783	1,892	$69.27		11/29/20	461	36,295	—	—
	2/26/16		7,351	14,700	$57.12		2/25/21	4,466	351,608	—	—
	2/26/16	(b)	—	—	$—		—	7,668	603,702	—	—
	2/28/17		—	20,294	$74.14		2/27/22	2,661	209,501	—	—
	2/28/17	(4)	—	—	$—		—	—	—	2,049	161,318
			48,995	41,910				16,421	$1,292,825	2,049	$161,318

Matthew O. Walsh	2/28/13		3,185	—	$89.52		2/27/18	—	$—	—	$—
	5/31/13		2,971	—	$89.05		5/30/18	—	—	—	—
	8/30/13		3,159	—	$86.58		8/29/2018	—	—	—	—
	11/29/13		2,889	—	$96.20		11/29/2018	—	—	—	—
	2/28/14		4,875	—	$98.92		2/27/19	—	—	—	—
	5/30/14		4,726	—	$97.35		5/29/19	—	—	—	—
	8/29/14		5,220	—	$98.33		8/28/19	—	—	—	—
	11/28/14		4,853	—	$98.59		11/27/19	—	—	—	—
	2/27/15		2,941	1,470	$103.10		2/26/20	310	24,406	—	—
	2/27/15	(a)	—	—	$—		—	—	—	0	0
	5/29/15		3,567	1,783	$82.34		5/28/20	388	30,547	—	—
	8/31/15		4,047	2,023	$68.38		8/30/20	533	41,963	—	—
	11/30/15		4,322	2,161	$69.27		11/29/20	526	41,412	—	—
	2/26/16		8,396	16,791	$57.12		2/25/21	5,101	401,602	—	—
	2/26/16	(b)	—	—	$—	—	—	8,754	689,202	—	—
	2/28/17		—	23,180	$74.14		2/27/2022	3,039	239,260	—	—
	2/28/17	(4)	—	—	$—		—	—	—	2,341	184,307
			55,151	47,408				18,651	$1,468,393	2,341	$184,307

(1)
All option, restricted stock, and performance-based TSR RSU and PBRSU awards reflected in this table were granted under the Omnibus Plan. Option and restricted stock awards generally vest over three years following the date of grant on the anniversary of the first quarterly grant for such year. The vesting schedule for option and restricted stock awards are set forth below. Performance-based TSR RSU awards issued under our former TSR RSU Program (that was discontinued in 2016) were granted once per year and vest based upon achievement of market performance criteria, ranging from 0% to 100%, and continued service during the performance period. The performance period for the performance-based TSR RSU awards is three years. Performance-based PBRSU awards that were granted on February 28, 2017 were subject to performance-based vesting through December 31, 2017 with the payout performance multiplier (ranging from 0% to 200%) determined in accordance with the Company’s attainment of pre-determined financial performance targets established under the Company’s GVA methodology. The PBRSUs are also subject to time-based vesting over a three-year period, through February 28, 2020. For additional information on the acceleration of vesting, see “Narrative Disclosure to the Summary Compensation Table and 2017 Grants of Plan-Based Awards Table” and “Potential Payments upon Termination, Change of Control and Other Events.”

Grant Date		Vesting schedule
2/27/2015		One-third vests each year for three years on the anniversary of the date of grant.
2/27/2015	(a)	Vest upon achievement of market performance criteria during a three-year performance period and continued service through the date of delivery of the underlying shares.
5/29/2015		One-third vests each year for three years on February 27, 2016, 2017, 2018.
8/31/2015		One-third vests each year for three years on February 27, 2016, 2017, 2018.
11/30/2015		One-third vests each year for three years on February 27, 2016, 2017, 2018.
2/26/2016		Options vest one-third each year for three years on February 26, 2017, 2018, 2019; Restricted shares vest one-half each year for two years on February 26, 2018, 2019.
2/26/2016	(b)	One-third vests each year for three years on February 26, 2019, 2020, 2021.
2/28/2017		One-third vests each year for three years on February 27, 2018, 2019, 2020.
2/28/2017	(c)	One-third vests each year for three years on February 28, 2020, 2021, 2022.

(2)	The market value of stock awards that have not vested was calculated using the closing share price of our stock on the NYSE on December 31, 2017 of $78.73.

(3)
As of December 31, 2017, the threshold amount of zero shares is included for the performance-based TSR RSU awards for our Executive Officers as the threshold level for any payout under the and 2015 annual awards granted under the TSR RSU Program had not been met.

(4)
Represents the number of shares of Class A Common Stock determined to have been earned underlying the February 26, 2017 grant of PBRSUs based upon the satisfaction of certain financial performance criteria using the GVA methodology, with a payout performance multiplier of 77%. The PBRSUs were also subject to a time-based vesting, which one-third vests for three years on February 28, 2018, 2019 and 2020.

2017 OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding the amounts received by each Executive Officer upon the exercise of options or the vesting of restricted stock during the year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
John C. Hellmann	59,318	$575,369	21,453	$1,590,490
Timothy J. Gallagher	15,558	$109,419	5,622	$416,805
David A. Brown	7,771	$15,947	4,857	$360,089
Allison M. Fergus	7,957	$57,815	5,122	$379,735
Matthew O. Walsh	11,936	$97,780	5,574	$413,190

(1)
Option award value realized on exercise was calculated by multiplying the number of shares acquired upon exercise by the closing price of our stock on the NYSE on the exercise date and then deducting the aggregate exercise price of the option award.

(2)	Stock award value realized on vesting was calculated by multiplying the number of shares acquired upon vesting by the closing price of our stock on the NYSE on the vesting date.
2017 PENSION BENEFITS
None of our Executive Officers participate in a plan that provides specified retirement payments or benefits.
2017 NONQUALIFIED DEFERRED COMPENSATION
Our nonqualified Deferred Compensation Plan (the “DCP”) was implemented in 2004 and allows certain employees, including the Executive Officers, to defer receipt of their salary and/or bonus payments into accounts that mirror gains and/or losses of several different investment funds we have selected. The investment funds offered are similar but not identical to those offered under our 401(k) Plan. The DCP does not offer above market or preferential interest rate returns or permit participants to defer their cash compensation into our Class A Common Stock. Participant deferrals must be elected annually, with limits of 50% on base salary and 100% on bonus payments with a minimum aggregate deferral of $2,000. Investment choices may be reallocated on a daily basis, but if selections are not made, the amounts deferred will automatically be allocated to the lowest-risk fund. Accounts are adjusted daily based on the performance of each measurement fund that is selected for the participant’s account, and the account is 100% vested at the time of deferral. The DCP also allows for Company contributions and is the instrument used to allow Company and executive contributions into the Defined Contribution Accounts. The Defined Contribution Accounts are intended to provide, upon the executive’s retirement, a target benefit amount equal to a 20-year annuity with payments equivalent to 38% of the estimated final five-year average cash compensation (based on salary and target bonus objectives) of the participating executive, assuming retirement at age 65. Company contributions are funded into a rabbi trust (a grantor trust in which the grantor is the Company and the beneficiary is the executive) through investments in corporate-owned life insurance. Investments in the rabbi trust remain subject to claims from the Company’s general creditors. Contributions credited to an executive’s account are invested as the participant directs among the investment funds available from time to time under the DCP. Annual amounts contributed by the Company and credited to an executive’s account vest at the rate of 20% per year, subject to acceleration of vesting in the event of a change of control, death or disability, or eligible retirement, each as defined under the DCP. The Company reserves the right to change its contribution to an executive’s account from time to time, in such amount as it may determine, as a result of changes in specified assumptions. Participant deferral elections are irrevocable and cannot be changed during the plan year. However, there are circumstances, such as an unforeseeable financial emergency, that can be considered for suspending a participant’s current deferral election. The benefit distribution date selected may be either (1) separation of service, (2) the attainment of a specified age, (3) the earlier of (a) separation of service or (b) the attainment of a specified age, or (4) the later of (a) separation of service or (b) the attainment of a specified age. If a distribution date is not specified, the benefit distribution date will be the date of separation of service. The form of payment selected for an employee’s distribution is either a lump sum or annual installments over any period an employee elects, not to exceed 15 years. No withdrawals or distributions were made in 2017.

The following table provides information regarding contributions, earnings and balances for our Executive Officers under our DCP for the year ended December 31, 2017.

Name	Executive Contribution in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (4)
John C. Hellmann	$943,739	$136,573	$1,121,774	$—	$5,938,461
Timothy J. Gallagher	$—	$83,945	$188,560	$—	$1,507,770
David A. Brown (5)	$—	$—	$—	$—	$—
Allison M. Fergus	$—	$44,574	$56,394	$—	$568,430
Matthew O. Walsh	$—	$40,118	$94,348	$—	$661,010

(1)
This amount represents 97% of Mr. Hellmann’s Non-Equity Incentive Plan Compensation for 2016. Such amounts are included in the Summary Compensation Table under “Executive Compensation—Summary Compensation Table” on page 42.

(2)
The amounts represent the Company contributions into the Defined Contribution Accounts for Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus. The Company’s contributions into these Executive Officers’ Defined Contribution Accounts are reflected in the “Summary Compensation Table” in the “All Other Compensation” column. For additional information on the DCP see “Executive Compensation–Compensation Discussion and Analysis–Other Compensation—Deferred Compensation Plan.”

(3)
Earnings on the Company contributions made on behalf of Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus vest over a five-year period, or earlier upon a change of control, death, disability, or eligible retirement, each as defined under the DCP. While the contribution amounts for Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus are reported in the “Summary Compensation Table,” the earnings for the Executive Officers are not, because none of the earnings in the DCP accounts are considered above market or preferential. Earnings on both personal contributions and Company contributions are calculated based on the performance of some or all of the following funds selected by Executive Officers (with their respective returns for 2017):

Fund Name	1 Year Return
Oppenheimer Emerging Markets-Select	34.52%
Janus Henderson Overseas Portfolio Service Shares	30.80%
Capital Research AFIS Growth Class 4-Select	27.99%
Janus Henderson VIT Enterprise Svc Shares	27.09%
Northern Cross International Equity -Select	24.05%
FMR Co., Inc. Fid. VIP Contrafund-Select	21.59%
Black Rock Equity Index-Select	21.48%
Frontier Capital Appreciation -Select	19.02%
Iridian Asset Management Large Cap Value-Select	14.99%
Alliance Bernstein Small-Cap Value-Select	8.65%
Pacific Life High Yield Bond-Select	7.75%
PIMCO Managed Bond-Select	4.72%
PIMCO Inflation Managed-Select	3.68%
Morgan Stanley Real Estate-Select	3.24%
FMR Co., Inc. Fid. VIP Govt Money Market SC	0.57%
Van Eck Global Hard Assets-Select	(1.70)%

(4)
Amounts represent the balance of the Executive Officer’s individual account as of December 31, 2017. As of December 31, 2017, the vested portion of Mr. Hellmann’s aggregate balance was $5,602,650, a portion of which represents Mr. Hellmann’s personal contributions in 2017 and previous years, which were immediately vested. As of December 31, 2017, the vested portion of Mr. Gallagher, Ms. Fergus and Mr. Walsh’s accounts were $1,338,928, $478,776 and $580,319, respectively. The following table provides information regarding contributions reported in a Summary Compensation Table for previous years:

Name	Amounts Previously Reported in a Summary Compensation Table
John C. Hellmann	$2,358,943
Timothy J. Gallagher	$829,729
David A. Brown	$—
Allison M. Fergus	$349,269
Matthew O. Walsh	$200,590

(5)	The Company does not contribute to a Defined Contribution Account for Mr. Brown as a result of Mr. Brown’s legacy pension entitlements from a prior employer.

POTENTIAL PAYMENTS UPON TERMINATION, CHANGE OF CONTROL AND OTHER EVENTS
Payments upon Change of Control
Currently, the continuity agreements with each of our Executive Officers provide that, upon termination of his or her employment without cause or resignation for good reason within two years following a change of control, each of our Executive Officers will receive a cash severance amount equal to three times the sum of his or her current salary plus target annual incentive compensation for that year. Additionally, the executives would be entitled to receive their accrued but unpaid base salary and annual incentive compensation. Further, pursuant to the continuity agreements, upon termination without cause or resignation for good reason within two years following a change of control, all unvested stock options and restricted stock holdings immediately become vested to the extent such acceleration does not take place earlier under the applicable plan documents.
A change of control is deemed to occur if (a) a person or outside group becomes a beneficial owner directly or indirectly of 35% or more of the combined voting power of the Company’s then outstanding securities, unless the combined voting power of the Company’s founder and Executive Officers or a group including the founder and Executive Officers exceeds 35% of the combined voting power of the Company’s then outstanding securities and remains the person or group with beneficial ownership of the largest percentage of combined voting power of the Company’s then outstanding securities, (b) there is a merger of the Company that results in the stockholders of the Company owning less than 51% of the shares of the continuing or resulting company, a sale of 51% or greater of the Company’s assets or a liquidation or dissolution of the Company, or (c) our incumbent Board members (or persons recommended or approved by at least two-thirds of them) cease to be a majority of the board of directors of any successor of the Company during a 12-month period.
In the event solely of a change of control, the acceleration provisions of the DCP and the award agreements under the Omnibus Plan provide for specified payments or benefits. In the event of a change of control under our DCP, participants are entitled to acceleration of unvested account balances, subject to the limitations of Section 280G of the IRC. Pursuant to the award agreements for options and restricted stock awards to Executive Officers, the unvested portions of all such awards immediately vest and become exercisable upon a change of control. Pursuant to the award agreement for the PBRSU awards, during the performance period, the PBRSUs will become vested with a GVA performance factor of 100% and all remaining performance, time and other vesting restrictions will lapse.
Resignation for good reason by an executive occurs if (1) the executive’s duties, titles or responsibilities decrease after a change of control, (2) the executive’s base salary, annual incentive compensation target or annual equity compensation target is decreased after a change of control, (3) the executive’s work location changes to a different location more than 35 miles from his or her prior work location after a change of control or (4) the successor company fails to assume and perform the provisions under the continuity agreements. An executive can be terminated for cause upon the occurrence of (a) the willful and continued failure to perform substantially all of the executive’s duties, (b) dishonesty in the performance of the executive’s duties, (c) the executive’s conviction or plea of guilty, or nolo contendere, to a crime constituting a felony or a misdemeanor involving fraudulent conduct or moral turpitude, (d) the executive’s willful malfeasance or willful misconduct in connection with the executive’s duties or any act or omission that is injurious to the financial condition or reputation of the Company or (e) the executive’s breach of the confidentiality or non-solicitation of employees and customers obligations contained in the continuity agreements.
In 2014, in an effort to align the Company’s overall compensation practices with that of the Company’s peer group and general market practices, the CEO’s and CFO’s continuity agreements were amended to eliminate the Company’s obligation to conditionally pay the 20% excise tax under the IRC for excess parachute payments and to gross up the resulting tax due for each of them in the event that their change of control payment is more than 10% above the safe harbor limit of three times the base amount under Section 280G of the IRC. Instead of the conditional payment of the excise tax and the tax gross up, the CEO’s and CFO’s revised continuity agreements now include the “Adjustment for Best After-Tax Provision” consistent with the provisions in the continuity agreements for the Company’s other Executive Officers. Under the “Adjustment for Best After-Tax Provision,” Executive Officers are entitled to receive the greater of the after-tax change of control payment, including their payment of the 20% excise tax for excess tax for excess parachute payments, or the after-tax safe harbor limit less one dollar.

The payments set forth below assume that the applicable triggering event or events occurred on December 31, 2017 and include amounts that would be received by each Executive Officer in the event of a change of control and in the event of a change of control followed by termination. For purposes of calculating the Executive Officers’ potential excess parachute payment excise taxes, the payments set forth below also assume that all severance payments would be treated as potential parachute payments under Section 280G of the IRC, without reducing the parachute payment calculations to reflect amounts that constitute reasonable compensation for services actually rendered by the Executive Officers or in consideration of their respective agreements not to engage in certain types of competitive activity following their termination of employment. Actual calculations of the Executive Officers’ parachute payments and excise tax obligations, if any, would need to be made based on the actual facts and circumstances existing at the time of the Executive Officers’ termination of employment.

Name/Event	Cash Severance Payment (1)	Acceleration of Unvested DCP Amounts	Acceleration of Unvested Options (2)	Acceleration of Unvested Stock Awards (3)	Total Payment Before Best After-Tax Provision	Adjustment for Best After-Tax Provision (4)	Total
John C. Hellmann
Change of Control (5)	$—	$409,719	$1,810,057	$6,426,021	$8,645,797	$—	$8,645,797
Change of Control Followed by Termination (6)	$6,126,698	$409,719	$1,810,057	$6,426,021	$14,772,495	$—	$14,772,495
Death/Disability (7)	$—	$409,719	$1,810,057	$6,230,928	$8,450,704	$—	$8,450,704
Timothy J. Gallagher
Change of Control (5)	$—	$251,835	$490,347	$1,629,160	$2,371,342	$—	$2,371,342
Change of Control Followed by Termination (6)	$2,884,799	$251,835	$490,347	$1,629,160	$5,256,141	$—	$5,256,141
Death/Disability (7)	$—	$251,835	$490,347	$1,576,332	$2,318,514	$—	$2,318,514
David A. Brown
Change of Control (5)	$—	$—	$423,639	$1,423,517	$1,847,156	$—	$1,847,156
Change of Control Followed by Termination (6)	$3,090,000	$—	$423,639	$1,423,517	$4,937,156	$—	$4,937,156
Death/Disability (7)	$—	$—	$423,639	$1,377,854	$1,801,493	$—	$1,801,493
Allison M. Fergus
Change of Control (5)	$—	$133,722	$447,067	$1,502,011	$2,082,800	$—	$2,082,800
Change of Control Followed by Termination (6)	$2,705,295	$133,722	$447,067	$1,502,011	$4,788,095	$—	$4,788,095
Death/Disability (7)	$—	$133,722	$447,067	$1,453,828	$2,034,617	$—	$2,034,617
Matthew O. Walsh
Change of Control (5)	$—	$120,354	$510,663	$1,707,654	$2,338,671	$—	$2,338,671
Change of Control Followed by Termination (6)	$3,090,000	$120,354	$510,663	$1,707,654	$5,428,671	$—	$5,428,671
Death/Disability (7)	$—	$120,354	$510,663	$1,652,622	$2,283,639	$—	$2,283,639

(1)
The cash severance payment is calculated by adding the 2017 accrued but unpaid annual incentive to three times the sum of current annual salary plus target annual incentive for each of the Executive Officers.

(2)
The value of the accelerated vesting of stock options was calculated by multiplying the number of unvested stock options by the difference between the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73 and the exercise price of the stock option.

(3)
The value of the accelerated vesting of restricted stock was calculated by multiplying the number of unvested shares of restricted stock awarded by the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73. As of December 31, 2017, the value of the accelerated vesting of the PBRSUs was calculated by multiplying the number of PBRSUs by the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73. Additionally, no amount is included for the performance-based TSR RSU awards for our Executive Officers as the threshold level for any payout under the 2015 annual awards granted under the TSR RSU Program had not been met.

(4)
Mr. Brown’s after-tax change of control payment, including his payment of the 20% excise tax, would be more than the after-tax payment of the Section 280G safe harbor limit less one dollar less the scaleback. Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus’ total payment is within the Section 280G safe harbor limit and will not result in the payment of the excise tax. A personal federal tax rate of 46% was used in calculating the after-tax amounts for Messrs. Hellmann and Gallagher and Ms. Fergus, 42% and 47% was used for Messrs. Brown and Walsh, respectively.

(5)
Represents payments under the provisions of the DCP, if applicable, and equity award agreements under the Omnibus Plan, which provide for payments upon a change of control exclusive of our continuity agreements. In the event of a change of control under our DCP, participants are entitled to acceleration of unvested account balances, subject to the Section 280G safe harbor provisions. In addition, pursuant to the award agreements for option and restricted stock awards to Executive Officers, the unvested portions of all such awards immediately vest and become exercisable upon a change of control. As of December 31, 2017, the value of the accelerated vesting of the PBRSUs was calculated by multiplying the number of PBRSUs by the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73. Additionally, no amount is included for the performance-based TSR RSU awards for our Executive Officers as the threshold level for any payout under the 2015 annual awards granted under the TSR RSU Program had not been met.

(6)
Represents payments under the continuity agreements in the event of a change of control followed by termination without cause or resignation for good reason by the executive within two years of the change of control. As of December 31, 2017, the value of the accelerated vesting of the PBRSUs was calculated by multiplying the number of PBRSUs by the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73. Additionally, no amount is included for the performance-based TSR RSU awards for our Executive Officers as the threshold level for any payout under the 2015 annual awards granted under the TSR RSU Program had not been met.

(7)
Assuming a December 31, 2017 death or disability, Messrs. Hellmann, Gallagher and Walsh and Ms. Fergus would be entitled to the acceleration of unvested DCP account balances, subject to the Section 280G safe harbor provisions. Beginning with the May 2014 equity grants, pursuant to the award agreements for option and restricted stock awards to Executive Officers, the unvested portions of all such awards immediately vest and become exercisable upon death or disability. The value of the accelerated vesting of stock options is calculated by multiplying the number of unvested stock options by the difference between the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73 and the exercise price of the stock option. In addition, pursuant to the Executive Officers’ PBRSUs and performance-based TSR RSU award agreements, in the event of involuntary termination as a result of death or disability, the service-based vesting will fully accelerate although the performance-based conditions will continue to apply. As of December 31, 2017, the value of the accelerated vesting of the PBRSUs is calculated by multiplying the number of shares of Class A Common Stock determined to have been earned underlying the February 26, 2017 grant of PBRSUs based upon the satisfaction of certain financial performance criteria using the GVA methodology, with a payout performance multiplier of 77% by the closing share price of our Class A Common Stock on the NYSE on December 31, 2017 of $78.73. Additionally, no amount is included for the performance-based TSR RSU awards for our Executive Officers as the threshold level for any payout under the 2015 annual awards granted under the TSR RSU Program had not been met.

Payments in the Event of Retirement
In the event of retirement at December 31, 2017, none of the participating Executive Officers were entitled to acceleration of unvested DCP balances, unvested options, unvested restricted stock or unvested performance-based TSR RSU or PBRSU awards.
CEO PAY RATIO
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to provide the ratio of the annual total compensation of Mr. Hellmann, our CEO, to the annual total compensation of the median employee of the Company. We identified our median employee using our employee population of approximately 7,854 employees as of December 31, 2017. To determine our median employee, we used annual base pay and taxable wages from the Company’s tax and/or payroll records as our consistently applied compensation measure. Using a valid statistical sampling methodology, we identified the median pay grade and determined a group of employees that were within +/-5% of the estimated base salary median. From this group of employees, we selected our median employee by analyzing multiple years of taxable wages to ensure the identification of a median employee with stable wages. Based on this analysis, for 2017:

•	The median annual total compensation of our employees was $73,549, including $11,797 in employer-provided health and welfare benefits.

•	Mr. Hellmann’s annual total compensation was $7,420,155, including $16,052 in employer-provided health and welfare benefits not included in the Summary Compensation Table.

•	Based on this information, the ratio of the annual total compensation of Mr. Hellmann to the median annual total compensation of our employees was estimated to be 101:1.

•
Mr. Hellmann’s annual total compensation for 2017 included a one-time retention award valued at $2,625,742, as reflected in the Summary Compensation Table. Excluding this one-time retention award, the ratio of CEO pay to our median employee pay would have been 65:1, which we believe is more representative of a typical CEO pay year.

The pay ratio disclosure presented above reflects a reasonable estimate. Because the SEC rules for identifying the median employee and calculating pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, the pay ratio disclosure reflected above may not be comparable to the pay ratio reported by other companies, including companies in our industry.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table and related footnotes set forth as of March 29, 2018 (except to the extent indicated in the footnotes to the table below) certain information concerning beneficial ownership of our stock held by (1) each stockholder known to us to own beneficially more than 5% of any class of our voting stock, (2) each of our directors and each director nominee, (3) each of our Executive Officers, and (4) all of our directors and Executive Officers as a group. We have calculated beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated below in the footnotes to the table, each stockholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that stockholder, and the designated address of each individual listed in the table is as follows: Genesee & Wyoming Inc., 20 West Avenue, Darien, Connecticut 06820. We have omitted percentages of less than 1.0% from the table. Unless otherwise indicated, all options to purchase shares of Class A Common Stock, restricted shares, restricted stock units and DSUs were issued pursuant to the Omnibus Plan. Class A Common Stock that can be acquired upon conversion of Class B Common Stock are not included in the Class A Common Stock numbers set forth in the table below.

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Percent of Vote (1)
Name and Address of Beneficial Owner	No. of Shares	Percent of Class	No. of Shares	Percent of Class
Directors and Nominees
John C. Hellmann (2)	747,909	1.22%	1,872	*	1.12%
Øivind Lorentzen III (3)	50,324	*	—	—	*
Mark A. Scudder (4)	50,357	*	—	—	*
Hans Michael Norkus (5)	24,363	*	—	—	*
Richard H. Bott (6)	19,443	*	—	—	*
Richard H. Allert (7)	16,289	*	—	—	*
Ann N. Reese (8)	16,021	*	—	—	*
Albert J. Neupaver (9)	8,453	*	—	—	*
Hunter C. Smith (10)	7,496	*	—	—	*
Joseph H. Pyne (11)	6,820	*	—	—	*
Bruce J. Carter	—	*	—	—	*
Cynthia L. Hostetler	—	*	—	—	*
Other Executive Officers
Matthew O. Walsh (12)	179,741	*	—	—	*
Timothy J. Gallagher (13)	132,041	*	—	—	*
Allison M. Fergus (14)	132,051	*	—	—	*
David A. Brown (15)	102,029	*	—	—	*
All Directors and Executive Officers as a Group (16 persons) (16)	1,493,337	2.41%	1,872	*	2.19%
Significant Stockholders
Mortimer B. Fuller III (17)	51,942	*	652,820	93.11%	9.64%
FMR LLC (18)	6,199,984	10.05%	—	—	9.09%
245 Summer Street Boston, Massachusetts 02210
Wellington Management Group LLP (19)	5,582,492	9.05%	—	—	8.18%
c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210
The Vanguard Group (20)	5,135,861	8.32%	—	—	7.53%
100 Vanguard Boulevard Malvern, Pennsylvania 19355
BlackRock, Inc. (21)	4,953,466	8.00%	—	—	7.26%
55 East 52nd Street New York, New York 10055

*	Represents less than 1.0%.

(1)
Reflects the voting power of the outstanding share holdings shown on the table as a result of the fact that Class A Common Stock is entitled to one vote per share and Class B Common Stock is entitled to ten votes per share.

(2)
The amounts shown include: (1) 333,252 shares of Class A Common Stock owned by Mr. Hellmann individually; (2) 294,498 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days;

(3) 64,604 shares of Class A Common Stock represented by restricted stock; (4) 55,555 shares of Class A Common Stock held by a trust of which Mr. Hellmann is the investment trustee; and (5) 1,872 shares of Class B Common Stock owned by Mr. Hellmann individually. The number of shares in the table includes 239,749 shares of Class A Common Stock held in a brokerage account pledged as collateral for a personal credit facility.

(3)
The amount shown includes: (1) 26,411 shares of Class A Common Stock owned by Mr. Lorentzen individually; (2) 2,500 shares of Class A Common Stock held by a self-directed IRA; (3) 18,967 shares of Class A Common Stock that may be received for DSUs; and (4) 2,446 shares of Class A Common Stock represented by restricted stock.

(4)
The amount shown includes: (1) 44,826 shares of Class A Common Stock owned by Mr. Scudder individually; (2) 3,085 shares of Class A Common Stock that may be received for DSUs; and (3) 2,446 shares of Class A Common Stock represented by restricted stock.

(5)
The amount shown includes: (1) 10,496 shares of Class A Common Stock owned by Mr. Norkus individually; (2) 11,351 shares of Class A Common Stock that may be received for DSUs; and (3) 2,516 shares of Class A Common Stock represented by restricted stock.

(6)
The amount shown includes: (1) 10,328 shares of Class A Common Stock owned by Mr. Bott individually; (2) 6,669 shares of Class A Common Stock that may be received for DSUs; and (3) 2,446 shares of Class A Common Stock represented by restricted stock.

(7)
The amount shown includes: (1) 5.468 shares of Class A Common Stock owned by Mr. Allert individually; (2) 8,305 shares of Class A Common Stock that may be received for DSUs; and (3) 2,516 shares of Class A Common Stock represented by restricted stock units that vest within 60 days.

(8)
The amount shown includes: (1) 4.543 shares of Class A Common Stock owned by Ms. Reese individually; (2) 8,962 shares of Class A Common Stock that may be received for DSUs; and (3) 2,516 shares of Class A Common Stock represented by restricted stock.

(9)
The amount shown includes: (1) 6,081 shares of Class A Common Stock owned by Mr. Neupaver individually; (2) 983 shares of Class A Common Stock that may be received for DSUs; and (3) 1,389 shares of Class A Common Stock represented by restricted stock.

(10)
The amount shown includes: (1) 2,589 shares of Class A Common Stock owned by Mr. Smith individually; (2) 3,518 shares of Class A Common Stock that may be received for DSUs; and (3) 1,389 shares of Class A Common Stock represented by restricted stock.

(11)
The amount shown includes: (1) 2,521 shares of Class A Common Stock owned by Mr. Pyne individually; (2) 2,910 shares of Class A Common Stock that may be received for DSUs; and (3) 1,389 shares of Class A Common Stock represented by restricted stock.

(12)
The amount shown includes: (1) 87,070 shares of Class A Common Stock owned by Mr. Walsh individually; (2) 75,525 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 17,146 shares of Class A Common Stock represented by restricted stock. The number of shares in the table includes 81,433 shares of Class A Common Stock held in a brokerage account pledged as collateral for a personal credit facility.

(13)
The amount shown includes: (1) 36,242 shares of Class A Common Stock owned by Mr. Gallagher individually; (2) 79,633 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 16,166 shares of Class A Common Stock represented by restricted stock.

(14)
The amount shown includes: (1) 49,552 shares of Class A Common Stock owned by Ms. Fergus jointly with her spouse; (2) 67,902 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 14,597 shares of Class A Common Stock represented by restricted stock.

(15)
The amount shown includes: (1) 15,633 shares of Class A Common Stock owned by Mr. Brown individually; (2) 71,520 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; and (3) 14,876 shares of Class A Common Stock represented by restricted stock.

(16)
See footnotes 2 through 15 to this table. The amounts shown include: (1) 693,067 shares of Class A Common Stock owned individually, by a spouse individually, jointly with a spouse or in a self-directed IRA, including 55,555 shares of Class A Common Stock which are held in trust; (2) 589,078 shares of Class A Common Stock that may be purchased pursuant to options exercisable within 60 days; (3) 1,872 shares of Class B Common Stock owned individually; (4) 143,926 shares of Class A Common Stock represented by restricted stock; (6) 2,516 shares of Class A Common Stock represented by restricted stock units that vest within 60 days; and (7) 64,750 shares of Class A Common Stock that may be received for DSUs.

(17)
The amounts shown include: (1) 14,436 shares of Class A Common Stock owned by Mr. Fuller individually; (2) 24,530 shares of Class A Common Stock held by two trusts one of which Mr. Fuller is the trustee and the other of which Mr. Fuller is the investment trustee; (3) 226 shares of Class A Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership; (4) 12,750 shares of Class A Common Stock are held in a non-profit organization of which Mr. Fuller and Mrs. Fuller have shared voting and dispositive power; (5) 596,072 shares of Class B Common Stock owned by Mr. Fuller individually; (6)  54,000 shares of Class B Common Stock held by three trusts of which Mr. Fuller is the trustee; and (7) 2,748 shares of Class B Common Stock held by Mr. Fuller’s wife, as to which shares Mr. Fuller disclaims beneficial ownership.

(18)
The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by FMR LLC (“FMR”) and Abigail P. Johnson with the SEC on February 13, 2018. According to their joint Schedule 13G/A filing, they have sole voting power with respect to 535,447 shares of Class A Common Stock and sole dispositive power with respect to 6,199,984 shares of Class A Common Stock.

(19)
The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) and certain affiliated entities with the SEC on February 8, 2018. According to their joint Schedule 13G/A, Wellington has shared voting power with respect to 4,761,751 shares of Class A Common Stock and shared dispositive power with respect to 5,582,492 shares of Class A Common Stock; Wellington Group Holdings LLP has shared voting power with respect 4,761,751 shares of Class A Common Stock and shared dispositive power with respect to 5,582,492 shares of Class A Common Stock; Wellington Investment Advisors Holdings LLP has shared voting power with respect to 4,761,751 shares of Class A Common Stock and shared dispositive power with respect to 5,582,492 shares of Class A Common Stock; and Wellington Management Company LLP has shared voting power with respect to 4,565,860 shares of Class A Common Stock and shared dispositive power with respect to 5,328,788 shares of Class A Common Stock.

(20)
The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2018. Vanguard has sole voting power with respect to 41,424 shares of Class A Common Stock, shared voting power with respect to 12,867 shares of Class A Common Stock, sole dispositive power with respect to 5,095,366 shares of Class A Common Stock and shared dispositive power with respect to 40,495 shares of Class A Common Stock.

(21)
The amount and percentage shown solely with respect to the Class A Common Stock and the information contained in this footnote are based on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2018. BlackRock has sole voting power with respect to 4,726,355 shares of Class A Common Stock and sole dispositive power with respect to 4,953,466 shares of Class A Common Stock.

PROPOSAL TWO:
ADOPTION OF OUR FOURTH AMENDED AND RESTATED
2004 OMNIBUS INCENTIVE PLAN
Background
Upon the recommendation of the Compensation Committee and subject to stockholder approval at the 2018 annual meeting of stockholders, the Board has adopted an amendment (the “Plan Amendment”) to the Company’s Omnibus Plan (1) to increase the number of shares of Class A Common Stock with respect to which Awards (as defined in the Omnibus Plan) may be granted under the Omnibus Plan by 1,000,000 shares, from 7,437,500 shares to 8,437,500 shares; (2) to re-set the term of the Omnibus Plan to expire with respect to the ability to grant new awards from March 30, 2025 to April 2, 2028; (3) to remove references to the ability to grant new awards meeting the "performance-based compensation exemption" under section 162(m) of the IRC as a result of the repeal of such exemption pursuant to the Tax Cuts and Jobs Act of 2017; and (4) to make related administrative changes to the Omnibus Plan. Capitalized terms used but not otherwise defined in this proposal shall have the meanings given such terms in the Omnibus Plan.
As of March 29, 2018, there were 1,080,422 shares of Class A Common Stock with respect to which future Awards may be granted under the Omnibus Plan. The last reported sale price of our Class A Common Stock as reported by the NYSE on the Record Date of March 29, 2018 was $70.79.
Number of Shares Subject to Plan—Share Usage Rate and Dilution
If the Plan Amendment is approved by our stockholders, there will be a total of 2,080,422 shares of Class A Common Stock with respect to which future Awards may be granted under our Fourth Amended and Restated 2004 Omnibus Incentive Plan, which includes the 1,080,422 shares of Class A Common Stock available under the Omnibus Plan plus the 1,000,000 additional shares that are included in the Plan Amendment.

•
Our average share usage rate, sometimes referred to as unadjusted burn rate, over the three years ended December 31, 2017 (calculated as equity-based awards granted under our equity compensation plan for the relevant year divided by average basic common shares outstanding for that year) was approximately 1%. Based on that average share usage rate, the 2,080,422 shares of Class A Common Stock with respect to which future Awards may be granted under our Plan Amendment, if approved by our stockholders, should enable us to continue to grant equity as a portion of employee and director compensation for the next three years.

•
The potential dilution (calculated as defined below) resulting from issuing all 2,080,422 shares authorized under the Plan Amendment, and taking into account outstanding awards, would be 6.2% on a fully-diluted basis.

The following table provides detail regarding the potential dilution resulting from the Plan Amendment as of the Record Date (March 29, 2018):

Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (2)	Shares of Class A Common Stock equivalents outstanding as of March 29, 2018	Dilution (3)
1,968,966	2,080,422	61,229,743	6.2%

(1)
Consists of the following grants outstanding under the Omnibus Plan: (a) 1,768,210 stock options, (b) 61,624 restricted stock unit awards, (c) 84,243 director deferred stock unit awards and (d) 54,889 PBRSU awards assuming maximum performance which may not be achieved. The following table relates to the 1,768,210 stock options outstanding as of March 29, 2018:

Weighted Average Exercise Price	Weighted Average Remaining Term
$76.13 per share	3.6 years

(2)	Represents shares available for issuance of 1,080,422 shares as of March 29, 2018 plus 1,000,000 shares that will be available for issuance under the Omnibus Plan if approved by stockholders.

(3)	Dilution is calculated by dividing the sum of (1) and (2) above by the sum of (1) and (2) above and the number of Shares of Class A Common Stock equivalents outstanding as of March 29, 2018.

Why Should You Vote to Approve the Plan Amendment?

•
We must continue to attract, retain and motivate our employees and directors. The ability to issue equity is fundamental to our compensation strategy. We must continue to use market relevant compensation to attract, retain and motivate our employees and directors.

•
We use equity compensation to align the interests of our employees and directors with stockholder interests. Equity compensation is a critical means of aligning the interests of our employees and directors with those of our stockholders. For example, our Executive Officers and other senior executives, whose equity is tied to the Company and other factors, including individual performance, are motivated under our current equity compensation plans to drive growth, profitability and success of the Company. Further, we expect the continued execution of the Company’s growth strategy and to the extent the Company makes additional acquisitions, there could be an increase in the number of employees that will receive equity compensation. The additional shares of Class A Common Stock proposed under the Plan Amendment will allow us to use equity compensation to align the interests of new employees with those of our stockholders. We believe our use of equity compensation, in part, has resulted in the long-term value we have created for our stockholders.

•
We would avoid increasing the cash-based component of our compensation program to substitute for equity awards. If the Plan Amendment is not approved, in order to remain competitive, we would likely be compelled to alter our compensation programs to increase the cash-based components, which would not provide the same benefits as equity and would limit cash available for other purposes, including the execution of the Company's growth strategy.

For the foregoing reasons, our Board of Directors unanimously recommends that stockholders vote FOR the adoption of our Fourth Amended and Restated 2004 Omnibus Incentive Plan.
When originally adopted and approved in April 2004, the Omnibus Plan was intended to replace our 1996 Stock Option Plan (“1996 Option Plan”), our Stock Option Plan for Outside Directors (“Directors’ Plan”) and our Deferred Stock Plan for Non-Employee Directors (“Deferred Stock Plan”). The original Omnibus Plan was amended by the Board on March 30, 2007 to increase the number of shares of Class A Common Stock, and became effective on May 30, 2007, the date of approval by our stockholders at the 2007 Annual Meeting of the Stockholders (the “Amended and Restated Omnibus Plan”). The Omnibus Plan was further amended by the Board on March 22, 2011, and the amended plan became effective on May 26, 2011, the date of approval by our stockholders at the 2011 Annual Meeting of the Stockholders (the “Second Amended and Restated Omnibus Plan”). The 2011 amendment and restatement (1) increased the number of shares of Class A Common Stock with respect to which Awards may be granted under the Omnibus Plan by 2,500,000 shares from 3,687,500 shares to 6,187,500 shares, (2) increased the maximum cash bonus award that could be paid during any calendar year from $2,000,000 to $5,000,000, (3) re-set the term of the Omnibus Plan to expire with respect to the ability to grant new awards on March 22, 2021, (4) deleted the sub-limit with respect to the ability to grant stock awards other than stock options and stock appreciation rights and (5) made certain other technical changes to the Omnibus Plan.
The Omnibus Plan was most recently amended by the Board on March 30, 2015, and the amended plan became effective on May 12, 2015, the date of approval by our stockholders at the 2015 Annual Meeting of Stockholders (the “Third Amended and Restated Omnibus Plan”).  The 2015 amendment and restatement (1) increased the number of shares of Class A Common Stock with respect to which Awards may be granted under the Omnibus Plan by 1,250,000 shares, from 6,187,500 shares to 7,437,500 shares; (2) re-set the term of the Omnibus Plan to expire with respect to the ability to grant new awards from March 22, 2021 to March 30, 2025; (3) established a maximum number of shares of Class A Common Stock subject to Awards granted during a single calendar year to any non-employee director; (4) eliminated the liberal share recycling provisions under the Omnibus Plan; and (5) made certain other technical changes to the Omnibus Plan.
A summary of the Fourth Amended and Restated Omnibus Plan, as proposed to be further amended, appears below. This summary is qualified in its entirety by reference to the text of the Fourth Amended and Restated 2004 Omnibus Incentive Plan, included as Annex I, which is marked to reflect the changes to the Omnibus Plan. You are urged to read the actual text of the Fourth Amended and Restated 2004 Omnibus Incentive Plan in its entirety.

Description of the Omnibus Plan
Administration
The Omnibus Plan is administered by the Compensation Committee of the Board, or such other committee as may be designated by the Board (the “Committee”), which consists of at least two individuals who are intended to qualify both as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. The Committee may allocate all or any portion of its responsibilities and powers under the Omnibus Plan to any one or more of its members, the Company’s CEO or other senior members of management as the Committee deems appropriate; however, only the Committee, or another committee consisting of two or more individuals who qualify both as “non-employee directors.”
The Committee has broad authority in its administration of the Omnibus Plan, including, but not limited to, the authority to interpret the Omnibus Plan; to establish rules and regulations for the operation and administration of the Omnibus Plan; to select the persons to receive Awards; to determine the type, number, terms, conditions, limitations and restrictions of Awards, including, without limitation, terms regarding vesting, exercisability and the effect of certain events, such as a change of control in the Company or the Participant’s death, disability, retirement or termination as a result of breach of agreement; to create additional forms of Awards consistent with the terms of the Omnibus Plan; and to take all other action it deems necessary or advisable to administer the Omnibus Plan.
To facilitate the granting of Awards to Participants who are employed or retained outside of the United States, the Committee is authorized to modify and amend the terms and conditions of an Award to accommodate differences in local law, policy or custom.
Shares Available and Maximum Awards
If the Plan Amendment is approved, a total of 2,080,422 shares of Class A Common Stock will be available for future grants of Awards under the Omnibus Plan. In addition, any shares of Class A Common Stock related to Awards under the Omnibus Plan (1) that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares of the payment of cash or other consideration in respect thereof, or (2) are exchanged for Awards not involving shares of Class A Common Stock, will become available again under the Omnibus Plan (see “Background”). The number of shares of Class A Common Stock available under the Omnibus Plan will be adjusted to reflect the occurrence of certain events described under “Adjustments Upon Certain Events” below. The shares of Class A Common Stock available for issuance under the Omnibus Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions.
Subject to the Committee’s authority to adjust Awards upon specified events described under “Adjustments Upon Certain Events” below, (1) the maximum Award granted or payable to any one Participant except for a Director under the Omnibus Plan for a calendar year will be 1,012,500 shares of Class A Common Stock or in the event the Award is paid in cash, $5,000,000 and (2) the maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Director, taken together with any cash fees paid to such Director, or the 25% premium associated with the deferral of fees, if applicable, shall not exceed $500,000 in total value (calculating the value of any such Award based on the grant date fair value of such Awards computed in accordance with ASC Topic 718).
The Committee has the exclusive power and authority, consistent with the provisions of the Omnibus Plan, to establish the terms and conditions of any Award and to waive any such terms or conditions as described under “Administration” above. Because the benefits conveyed under the Omnibus Plan will be at the discretion of the Committee, it is not possible to determine in advance what benefits Participants will receive under the Omnibus Plan.
Eligible Participants
Participants in the Omnibus Plan will be selected by the Committee from the employees, directors and consultants of the Company and its Subsidiaries. Participants may be selected and Awards may be made at any time during the ten-year period following the April 2, 2018 Board approval of the Omnibus Plan. As of April 9, 2018, approximately 245 employees (consisting of five Executive Officers and 240 other officers and employees) and 12 non-management directors were eligible to participate in the Omnibus Plan. The number of active engagements with consultants varies from time to time and the Committee has not historically made grants to these individuals under the Omnibus Plan. As of April 9, 2018, there were no participating consultants.
The selection of those persons within a particular class who will receive Awards is entirely within the discretion of the Committee. The Committee has not yet determined how many persons are likely to participate in the Omnibus Plan over time. The Committee intends, however, to grant most of the Omnibus Plan’s Awards to those persons who are in a position to have a significant direct impact on the growth, profitability and success of the Company.

Types of Awards
The Omnibus Plan authorizes the grant of stock options, stock appreciation rights, stock awards, restricted stock unit awards, performance units, and any other form of Award established by the Committee that is consistent with the Omnibus Plan’s purpose, or any combination of the foregoing. All Awards granted under the Omnibus Plan are evidenced by an Award Notice that specifies the type of Award granted, the number of shares of Class A Common Stock underlying the Award, if applicable, and all terms governing that Award.
Stock Options. The Committee may grant Awards in the form of stock options to purchase shares of Class A Common Stock, which stock options may be non-qualified or incentive stock options for federal income tax purposes. Stock options granted under the Omnibus Plan will vest and become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Any stock option granted in the form of an incentive stock option must satisfy the requirements of Section 422 of the IRC. The exercise price per share of Class A Common Stock for any stock option will not be less than 100% of the fair market value of a share of Class A Common Stock on the day that the stock option is granted. For the purposes of the Omnibus Plan, the fair market value means the closing price of the Common Stock on the New York Stock Exchange on the day the stock option is granted. In addition, the term of the stock option may not exceed ten years. The exercise price of any stock option granted pursuant to the Omnibus Plan may not be subsequently reduced by amendment, or cancellation and substitution, of such stock option or any other action of the Committee without stockholder approval, subject to the Committee’s authority to adjust Awards upon certain events described under “Adjustments Upon Certain Events” below. The type (incentive or non-qualified), vesting, exercise price and other terms of each stock option will be set forth in the Award Notice for such stock option.
A stock option may be exercised by paying the exercise price in cash or its equivalent, and/or, to the extent permitted by the Committee and applicable law, in shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or through the delivery of irrevocable instruments to a broker to sell the shares obtained upon the exercise of the stock option and to deliver to the Company an amount equal to the exercise price.
Stock Appreciation Rights (“SARs”). The Committee may grant Awards in the form of stock appreciation rights, either in tandem with a stock option ("Tandem SARs”) or independent of a stock option (“Freestanding SARs”). The exercise price of a stock appreciation right will be an amount determined by the Committee, but in no event will such amount be less than 100% of the fair market value of a share of Class A Common Stock on the date that the stock appreciation right is granted or, in the case of a Tandem SAR, the exercise price of the related stock option.
A Tandem SAR may be granted either at the time of grant of the related stock option or at any time thereafter during the term of the related stock option. A Tandem SAR will be exercisable to the extent its related stock option is exercisable. Each Tandem SAR will entitle the holder of such stock appreciation right to surrender the related stock option and to receive an amount equal to (1) the excess of (a) the fair market value on the exercise date of one share of Class A Common Stock over (b) the stock option price per share of Class A Common Stock, times (2) the number of shares of Class A Common Stock covered by the stock option which is surrendered. Upon the exercise of a stock option as to some or all of the shares of Class A Common Stock covered by such stock option, the related Tandem SAR will automatically be canceled to the extent of the number of shares of Class A Common Stock covered by the exercise of the stock option.
Each Freestanding SAR will entitle the holder of such stock appreciation right upon exercise to an amount equal to (1) the excess of (a) the fair market value on the exercise date of one share of Class A Common Stock over (b) the exercise price, times (2) the number of shares of Class A Common Stock covered by the Freestanding SAR and as to which the stock appreciation right is exercised.
The type (Tandem SAR or Freestanding SAR), exercise price, vesting and other terms of each stock appreciation right will be set forth in the Award Notice for such stock appreciation rights.
Payment of stock appreciation rights may be made in shares of Class A Common Stock or in cash, or partly in shares of Class A Common Stock and partly in cash, as determined by the Committee.

Other Stock Awards and Restricted Stock Unit Awards. The Committee may grant Awards in the form of Stock Awards (for either unrestricted or restricted shares of Class A Common Stock), Restricted Stock Unit Awards and other Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Class A Common Stock. Such other stock-based Awards will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Class A Common Stock (or the equivalent cash value of such shares of Class A Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. In addition, the Committee may choose, at the time of grant of a stock-based Award, or any time thereafter up to the time of the payment of such Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents on the shares of Class A Common Stock underlying such Award, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. The restrictions, conditions and other terms of each stock-based Award will be set forth in the Award Notice for such Award.
Performance Units. The Committee may grant Awards in the form of performance units, which are units valued by reference to designated criteria established by the Committee other than Class A Common Stock. Performance units will be in such form, and dependent on such conditions, as the Committee determines, including, without limitation, the right to receive a designated payment upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. The form, applicable conditions and other terms of each performance unit will be set forth in the Award Notice for such performance unit.
Payment Terms
Awards may be paid in cash, shares of Class A Common Stock, a combination of cash and shares of Class A Common Stock or in any other permissible form, as the Committee determines. Payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in shares of Class A Common Stock, restrictions on transfer of such shares and provisions regarding the forfeiture of such shares under specified circumstances.
At the discretion of the Committee, a Participant may defer payment of any Award, salary or bonus compensation, compensation for serving on the Company’s Board, dividend or dividend equivalent, or any portion thereof. If permitted by the Committee, a deferral must be made in accordance with any administrative guidelines established by the Committee for such purpose. Such deferred items may be credited with interest (at a rate determined by the Committee) or invested by the Company and, with respect to those deferred awards denominated in the form of Class A Common Stock, credited with dividends or dividend equivalents. All deferrals must be in compliance with Section 409A of the IRC.
The Company will be entitled to deduct from any payment to a Participant under the Omnibus Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to the Company such tax prior to and as a condition of the making of such payment. Subject to certain limitations, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding any shares of Class A Common Stock to be paid under such Award or by permitting the Participant to deliver to the Company shares of Class A Common Stock having a fair market value equal to the amount of such taxes.
Adjustments Upon Certain Events
In the event that there is a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Class A Common Stock or other corporate exchange, or any distribution to stockholders of Class A Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to the Company’s capital structure, the Omnibus Plan provides that the Committee will make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee deems equitable or appropriate in its sole discretion. Except for such adjustments, repricing of any stock options and/or stock appreciation rights by the Committee is prohibited unless such action is approved by our stockholders.

Termination and Amendment of Omnibus Plan
The Committee may suspend or terminate the Omnibus Plan at any time for any reason with or without prior notice. In addition, the Committee may amend the Omnibus Plan, provided that it may not, without stockholder approval, adopt any amendment if stockholder approval is required, necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchange on which the Company’s securities are listed. No amendment of the Omnibus Plan may materially and adversely affect the rights of a Participant under any outstanding Award.
Securities Act Registration
Shares of Class A Common Stock issuable under the Omnibus Plan will be registered with the SEC on Form S-8 as soon as practicable, subject to the stockholders’ approval of the Plan Amendment.

STOCK-BASED AWARDS PREVIOUSLY GRANTED UNDER THE OMNIBUS PLAN
Stock-Based Awards Previously Granted Under the Omnibus Plan
The following table sets forth the stock-based awards granted under the Omnibus Plan that were outstanding as of the Record Date (March 29, 2018).

Name and Principal Position	Outstanding Stock Options (#) (2)	Outstanding Restricted Stock and Restricted Stock Units (#) (3)	Outstanding Deferred Stock Units (#) (4)	Outstanding PBRSUs (#) (5)
John C. Hellmann	462,624	64,604	—	18,496
Chairman, President and Chief Executive Officer
Timothy J. Gallagher	125,714	16,166	—	5,094
Chief Financial Officer
David A. Brown	115,897	14,876	—	5,109
Chief Operating Officer
Allison M. Fergus	107,620	14,597	—	4,289
General Counsel and Secretary
Matthew O. Walsh	124,418	17,146	—	5,375
SVP, Corporate Development
Executive Group (1)	969,384	133,985	—	39,680
Non-Executive Director Group	—	19,536	84,243	—
Non-Executive Officer Employee Group	798,826	180,521	—	15,215

(1)	The Executive Group includes the total for the five Executive Officers above as well as our Chief Accounting Officer.

(2)
Exercises prices range from $57.12 to $103.10, with expiration dates ranging from March 31, 2018 to February 27, 2025. Vesting dates range from March 31, 2018 to February 28, 2021 for unvested stock options.

(3)	Vesting dates for restricted stock and restricted stock unit awards range from May 12, 2018 to February 28, 2021.

(4)	Represents DSU awards granted to all directors in lieu of cash payments for fees earned at 125%.

(5)
Represents the unvested PBRSUs earned in 2017 and the PBRSUs awarded in 2018. The number of shares of Class A Common Stock determined to have been earned underlying the February 26, 2017 grant of PBRSUs was based upon the satisfaction of certain financial performance criteria using the GVA methodology, with a payout performance multiplier of 77%. Performance-based PBRSU awards granted on February 28, 2018 are subject to performance-based vesting through December 31, 2018, with the payout performance multiplier (ranging from 0% to 200%) determined in accordance with the Company’s attainment of pre-determined financial performance targets established under the Company’s GVA methodology. The PBRSUs are also subject to time-based vesting over a three-year period, beginning on the first grant-date anniversary.

On March 29, 2018, the market value of the shares underlying outstanding stock options, restricted stock, restricted stock units and deferred stock units under the Omnibus Plan and the shares available for future issuance under the Omnibus Plan was $286.7 million. Market value does not correspond to the realizable value of the awards.
The Omnibus Plan allows for the issuance of up to 7,437,500 Class A common shares for awards, which include stock options, restricted stock and restricted stock units and any other form of award established by the Compensation Committee, in each case consistent with the Omnibus Plan’s purpose. Any shares of Common Stock related to awards that terminate by expiration, forfeiture or cancellation are deemed available for issuance or reissuance under the Omnibus Plan. In total, at March 29, 2018, there remained 1,080,422 shares of Class A Common Stock available for future issuance under the Omnibus Plan.
Tax Status of Omnibus Plan Awards
The following discussion of the federal income tax status of Awards under the Omnibus Plan, as proposed, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes, which are not described below.

Non-Qualified Stock Options. No income will be realized by a Participant at the time a non-qualified stock option is granted, and no deduction will be available to the Company at such time. When the non-qualified stock option is exercised, the Participant generally will realize taxable ordinary income in an amount equal to the excess of the fair market value of the shares of Class A Common Stock acquired from the exercise of such stock option over the exercise price, and the Company will receive a corresponding deduction at such time. If a non-qualified stock option is exercised by delivering shares of Class A Common Stock to the Company, the use of such shares of Class A Common Stock will not be considered a taxable disposition of such shares. Instead, (a) the number of shares of Class A Common Stock received from the exercise equal to the number of shares delivered will have the same basis and same holding period as the shares so delivered, (b) the Participant will realize taxable ordinary income in an amount equal to the fair market value of the additional shares of Class A Common Stock received from the exercise of such stock option, (c) the Participant will have a tax basis in the additional shares equal to their fair market value and the holding period of the additional shares will begin on the date that they are actually acquired and (d) the Company will receive a deduction at such time in the same amount as the taxable income realized by the Participant. In either case, the Company’s deduction will be subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”). The gain, if any, realized upon the subsequent disposition by the Participant of the shares of Class A Common Stock will constitute short- or long-term capital gain, depending on the Participant’s holding period.
Incentive Stock Options. No income will be realized by a Participant either at the time an incentive stock option is granted or upon the exercise thereof by the Participant (provided there is no sale), and no deduction will be available to the Company at such times. However, the difference between the exercise price and strike price on the date of exercise will be an “item of tax preference” that may give rise to “alternative minimum tax” liability at the time of exercise. If the Participant holds the shares of Class A Common Stock underlying the stock option for the greater of two years after the date the stock option was granted or one year after the acquisition of such shares of Class A Common Stock (the “required holding period”), then upon the disposition of such shares of Class A Common Stock, the Participant will realize a long-term capital gain or loss equal to the difference between the aggregate exercise price previously paid for the shares disposed and the proceeds received from such disposition; the Company will not be entitled to any deduction. If the shares of Class A Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, then the Participant will realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price previously paid for the shares and the lesser of the fair market value of the stock on the date of option exercise or the amount realized on the subsequent disposition of the shares, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”). Any remaining portion of taxable gain will constitute short- or long-term capital gain, depending on the Participant’s holding period.
Stock Appreciation Rights. No income will be realized by a Participant at the time a stock appreciation right is awarded, and no deduction will be available to the Company at such time. A Participant will realize ordinary income upon the exercise of the stock appreciation right in an amount equal to the fair market value of the shares of Class A Common Stock received by the Participant from such exercise, and the Company will be entitled to a corresponding deduction at such time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”).
Unrestricted Stock-Based Award. Upon the grant of an unrestricted stock-based Award, a Participant will realize taxable income equal to the fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”).
Restricted Stock-Based Award. Upon the grant of a restricted stock-based Award, no income will be realized by a Participant (unless a Participant timely makes an election to accelerate the recognition of the income to the date of grant), and the Company will not be allowed a deduction at that time; when the Award vests and is no longer subject to a substantial risk of forfeiture for income tax purposes, the Participant will realize taxable ordinary income in an amount equal to the fair market value at such time of the shares of Class A Common Stock received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. If a Participant does make a timely election to accelerate the recognition of income (a “Section 83(b) election”), then the Participant will recognize taxable ordinary income in an amount equal to the fair market value at the time of grant of the shares of Class A Common Stock to be received by the Participant under such Award (less the purchase price therefor, if any), and the Company will be entitled to a corresponding deduction at such time. Participants will only be eligible to make a Section 83(b) election on restricted stock-based awards that constitute an award of “property” within the meaning of Section 83 of the IRC (e.g., shares of restricted stock) as of the grant date. In each case, the Company’s deduction will be subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”).

Performance Units. A Participant receiving a performance unit will not recognize income, and the Company will not be allowed a tax deduction, at the time such Award is granted. When a Participant receives payment of a performance unit, the amount of the fair market value of any shares of Class A Common Stock received will be ordinary income to the Participant, and the Company will be entitled to a corresponding tax deduction at that time, subject to the limitations of Section 162(m) of the IRC, if applicable (see “Limitation on Income Tax Deduction”).
Effect of Deferral on Taxation of Awards. If the Committee permits a Participant to defer the receipt of payment of an Award and such Participant makes an effective election to defer the payment of the Award in accordance with the administrative guidelines established by the Committee, the Participant will not realize taxable income until the date the Participant becomes entitled to receive such payment pursuant to the terms of the deferral election, and the Company will not be entitled to a deduction until such time, assuming the deferral arrangement complies with Section 409A of the IRC. Any interest or dividends paid on, or capital gains resulting from, the investment by the Company of the amount deferred during the deferral period will be taxable to the Company in the year recognized. At the time the Participant becomes entitled to receive the deferred payment, the Participant will recognize taxable income in an amount equal to the actual payment to be received, including any interest or earnings credited on the amount deferred during the deferral period, and the Company will be entitled to a corresponding deduction for such amount at that time, subject to the limitations of Section 162(m) of the IRC, if applicable. Section 409A of the IRC generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% penalty tax (plus interest) on the employee or other service provider who is entitled to receive the deferred compensation.
Limitation on Income Tax Deduction
Pursuant to Section 162(m) of the IRC, the Company generally may not deduct compensation paid to a covered employee in any year in excess of $1 million. The Committee may grant Awards under the Omnibus Plan that will be subject to the limitations of Section 162(m) of the IRC depending on such covered employee’s total compensation in the applicable year or other considerations.
Notwithstanding the above, performance-based compensation awards granted under the Omnibus Plan prior to November 2, 2017 may be exempt from the deductibility limitations under IRC Section 162(m) if the award was granted and continues to be administered in accordance with the requirements for meeting the performance-based compensation exemption under IRC Section 162(m).

PROPOSAL THREE:
NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION
In response to the preference expressed by a majority of our stockholders at our 2017 Annual Meeting of Stockholders, the Company determined in May 2017 that it would hold a vote on the compensation of its named executive officers every year. Accordingly, pursuant to Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, we are including in these Proxy Materials a separate resolution subject to stockholder vote to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers as disclosed under pages 25 to 40 (a “say-on-pay” vote).
While the results of the vote are non-binding and advisory in nature, the Board and the Compensation Committee value the opinions of our stockholders and intend to carefully consider the results of this vote when making future compensation decisions for our named executive officers.
The language of the resolution is as follows:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the 2018 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosures.”
The executive compensation program for our named executive officers is based on the Company’s compensation philosophy, which seeks to reward safe operations that deliver both profitable annual results and long-term increases in stockholder value as reflected in the Company’s stock price. The Compensation Committee believes the compensation paid to each of our named executive officers is reasonable and that the structure of our executive compensation program, which more heavily weights executive compensation to reward the creation of long-term stockholder value rather than short-term financial performance, is appropriate.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy and drive shareholder value. In determining how to vote, stockholders should consider the Company’s record financial results and stock price performance over time, as well as the Company’s favorable pay practices. Highlights, which include the impact of acquisitions, are as follows:
Execution of the Company’s Safety Program
For the one year period ended December 31, 2017:

•
The Company’s worldwide operations completed 2017 with an employee injury-frequency rate (IFR) of 0.83 per 200,000 hours, a 12% decline in safety performance from 2016. Nonetheless, the Company’s operations remained three times safer than the U.S. short line average.

•	94 G&W railroads were injury-free.

•
The Company’s FRA-reportable derailments performance decreased slightly over 2016, but still significantly exceeded the target levels, which is indicative of the quality of our track maintenance programs and track infrastructure.

Execution of the Company’s Growth Strategy
In 2017, the Company completed a significant acquisition in our U.K./Europe geographic segment.

•
In the United Kingdom, we completed the previously announced £77.5 million (or $100.1 million) net of cash received of £20.2 million (or $26.1 million) acquisition of Pentalver Transport Limited from APM Terminals, a container storage and logistics business that complements our Freightliner intermodal franchise.

Company Financial Performance
For the one-year period ended December 31, 2017:

•	Total shareholder return was up 13%, which ranked at the 59th percentile of companies in our compensation and performance peer group.

•	Operating revenues in 2017 increased to $2.2 billion from $2.0 million in 2016.

•
Net cash provided by operating activities increased from $407.1 million in 2016 to $479.2 million in 2017. Adjusted free cash flow attributable to G&W increased from $241.5 million in 2016 to $250.2 million in 2017. Before investments in equipment and facilities to support new business, adjusted free cash flow attributable to G&W before new business investments and grant funded projects increased from $265.9 million in 2016 to $269.8 million in 2017.*

•	The Company’s stock price increased 13%, from $69.41 on December 31, 2016 to $78.43 on December 31, 2017.
Favorable Pay Practices

•	Nearly 79% of our CEO’s compensation is tied to Company and individual performance.

•
A significant portion of each Executive Officer’s compensation is based on performance as measured against pre-determined goals under the GVA methodology such as our after-tax operating profit (less a capital charge) and safety results (derived from ratios of the number of reportable injuries to man hours worked, as defined by the Federal Railroad Administration).

•
A significant portion of an Executive Officer’s compensation is tied to the Company’s stock performance. For example, in 2017, the CEO’s cash compensation (base salary and annual incentive compensation) and equity compensation (stock options, restricted stock and performance-based awards) represented 22% and 76%, respectively, of the CEO’s total compensation.

•	Our equity plans prohibit repricing and backdating and contain confidentiality and non-compete obligations that protect the Company and stockholders.

•	We minimize risk-taking incentives in our executive compensation programs by putting caps on the amounts that can be paid under our GVA methodology.
We believe that the information provided in this proxy statement demonstrates that our executive compensation program is designed appropriately to attract and retain talented executives and to align our executives’ interests with our stockholders’ interests.
The Board of Directors unanimously recommends a vote FOR approval of the compensation paid to our named executive officers.
----------------
*Adjusted free cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects are non-GAAP financial measures. For reconciliations of these non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” on pages 76 and 77 of this Proxy Statement.

PROPOSAL FOUR:
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
PwC served as our independent registered public accounting firm for our fiscal year ended December 31, 2017. In addition to the audit of the 2017 financial statements, the Audit Committee engaged PwC to perform certain other services for which it was paid fees. PwC has served as our independent registered public accounting firm since 2002. Our Audit Committee believes that the continued retention of PwC is in the best interests of the Company and its stockholders and has selected PwC as our independent registered public accounting firm for fiscal year 2018.
We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm for fiscal year 2018. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, it will be considered as guidance to the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
One or more representatives of PwC are expected to be present at the annual meeting and are expected to be available to respond to appropriate questions. In addition, the representatives will have the opportunity to make a statement if they so desire.
The Board of Directors unanimously recommends that stockholders vote FOR the ratification of PwC as the Company’s independent registered public accounting firm for its fiscal year 2018.
Principal Accountant Fees and Services
Aggregate fees for professional services rendered to us by PwC for the years ended December 31, 2016 and 2017 were:

	2016	2017
Audit Fees(1)	$3,307,000	$3,107,000
Audit-Related Fees(2)	309,750	141,750
Tax Fees	—	—
All Other Fees(3)	8,000	8,000
Total	$3,624,750	$3,256,750

(1)
Audit fees for the years ended December 31, 2016 and 2017 were for professional services rendered by PwC for the audits of the consolidated financial statements of the Company, including the audit of internal control over financial reporting, statutory audits and assistance with review of documents filed with the SEC. The decrease in audit fees for the year ended December 31, 2017 was primarily due to the incremental audit effort associated with the GRail and P&W acquisitions in 2016.

(2)
Audit-Related fees for the year ended December 31, 2016 were for audit, assurance and related services by PwC primarily related to the 2016 equity offering and the provision of accounting advice. Audit-Related fees for the year ended December 31, 2017 were for audit, assurance and related services by PwC primarily related to the pre-adoption effort of the new revenue accounting standard.

(3)	All other fees for the years ended December 31, 2016 and 2017 were for products and services provided by PwC related to a license agreement for accounting research software.
Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Audit Committee. Any other service to be provided by the independent registered public accounting firm requires specific pre-approval by the Audit Committee. The specific services provided by the independent registered public accounting firm and the dollar amounts of fees paid for such services are reported to the Audit Committee. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant pre-approvals subject to a dollar limitation. Any pre-approvals made by the Chair is summarized for the full Audit Committee at its next scheduled meeting.

PROPOSAL FIVE:
STOCKHOLDER PROPOSAL REQUESTING GREENHOUSE GAS EMISSION GOALS
The Company received a request from Calvert Research and Management (“Calvert”) to include in this Proxy Statement a proposal regarding the adoption of Company-wide goals for reducing greenhouse gas (“GHG”) emissions. Calvert represents that it is the beneficial owner of more than $2,000 in market value of the Company’s common stock and has held the stock continuously for over one year prior to submitting the proposal. Calvert’s address is 1825 Connecticut Ave NW, Suite 400, Washington, DC 20009. In accordance with SEC rules, the text of the stockholder proposal and supporting statement are printed below exactly as they were submitted to us.
All statements contained in the stockholder proposal and supporting statement are the sole responsibility of Calvert.
Stockholder Proposal and Supporting Statement From Calvert:
“RESOLVED:  Shareholders request that Genesee & Wyoming adopt time-bound, quantitative, company-wide goals for reducing greenhouse gas (GHG) emissions, taking into account the goals of the Paris Climate Agreement, and report at reasonable cost and omitting proprietary information, on its plans to achieve these goals.”
Supporting Statement From Calvert:
In December 2015, representatives of 195 countries adopted the Paris Climate Agreement, which specifies a goal to limit the increase in global temperatures.  To achieve this, climate scientists estimate greenhouse gas emissions need to be reduced by 55 percent by 2050 (relative to 2010 level).
Sixty-three percent of Fortune 100 companies have established targets that will lead to emissions reductions. Companies are making these commitments for a variety of reasons, including the potential to reduce energy costs, hedge against risks of volatile energy prices, strengthen the company’s reputation, appeal to stakeholders including employees, investors and customers, and reduce their environmental footprint.
The Task Force on Climate-Related Financial Disclosures (TCFD) highlights the importance of energy management and related disclosure to companies in rail transportation. The TCFD highlights the opportunities to use new technologies to address lower-emissions standards and increased fuel-efficiency requirements, including rail transport vehicles that run on alternative fuels. TCFD guidelines recommend that rail companies report on total fuel used and the percentage of renewable fuel.
Similarly, in its disclosure standards for Rail Transport Companies, the Sustainability Accounting Standards Board (SASB) has identified the environmental footprint of fuel use as a priority topic for disclosure, including a description of long-term and short-term strategy or plan to manage Scope 1 emissions, emissions reduction targets, and an analysis of performance against those targets.
Rail transportation produces air pollution including particulate matter, sulphur dioxide, nitrogen oxides, and volatile organic compounds. These pollutants negatively affect public health, imposing a cost on society. Financial data providers such as Trucost have developed metrics and publish reports that identify the financial impact of corporate environmental pollution.
Establishing goals to reduce greenhouse gas emissions can help to reduce the contribution Genesee & Wyoming makes to climate change and to other forms of air pollution.
While the Genesee & Wyoming website highlights energy efficiency initiatives and the company has an environment team, it has not established a publicly available target for greenhouse gas emissions reductions.

The Board of Directors is neither supporting nor opposing this proposal and makes no voting recommendation.
Required Vote and Recommendation of the Board
Upon receipt of the proposal set forth above, the Board considered the Company’s provision of safe and environmentally-responsible surface transportation and encouraged management to enhance the disclosure of the Company’s existing environmental initiatives. In their evaluation of the proposal, the Board also acknowledged that there are valid arguments in favor of, and in opposition to, setting specific goals for reducing greenhouse gas emissions. Consequently, the Board wants to use this proposal as an opportunity for stockholders to express their views on this subject without being influenced by any recommendation made by the Board. As such, the Board has considered the proposal set forth above and has determined to make no voting recommendation to stockholders.

The approval of this non-binding stockholder proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. You may vote “FOR”, “AGAINST” or “ABSTAIN” for this proposal. If no specific voting instructions are given for this proposal, proxies which are signed and returned will be voted “ABSTAIN” for this proposal. Abstentions will have the effect of a vote against the proposal, and broker non-votes will have no effect on this proposal.
Approval of this proposal will not, in itself, result in any changes to our greenhouse gas emission reduction goals. If our stockholders approve this proposal, the Board will carefully consider the sentiment expressed by our stockholders in determining the course of action that will be appropriate for our Company and our stockholders.

QUESTIONS AND ANSWERS ABOUT BOARD COMMUNICATIONS, COMPANY DOCUMENTS AND STOCKHOLDER PROPOSALS

HOW CAN I COMMUNICATE WITH THE BOARD?
Stockholders and other interested parties who would like to communicate directly with our Board, our non-management directors or any individual director may do so by writing to our Secretary at Genesee & Wyoming Inc., 20 West Avenue, Darien, Connecticut 06820, and specifying whether such communication is addressed to the attention of (1) the Board as a whole, (2) non-management directors as a group or (3) the name of the individual director, as applicable. Communications will be distributed to our Board, non-management directors as a group or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board has requested that certain items that are unrelated to its duties and responsibilities should be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and business solicitations or advertisements.
In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request. Any concerns relating to accounting, internal controls or auditing matters will be brought to the attention of our Audit Committee. In addition, for such matters, stockholders and other interested parties are encouraged to use our hotline, which is discussed below.

HOW CAN I ACCESS ELECTRONICALLY OR RECEIVE A COPY OF THE FORM 10-K?
Our Form 10-K is included in our Annual Report, which is being made available to the Company’s stockholders on the Internet at www.proxyvote.com on or around April 9, 2018.
You can also obtain, free of charge, a copy of our Form 10-K (including the financial statements and the financial statement schedules, if any) by:

•	accessing our Internet site at www.gwrr.com/investors;

•	writing to us at Genesee & Wyoming Inc., Corporate Communications, 20 West Avenue, Darien, Connecticut 06820; or

•	calling us at (203) 202-8900.
You can also obtain a copy of our Form 10-K and other periodic filings that we make with the SEC from the SEC’s EDGAR database at www.sec.gov.

HOW CAN I SUBMIT A PROPOSAL FOR THE 2018 ANNUAL MEETING?
Under the SEC’s rules and regulations, in order for any stockholder proposal to be included in our proxy statement to be issued in connection with our 2019 annual meeting, that proposal must be received by our Secretary at our executive office currently located at 20 West Avenue, Darien, Connecticut 06820, no later than December 10, 2018. If that proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the proxy card issued for that annual meeting. Pursuant to our by-laws, if
stockholders wish to submit director nominations or other

business proposals, including any stockholder proposals to be included in our proxy statement, at the 2019 annual meeting certain advanced notice procedures must be followed. Such procedures require that the stockholder give timely written notice to our Secretary. To be considered timely, such notice containing required information must be in writing and be delivered to our Secretary at our principal executive offices no earlier than February 12, 2019, and no later than March 14, 2019. Failure to deliver a proposal in accordance with this procedure may result in it not being timely received.

WHAT IS HOUSEHOLDING?
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single annual report and proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. While the Company does not household, a number of brokerage firms with account holders who are Company stockholders household proxy materials, delivering a single set of our Proxy Materials or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can request, and the Company will promptly deliver, a separate copy of the Proxy Materials or Notice by writing to our Secretary at our principal executive offices, which are located at 20 West Avenue, Darien, Connecticut 06820 or by calling (203) 202-8900.

REPORT OF THE AUDIT COMMITTEE
The duties and responsibilities of the Audit Committee are set forth in our Audit Committee Charter which can be found on our website at www.gwrr.com/governance. The Audit Committee has:

•
selected PwC as our independent registered public accounting firm to audit and report on our consolidated financial statements as of and for the year ended December 31, 2017 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017, based on the criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”);

•	reviewed and discussed our audited financial statements for 2017 with management and with PwC, our independent registered public accounting firm;

•
discussed with PwC, our independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, including the quality of the Company’s accounting principles, the reasonableness of management’s significant judgments and the clarity of disclosures in the financial statements; and

•
received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of:

•
the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements and other reports; and

•	PwC, which is engaged to audit and report on the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.
Audit Committee:
Ann N. Reese, Chairman
Richard H. Allert
Richard H. Bott
Albert J. Neupaver
Mark A. Scudder

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
This proxy statement contains references to the adjusted free cash flow measures of adjusted cash flow attributable to G&W and adjusted free cash flow attributable to G&W before new business investments and grant funded projects, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
Management views these non-GAAP financial measures as important financial measures of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the adjusted free cash flow measures include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.
These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measure. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.
The following table sets forth a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures (in millions):

	Twelve Months Ended December 31,
	2017	2016
Net cash provided by operating activities	$479.2	$407.1
Allocation of adjusted cash flow to noncontrolling interest(a)	(27.6)	—
Adjusted net cash provided by operating activities attributable to G&W	451.6	407.1
Purchase of property and equipment, net(b)	(201.4)	(165.6)
Adjusted free cash flow attributable to G&W	$250.2	$241.5
Net cash paid for new business investments(b)	8.6	26.1
Net cash paid for/(received from) grant funded projects(b)	11.0	(1.6)
Adjusted free cash flow attributable to G&W before new business investments and grant funded projects	$269.8	$265.9

(a)
Allocation of adjusted cash flow to noncontrolling interest (Macquarie Infrastructure and Real Assets’ (“MIRA”) 48.9% equity ownership of G&W Australia Holdings LP (“GWAHLP”) since December 1, 2016) is calculated as 48.9% of cash flow provided by operating activities of G&W’s Australian Operations, less net purchases of property and equipment of G&W’s Australian Operations. The timing and amount of actual distributions, if any, from GWA to G&W and MIRA made in any given period will vary and could differ materially from the amounts presented. There were no such distributions made for both the twelve months ended December 31, 2017 and 2016. G&W expressly disclaims any direct correlation between the allocation of adjusted cash flow to noncontrolling interest and actual distributions made in any given period.

(b)	See breakout below.

	Twelve Months Ended December 31, 2017
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	$(188.6)	$(8.7)	$(31.2)	$(228.5)
Grant proceeds from outside parties	—	0.1	20.2	20.2
Insurance proceeds for the replacement of assets	1.6	—	—	1.6
Proceeds from disposition of property and equipment	5.2	—	—	5.2
Purchase of property and equipment, net	$(181.8)	$(8.6)	$(11.0)	$(201.4)

	Twelve Months Ended December 31, 2016
	Core Capital(c)	New Business Investments	Grant Funded Projects(d)	Total
Purchase of property and equipment	$(159.0)	$(26.1)	$(34.5)	$(219.5)
Grant proceeds from outside parties	—	—	36.1	36.1
Insurance proceeds for the replacement of assets	15.2	—	—	15.2
Proceeds from disposition of property and equipment	2.7	—	—	2.7
Purchase of property and equipment, net	$(141.1)	$(26.1)	$1.6	$(165.6)

(c)
Core capital expenditures represents purchases of property and equipment as presented on the Statement of Cash Flows less grant proceeds from outside parties, insurance proceeds for the replacement of assets and proceeds from disposition of property and equipment, each of which as presented on the Statement of Cash Flows, less new business investments and grant funded projects.

(d)
Grant funded projects represents purchases of property and equipment for projects partially or entirely funded by outside parties, net of grant proceeds from outside parties as presented on the Statement of Cash Flows.

OTHER MATTERS
Our Board does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the proxyholders will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Allison M. Fergus
General Counsel and Secretary
Dated: April 9, 2018

GENESEE & WYOMING INC.
ATTN: SECRETARY
20 WEST AVENUE
DARIEN, CT 06820

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on May 22, 2018 (May 21, 2018 for participants of the Company's employee stock purchase plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT on May 22, 2018 (May 21, 2018 for participants of the Company's employee stock purchase plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Mailed proxy cards must be received no later than May 22, 2018 (May 21, 2018 for participants of the Company's employee stock purchase plan).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E42263-P05384

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GENESEE & WYOMING INC.

The Board of Directors recommends you vote FOR the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors for a Three-Year Term Expiring in 2021	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Ann N. Reese
02) Bruce J. Carter
03) Cynthia L. Hostetler

The Board of Directors recommends you vote FOR Proposals 2, 3 and 4:

The Board of Directors makes no recommendation on Proposal 5:

	For	Against	Abstain
5. Consider a non-binding stockholder proposal seeking the adoption of time-bound, quantitative, company-wide goals for reducing greenhouse gas emissions.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign and date. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E42264-P05384

GENESEE & WYOMING INC.

Annual Meeting of Stockholders to be held on Wednesday, May 23, 2018 10:00 A.M. EDT

This Proxy is solicited on behalf of the Board of Directors for the 2018 Annual Meeting of Stockholders

The undersigned hereby appoints ALFRED Q. RICOTTA and TIMOTHY J. GALLAGHER, and each of them, proxies for the undersigned, with power of substitution, to represent and vote as designated on the reverse side of this card all shares of Class A Common Stock and all shares of Class B Common Stock (if any) of GENESEE & WYOMING INC. (the "Company") held of record by the undersigned on March 29, 2018, at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Stamford Hotel, 700 East Main Street, Stamford, Connecticut 06901, on Wednesday, May 23, 2018 at 10:00 A.M. EDT, or at any adjournment or postponement thereof.

The undersigned acknowledges receipt of the Notice of Internet Availability of Proxy Materials and/or Proxy Statement and Annual Report describing more fully the proposals set forth herein.

This Proxy, when properly executed, will be voted as specified by the undersigned. This Proxy revokes any prior proxy given by the undersigned. **If the Proxy is signed but no direction is given, such Proxy will be voted FOR the election of the three nominees for director listed on the reverse side of this card, FOR Proposals 2, 3 and 4 and ABSTAIN for Proposal 5 and it will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.**

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE DATED AND SIGNED, ON THE OTHER SIDE)

ANNEX I

GENESEE & WYOMING INC.
~~THIRD~~ FOURTH AMENDED AND
RESTATED 2004 OMNIBUS
INCENTIVE PLAN

Effective ~~May 12, 201~~5_______, 2018

ARTICLE 1
PURPOSE AND TERM OF PLAN

Section 1.1 Purpose. The purpose of the Plan is to provide motivation to selected Employees, Directors and Consultants to put forth their efforts toward the continued growth, profitability, and success of the Company by providing incentives to such Employees, Directors and Consultants through the ownership and performance of Common Stock.

Section 1.2 Term. The Plan was initially approved by the Board on April 2, 2004, and became effective on May 12, 2004, the date of the approval by G&W’s stockholders at the 2004 Annual Meeting of the Stockholders. The Plan was amended by the Board on March 30, 2007, and became effective on May 30, 2007, the date of approval by the Company’s stockholders at the 2007 Annual Meeting of the Stockholders. The Plan was further amended by the Board on March 22, 2011 and became effective on May 26, 2011, the date of approval by the Company’s stockholders at the 2011 Annual Meeting of Stockholders. The Plan was further amended by the Board on March 30, 2015 and became effective on May 12, 2015, the date of approval by the Company’s stockholders at the 2015 Annual Meeting of Stockholders. The Plan was further amended by the Board on April 2, 2018 to increase the maximum number of shares of Common Stock available for grant of Awards under the Plan by 1,~~250~~000,000 from ~~6,187,500~~7,437,500 shares to ~~7,437,50~~08,437,500. This amendment will become effective upon the date of the approval by G&W’s stockholders at the ~~2015~~ 2018 Annual Meeting of the Stockholders. If stockholder approval of the amendment is not obtained at the ~~2015~~ 2018 Annual Meeting of the Stockholders, the Plan as last approved in May ~~2011~~ 2015 will remain in full force and effect.

Section 1.3 Successor Plan. This Plan shall serve as the successor to the Genesee & Wyoming Inc. 1996 Stock Option Plan, the Genesee & Wyoming Inc. Stock Option Plan for Outside Directors and the Genesee & Wyoming Deferred Stock Plan for Non-Employee Directors (the “Predecessor Plans”), and no further awards shall be made under the Predecessor Plans from and after the effective date of this Plan. All outstanding awards under the Predecessor Plans immediately prior to the effective date of this Plan are hereby incorporated into this Plan and shall accordingly be treated as outstanding awards under this Plan; provided, however, each such award shall continue to be governed solely by the terms and conditions of the instrument evidencing such award and interpreted under the terms of the respective Predecessor Plan, and, except as otherwise expressly provided herein, no provision of this Plan shall affect or otherwise modify the rights or obligations of holders of such incorporated awards with respect to their acquisition of shares of Common Stock, or otherwise modify the rights or the obligations of the holders of such awards. Any shares of Common Stock reserved for issuance under the Predecessor Plans in excess of the number of shares as to which awards have been awarded thereunder, plus any such shares as to which awards granted under the Predecessor Plans may lapse, expire, terminate or be cancelled, shall be deemed available for issuance or reissuance under Section 6.1 of the Plan.

ARTICLE 2
DEFINITIONS

In any necessary construction of a provision of this Plan, the masculine gender may include the feminine, and the singular may include the plural, and vice versa.

Section 2.1 “Award” means any form of stock option, stock appreciation right, Stock Award, Restricted Stock Unit, performance unit, ~~Performance Award,~~ or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

Section 2.2 “Award Notice” means the document establishing the terms, conditions, restrictions, and/or limitations of an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers. The Committee will establish the form of the document in the exercise of its sole and absolute discretion.

Section 2.3 “Board” means the Board of Directors of G&W.

Section 2.4 “CEO” means the Chief Executive Officer of G&W.
Section 2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the regulations thereunder and any successor provisions and the regulations thereto.

Section 2.6 “Committee” means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided that the Committee shall consist of two or more Directors, all of whom are both a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act. ~~and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code.~~

Section 2.7 “Common Stock” means the Class A Common Stock, par value $.01 per share, of G&W.

Section 2.8 “Company” means G&W and its Subsidiaries.

Section 2.9 “Consultants” means the consultants, advisors and independent contractors retained by the Company.

Section 2.10 “Covered Employee” means an Employee who is a “covered employee” within the meaning of Section 162(m) of the Code.~~[Intentionally Omitted]~~
Section 2.11 “Director” means a non-Employee member of the Board.

Section 2.12 “Effective Date” means the date an Award is determined to be effective by the Committee upon its grant of such Award, which date shall be set forth in the applicable Award Notice.

Section 2.13 “Employee” means any person employed by the Company on a full or part-time basis.

Section 2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the rules thereunder and any successor provisions and the rules thereto.

Section 2.15 “Fair Market Value” means the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, and the closing price shall be the last reported sale price regular way on such date (or, if no sale takes place on such date, the last reported sale price regular way on the next preceding date on which such sale took place), as reported by such exchange. If the Common Stock is not then so listed or admitted to trading on a national securities exchange, then Fair Market Value shall be the closing price (the last reported sale price regular way) of the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), if the closing price of the Common Stock is then reported by NASDAQ. If the Common Stock closing price is not then reported by NASDAQ, then Fair Market Value shall be the mean between the representative closing bid and closing asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ. If the Common Stock bid and asked prices are not then reported by NASDAQ, then Fair Market Value shall be the quote furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by G&W for that purpose. If no member of the National Association of Securities Dealers, Inc. then furnishes quotes with respect to the Common Stock, then Fair Market Value shall be the value determined by the Committee in good faith.

Section 2.16 “G&W” means Genesee & Wyoming Inc.

~~Section 2.17 “Negative Discretion” means the discretion authorized by the Plan to be applied by the      Committee in determining the size of a Performance Award for a Performance Period if, in the Committee’s sole judgment, such application is appropriate. Negative Discretion may only be used by the Committee to eliminate or reduce the size of a Performance Award. In no event shall any discretionary authority granted to the Committee by the Plan, including, but not limited to Negative Discretion, be used to: (a) grant Performance Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained under the applicable Performance Formula; or (b) increase a Performance Award above the maximum amount payable under Section 6.3 of the Plan.~~

Section 2.~~18~~ 17 “Participant” means either an Employee, Director or Consultant to whom an Award has been granted under the Plan.

~~Section 2.19 “Performance Awards” means the Stock Awards and performance units granted pursuant to      Article 7. Performance Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.performance metrics established by the Compensation Committee.~~

~~Section 2.20 “Performance Criteria” means the one or more criteria that the Committee shall select for      purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) shall be limited to the following: (a) economic value added models; (b) operating ratio, (c) cost reduction (or limits on cost increases), (d) debt to capitalization, (e) debt to equity, (f) earnings, (g) earnings before interest and taxes, (h) earnings before interest, taxes, depreciation and amortization, (i) earnings before interest, taxes, depreciation, amortization and operating leases, (j) earnings per share, (k) net income, (l) operating income, (m) increase in total revenue, (n) net sales, (o) return on assets, (p) return on capital employed, (q) return on equity, (r) return on stockholders’ equity or total stockholders’ return, (s) gross margin or operating margin, (t) net profit, (u) operating profits, (v) profits before tax, (w) ratio of operating earnings to capital spending, (x) free cash flow, (y) return on assets, (z) equity or stockholders’ equity, (aa) Common Stock price per share, (ab) the number of reported injuries, derailments or other accidents, as defined and required by the Federal Railroad Administration (or such successor entity thereto) in absolute numbers or in the ratio thereof to miles of track, employees, hours worked or other similar measurements, (ac) attainment of strategic or operational initiatives, (ad) book value; or (ae) any combination of the foregoing, which, in each case, may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof.~~

~~Section 2.21 “Performance Formula” means, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Goal(s) to determine, with regards to the Award of a particular Participant, whether all, some portion but less than all, or none of the Award has been earned for the Performance Period.~~

~~Section 2.22 “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Any Performance Goal shall be established in a manner such that a third party having knowledge of the relevant performance results could calculate the amount to be paid to the Participant. For any Performance Period, the Committee is authorized at any time during the initial time period permitted by Section 162(m) of the Code, in its sole and absolute discretion, to provide for the adjustment or modification of the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; and (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant.~~

~~Section 2.23 “Performance Period” means the one or more periods of time, which may be of varying and      overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.~~

Section 2.~~24~~ 18 “Plan” means this ~~Third~~ Fourth Amended and Restated 2004 Omnibus Incentive Plan, as amended from time to time.

Section 2.~~25~~ 19 “Restricted Stock Unit Award” means an Award granted pursuant to Article 11 in the form of a right to receive shares of Common Stock on a future date.

Section 2.~~26~~ 20 “Stock Award” means an award granted pursuant to Article 10 in the form of shares of Common Stock, restricted shares of Common Stock, and/or units of Common Stock.

Section 2.~~27~~ 21 “Subsidiary” means a corporation or other business entity in which G&W directly or indirectly has an ownership interest of 20 percent or more, except that with respect to incentive stock options, “Subsidiary” shall mean “subsidiary corporation” as defined in Section 424(f) of the Code.

ARTICLE 3
ELIGIBILITY

Section 3.1 In General. Subject to Section 3.2 and Article 4, all Employees, Directors and Consultants are eligible to participate in the Plan. The Committee may select, from time to time, Participants from those Employees, Directors and Consultants.

Section 3.2 Incentive Stock Options. Only Employees shall be eligible to receive “incentive stock options” (within the meaning of Section 422 of the Code).

ARTICLE 4
PLANADMINISTRATION

Section 4.1 Responsibility. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms.

Section 4.2 Authority of the Committee. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to:

(a)determine eligibility for participation in the Plan;

(b)select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of the Awards, including, but not by way of limitation, restrictions on the transferability of Awards and conditions with respect to continued employment, performance criteria, confidentiality and non-competition;

(c)interpret the Plan;

(d)construe any ambiguous provision, correct any default, supply any omission, and reconcile any inconsistency of the Plan;

(e)issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(f)make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper;

(g)to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(h)promulgate rules and regulations regarding treatment of Awards of a Participant under the Plan in the event of such Participant’s death, disability, retirement, termination from the Company or breach of agreement by the Participant, or in the event of a change of control of G&W;

(i)accelerate the vesting, exercise, or payment of an Award or the ~~p~~Performance ~~P~~period of an Award when such action or actions would be in the best interest of the Company;

(j)establish such other types of Awards, besides those specifically enumerated in Article 5 hereof, which the Committee determines are consistent with the Plan’s purpose;

(k)subject to Section 4.3, grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company;

(l)establish and administer the ~~p~~Performance ~~g~~Goals with respect to Awards and certify whether, and to what extent, they have been attained;

(m)determine the terms and provisions of any agreements entered into hereunder;

(n)take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan; and

(o)make all other determinations it deems necessary or advisable for the administration of the Plan, including factual determinations.

The decisions of the Committee and its actions with respect to the Plan shall be final, binding and conclusive upon all persons having or claiming to have any right or interest in or under the Plan.

Section 4.3 Option Repricing. Except for adjustments pursuant to Section 6.2, the Committee shall not reprice any stock options and/or stock appreciation rights unless such action is approved by the G&W’s stockholders. For purposes of the Plan, the term “reprice” shall mean the reduction, directly or indirectly, in the per-share exercise price of an outstanding stock option(s) and/or stock appreciation right(s) issued under the Plan by amendment, cancellation or substitution.

Section 4.4 Section 162(m) of the Code. With regards to Awards issued to Covered Employees that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code (based on the “grandfathering” rules applicable under Section 162(m) of the Code), the Plan shall, for all purposes, be interpreted, administered and construed with respect to such Awards in a manner intended to qualify for such ~~the manner that would result in such interpretation or construction satisfying the~~ exemption~~s available~~ under Section 162(m) of the Code.~~.[Intentionally Omitted]~~

Section 4.5 Action by the Committee. Except as otherwise provided by Section 4.6, the Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee.

Section 4.6 Allocation and Delegation of Authority. The Committee may allocate all or any portion of its responsibilities and powers under the Plan to any one or more of its members, the CEO or other senior members of management as the Committee deems appropriate and may delegate all or any part of its responsibilities and powers to any such person or persons, provided that any such allocation or delegation be in writing; provided, however, that only the Committee, or other committee consisting of two or more Directors, all of whom are both a “Non- Employee Director” within the meaning of Rule 16b-3 under the Exchange Act ~~and an “outside director” within the meaning of the definition of such term as contained in Proposed Treasury Regulation Section 1.162-27(e)(3), or any successor definition adopted under Section 162(m) of the Code,~~ may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act ~~or are Covered Employees~~. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

ARTICLE 5
FORM OF AWARDS

Section 5.1 In General. Awards may, at the Committee’s sole discretion, be paid in the form of ~~Performance Awards pursuant to Article 7,~~ stock options pursuant to Article 8, stock appreciation rights pursuant to Article 9, Stock Awards pursuant to Article 10, Restricted Stock Unit Awards pursuant to Article 11, performance units pursuant to Article 12, any form established by the Committee pursuant to Section 4.2(j), or a combination thereof. Each Award shall be subject to the terms, conditions, restrictions and limitations of the Plan and the Award Notice for such Award. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single Award Notice. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

Section 5.2 Foreign Jurisdictions.

(a)Special Terms. In order to facilitate the making of any Award to Participants who are employed or retained by the Company outside the United States as Employees, Directors or Consultants (or who are foreign nationals temporarily within the United States) ~~and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code~~, the Committee may provide for such modifications and additional terms and conditions (“Special Terms”) in Awards as the Committee may consider necessary or appropriate to accommodate differences in local law, policy or custom or to facilitate administration of the Plan. The Special Terms may provide that the grant of an Award is subject to (1) applicable governmental or regulatory approval or other compliance with local legal requirements and/or (2) the execution by the Participant of a written instrument in the form specified by the Committee, and that in the event such conditions are not satisfied, the grant shall be void. The Special Terms may also provide that an Award shall become exercisable or redeemable, as the case may be, if an Employee’s employment or Director or Consultant’s relationship with the Company ends as a result of workforce reduction, realignment or similar measure and the Committee may designate a person or persons to make such determination for a location. The Committee may adopt or approve sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for purposes of implementing any Special Terms, without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such sub-plans, appendices or supplements to, or amendments, restatements, or alternative versions of, the Plan shall: (a) increase the limitations contained in Section 6.3; (b) increase the number of available shares under Section 6.1; or (c) cause the Plan to cease to satisfy any conditions of Rule 16b-3 under the Exchange Act.

(b) Currency Effects. Unless otherwise specifically determined by the Committee, all Awards and payments pursuant to such Awards shall be determined in U.S. currency. The Committee shall determine, in its discretion, whether and to the extent any payments made pursuant to an Award shall be made in local currency, as opposed to U.S. dollars. In the event payments are made in local currency, the Committee may determine, in its discretion and without liability to any Participant, the method and rate of converting the payment into local currency.

ARTICLE 6
SHARES SUBJECT TO PLAN

Section 6.1 Available Shares. The maximum number of shares of Common Stock which shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed ~~7~~8,437,500 (plus any shares of Common Stock which are or become available under Section 1.3, which shares shall also be available for grant of Awards under the Plan). Such amount shall be subject to adjustment as provided in Section 6.2. Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or the payment of cash or other consideration in respect thereof, or are exchanged with the Committee’s permission for Awards not involving Common Stock, shall be available again for grant under the Plan. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares, including shares purchased in open market or private transactions. For the purpose of computing the total number of shares of Common Stock granted under the Plan, where one or more types of Awards, both of which are payable in shares of Common Stock, are granted in tandem with each other, such that the exercise of one type of Award with respect to a number of shares cancels an equal number of shares of the other, the number of shares granted under both Awards shall be deemed to be equivalent to the number of shares under one of the Awards.

Section 6.2 Adjustment Upon Certain Events. In the event that there is, with respect to G&W, a stock dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, combination or transaction or exchange of Common Stock or other corporate exchange, or any distribution to stockholders of Common Stock or other property or securities or any extraordinary cash dividends (other than regular cash dividends) or any transaction similar to the foregoing or other transaction that results in a change to G&W’s capital structure, then the Committee shall make substitutions and/or adjustments to the maximum number of shares available for issuance under the Plan, the maximum Award payable under Section 6.3, the number of shares to be issued pursuant outstanding Awards, the option prices, exercise prices or purchase prices of outstanding Awards and/or any other affected terms of an Award or the Plan as the Committee, in its sole discretion and without liability to any person, deems equitable or appropriate. Unless the Committee determines otherwise, in no event shall the Award of any Participant that is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code be adjusted pursuant to this Section 6.2 to the extent such adjustment would cause such Award to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

Section 6.3 Maximum Award Payable. Subject to Section 6.2, and notwithstanding any provision contained in the Plan to the contrary, (i) the maximum Award payable (or granted, if applicable) to any one Participant except for a Director under the Plan for a calendar year is 1,012,500 shares of Common Stock or, in the event the Award is paid in cash, $5,000,000; and (ii) the maximum number of shares of Common Stock subject to Awards granted during a single calendar year to any Director, taken together with any cash fees paid to such Director, or a current or deferred basis (inclusive of any premium associated with the deferral of fees, if applicable) shall not exceed $500,000 in total value (calculating the value of any such Award based on the grant date fair value of such Awards computed in accordance with ASC Topic 718).

ARTICLE 7
~~PERFORMANCE AWARDS~~RESERVED

~~Section 7.1 Purpose. For purposes of Performance Awards issued to Employees, Directors and Consultants      which are intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the provisions of this Article 7 shall apply in addition to and, where necessary, in lieu of the provisions of Article 10, Article 11 and Article 12. The purpose of this Article is to provide the Committee the ability to qualify the Stock Awards authorized under Article 10, the Restricted Stock Unit Awards authorized under Article 11 and the performance units under Article 12 as “performance-based compensation” under Section 162(m) of the Code. The provisions of this Article 7 shall control over any contrary provision contained in Article 10, Article 11 or Article 12.~~

~~Section 7.2 Eligibility. For each Performance Period, the Committee will, in its sole discretion, designate within the initial period allowed under Section 162(m) of the Code, which Employees, Directors and Consultants will be Participants for such period. However, designation of an Employee, Director or Consultant as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. The determination as to whether or not such Participant becomes entitled to an Award for such Performance Period shall be decided solely in accordance with the provisions of this Article 7. Moreover, designation of an Employee, Director or Consultant as a Participant for a particular Performance Period shall not require designation of such Employee, Director or Consultant as a Participant in any subsequent Performance Period and designation of one Employee, Director or Consultant as a Participant shall not require designation of any other Employee, Director or Consultant as a Participant in such period or in any other period.~~

~~Section 7.3 Discretion of Committee with Respect to Performance Awards. The Committee shall have the authority to determine which Covered Employees or other Employees, Directors or Consultants shall be Participants of a Performance Award. With regards to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s), whether the Performance Goal(s) is(are) to apply to the Company or any one or more subunits thereof and the Performance Formula. For each Performance Period, with regards to the Performance Awards to be issued for such period, the Committee will, within the initial period allowed under Section 162(m) of the Code, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence of this Section 7.3 and record the same in writing.~~

~~Section 7.4 Payment of Performance Awards.~~

(a)~~Condition to Receipt of Performance Award. Unless otherwise provided in the relevant Award Notice, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period.~~

(b)~~Limitation. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Goals for such period are achieved; and (2) and the Performance Formula as applied against such Performance Goals determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.~~

(c)~~Certification. Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, shall apply Negative Discretion, if and when it deems appropriate.~~

(d)~~Negative Discretion. In determining the actual size of an individual Performance Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Award earned under the Performance Formula for the Performance Period through the use of Negative Discretion, if in its sole judgment, such reduction or elimination is appropriate.~~

(e)~~Timing of Award Payments. The Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7.4(c).~~
ARTICLE 8
STOCK OPTIONS

Section 8.1 In General. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. ~~All Awards under the Plan issued to Covered Employees in the form of non-qualified stock options shall qualify as “performance-based compensation” under Section 162(m) of the Code.~~

Section 8.2 Terms and Conditions of Stock Options. An option shall be exercisable in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a stock option shall be not less than 100 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the option’s grant. In addition, the term of a stock option may not exceed ten years.

Section 8.3 Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to the terms and conditions of Section 8.2, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000 (or such other limit as may be required by Section 422 of the Code).

Section 8.4 Exercise. Upon exercise, the option price of a stock option may be paid in cash, or, to the extent permitted by the Committee, through net settlement in shares or through tendering, by either actual delivery of shares or by attestation, shares of Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option. Stock options awarded under the Plan may also be exercised by way of a broker-assisted stock option exercise program, if any, provided such program is available at the time of the option’s exercise. Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the exercise price of a stock option using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in accounting treatment to the Company under generally accepted accounting principles that the Committee reasonably determines is adverse to the Company.

ARTICLE 9
STOCK APPRECIATION RIGHTS

Section 9.1 In General. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs entitle the Participant to receive a payment equal to the appreciation in a stated number of shares of Common Stock from the exercise price to the Fair Market Value of the Common Stock on the date of exercise. The “exercise price” for a particular SAR shall be defined in the Award Notice for that SAR. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan (“Tandem SARs”), or may be granted separately (“Freestanding SARs”). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. ~~All Awards under the Plan issued to Covered Employees in the form of a SAR shall qualify as “performance-based compensation” under Section 162(m) of the Code.~~

Section 9.2 Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than the Fair Market Value of the Common Stock, as determined by the Committee, on the Effective Date of the Tandem SAR’s grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise. Moreover, all Tandem SARs shall expire not later than ten years from the Effective Date of the SAR’s grant.

Section 9.3 Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable or automatically mature in accordance with such terms and conditions and at such times and during such periods as may be determined by the Committee. The exercise price of a Freestanding SAR shall be not less than 100 percent of the Fair Market Value of the Common Stock on the Effective Date of the Freestanding SAR’s grant. Moreover, all Freestanding SARs shall expire not later than ten years from the Effective Date of the Freestanding SAR’s grant.

Section 9.4 Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

Section 9.5 Payment. Unless otherwise provided in an Award Notice, an SAR may be paid in cash, Common Stock or any combination thereof, as determined by the Committee, in its sole and absolute discretion, at the time that the SAR is exercised.

ARTICLE 10
STOCK AWARDS

Section 10.1 Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 10.2 Performance Criteria. For Stock Awards conditioned, restricted and/or limited based on performance criteria, the length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

Section 10.3 Rights as Stockholders. During the period in which any restricted shares of Common Stock are subject to any restrictions, the Committee may, in its sole discretion, deny a Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

Section 10.4 Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates, with such restrictive legends and/or stop transfer instructions as the Committee deems appropriate.

ARTICLE 11
RESTRICTED STOCK UNIT AWARDS

Section 11.1 Grants. Awards may be granted in the form of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

Section 11.2 Rights as Stockholders. Until the shares of Common Stock to be received upon the vesting of such Restricted Stock Unit Award are actually received by a Participant, the Participant shall have no rights as a stockholder with respect to such shares.

Section 11.3 Evidence of Award. A Restricted Stock Unit Award granted under the Plan may be recorded on the books and records of G&W in such manner as the Committee deems appropriate.

ARTICLE 12
PERFORMANCE UNITS

Section 12.1 Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to units valued by reference to designated criteria established by the Committee, other than Common Stock.

Section 12.2 Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period ~~(subject to any applicable limitations under Section 162(m) of the Code)~~, in order to take into consideration any unforeseen events or changes in circumstances.

ARTICLE 13
PAYMENT OF AWARDS

Section 13.1 Payment. Absent a Plan or Award Notice provision to the contrary, payment of Awards may, at the discretion of the Committee, be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions; provided, however, such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan.

Section 13.2 Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to G&W, shares of Common Stock having a Fair Market Value equal to the minimum amount of such required withholding taxes (or, to the extent permitted by the Committee, such greater amount reflecting the Participant’s actual taxes on such Award). Notwithstanding the foregoing or the provision of any Award Notice, a Participant may not pay the amount of taxes required by law to be withheld using shares of Common Stock if, in the opinion of counsel to the Company, there is a substantial likelihood that the use of such form of payment would result in adverse accounting treatment to the Company under generally accepted accounting principles.

ARTICLE 14
DIVIDEND AND DIVIDEND EQUIVALENTS

If an Award is granted in the form of a Stock Award or stock option, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish; provided that no dividend or dividend equivalents shall be paid on unvested ~~p~~Performance-vesting Awards before such awards vest. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time(s) as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with Stock Awards, be credited as additional Stock Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

ARTICLE 15
DEFERRAL OF AWARDS

Subject to Section 16.8, at the discretion of the Committee, payment of any Award; salary or bonus compensation; or Company board compensation; dividend or dividend equivalent, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee for such purpose, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee, or invested by the Company, and, with respect to those deferred Awards denominated in the form of Common Stock, credited with dividends or dividend equivalents.

ARTICLE 16
MISCELLANEOUS

Section 16.1 Nonassignability. Except as otherwise provided in an Award Notice, no Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment or pledge, nor shall any Award be payable to or exercisable by anyone other than the Participant to whom it was granted.

Section 16.2 Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, G&W shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (i) the obtaining of any approval from any governmental agency which G&W shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (iii) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which G&W shall, in its sole discretion, determine to be necessary or advisable.

Section 16.3 No Right to Continued Employment or Grants. Participation in the Plan shall not give any Participant the right to remain in the employ or other service of the Company. The Company reserves the right to terminate the employment or other service of a Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or any other individual any right to be selected as a Participant or to be granted an Award. In addition, no Employee, Director or any other individual having been selected for an Award, shall have at any time the right to receive any additional Awards.

Section 16.4 Amendment/Termination. The Committee may suspend or terminate the Plan at any time for any reason with or without prior notice. In addition, the Committee may, from time to time for any reason and with or without prior notice, amend the Plan in any manner, but may not without stockholder approval adopt any amendment which would require the vote of the stockholders of G&W if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws or regulations, including, but not limited to, the listing requirements of the stock exchanges on which the securities of G&W are listed. Notwithstanding the foregoing, without the consent of a Participant (except as otherwise provided in Section 6.2), no amendment may materially and adversely affect any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan. No Awards shall be granted under the Plan after ~~March 30, 2025~~April 2, 2028, but Awards theretofore granted may extend beyond that date.

This Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (a) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (b) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

Section 16.5 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

Section 16.6 No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

Section 16.7 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

Section 16.8 Section 409A. Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 16.8 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 16.8.

Section 16.9 Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

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